 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1998

                                                REGISTRATION NO. 333-56603

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                              POST-EFFECTIVE

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                          UNITED ROAD SERVICES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
        DELAWARE                      7549                 94-3278455
    (STATE OR OTHER            (PRIMARY STANDARD        (I.R.S. EMPLOYER
    JURISDICTION OF                INDUSTRIAL         IDENTIFICATION NO.)
    INCORPORATION OR          CLASSIFICATION CODE
     ORGANIZATION)                  NUMBER)
                               8 AUTOMATION LANE
                            ALBANY, NEW YORK 12205
                                (518) 446-0140

  (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               EDWARD T. SHEEHAN

                               CHAIRMAN AND CHIEF
                               EXECUTIVE OFFICER
                             UNITED ROAD SERVICES,
                                   INC.
                               8 AUTOMATION LANE
                            ALBANY, NEW YORK 12205
                                (518) 446-0140
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:
                             KAREN A. DEWIS, ESQ.
                            MCDERMOTT, WILL & EMERY
                             600 13TH STREET, N.W.
                          WASHINGTON, D.C. 20005-3096
                                (202) 756-8000

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

PROSPECTUS

                             5,000,000 SHARES

[LOGO]                    UNITED ROAD SERVICES, INC.

                                  COMMON STOCK

This is an offering of shares of Common Stock of United Road Services, Inc. We may offer and issue the shares of Common Stock covered by this prospectus from time to time in connection with our acquisitions of other businesses or shares may be issued upon exercise or conversion of warrants, options, convertible notes or other similar instruments that we assume or acquire in connection with any such acquisitions. This prospectus may also be used, with our prior consent, by persons who have received shares in connection with acquisitions and who wish to offer and sell such shares under circumstances requiring the use of this prospectus or making such use desirable.

The Nasdaq National Market lists our Common Stock under the symbol "URSI". On October 29, 1998, the last reported sale price of the Common Stock was $14 per share.

INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                               ----------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is      , 1998

You should rely only on the information contained in this document or other documents that we have referred you to. We have not authorized anyone to provide you with information that is different.

                               ----------------

                               TABLE OF CONTENTS

                               ----------------

       Available Information...............................................  ii
       Prospectus Summary..................................................   1
       Risk Factors........................................................   4
       Securities Covered by this Prospectus...............................  11
       Price Range of Common Stock.........................................  13
       Dividend Policy.....................................................  13
       Capitalization......................................................  14
       Selected Financial Data.............................................  15
       Management's Discussion and Analysis of Financial Condition and
        Results of Operations..............................................  17
       Business............................................................  24
       Management..........................................................  32
       Certain Transactions................................................  35
       Principal Stockholders..............................................  37
       Description of Capital Stock........................................  38
       Legal Matters.......................................................  41
       Experts.............................................................  41
       Index to Financial Statements....................................... F-1

                             AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy reports, statements, or other information at the SEC's public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov." You can also review copies of our SEC filings at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

We have filed with the SEC a registration statement on Form S-1 to register shares of our Common Stock. This prospectus is part of that registration statement and, as permitted by the SEC'S rules, does not contain all the information set forth in the registration statement. For further information with respect to us and the Common Stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review and copy the registration statement and its exhibits and schedules at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC's web site.

This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

                               ----------------

This prospectus contains certain forward-looking statements which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "expect," "anticipate," "intend," "estimate," "continue," "believe" or other similar words. Similarly, statements that describe our future plans, objectives and goals are also forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere in this prospectus.

                            PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. It may not contain all of the information important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements.

Please note that throughout this prospectus we use the terms "Founding Companies" which means the seven companies that we acquired at the time of our initial public offering in May 1998, and "Selected Acquired Companies" which means the nine companies that we have acquired since May 1998 whose separate audited financial statements are required to be included in this prospectus.


Additionally, references in this prospectus to "we","our" or "us" refer to United Road Services, Inc.

                                THE COMPANY

United Road Services, Inc. was formed in July 1997 to become a leading national provider of motor vehicle and equipment towing, recovery and transport services. We believe that we are now one of the largest providers of these services in the United States. Of our pro forma combined net revenue in the first six months of 1998, approximately 60.9% was derived from companies that we have acquired which primarily provide transport services, and approximately 39.1% was derived from companies that we have acquired which primarily provide towing and recovery services.

We offer a broad range of towing, recovery, transport and related services, including:

  . towing, impounding and storing motor vehicles;

  . conducting lien sales and auctions of abandoned vehicles;

  . recovering heavy-duty commercial vehicles; and

  . transporting new and used vehicles and heavy construction equipment.

We derive revenue from towing, recovery and transport services based on distance, time or fixed charges and from related impounding and storage fees. If impounded vehicles are not claimed by their owners within certain time periods, we are entitled to be paid from the proceeds of lien sales or auctions.

Our customers include:

  . commercial entities, such as automobile leasing companies and insurance companies,

  . automobile auction companies,

  . automobile dealers,

  . repair shops and fleet operators,

  . municipalities,

  . law enforcement agencies such as police, sheriff and highway patrol departments, and

  . individual motorists.

                                    STRATEGY

We believe there are significant opportunities for a national provider of towing, recovery and transport services with high quality service, to increase revenue and profitability by expanding its scope of services and customer base, achieving operating efficiencies and expanding through acquisitions. We also believe that the fragmented nature of the towing, recovery and transport markets presents an attractive opportunity for consolidation.

Our management team includes executives with experience in implementing acquisition programs and effectively integrating acquired businesses as well as local managers who have significant contacts and experience in towing, recovery and transport services. We believe that this combination and the fragmented industry provides us with the capability and opportunity to implement an effective consolidation strategy.

In order to increase our revenue and profitability, we have developed the following operating and acquisition strategies:

Operating Strategy:

  . Provide High Quality Service

  . Expand Scope of Services and Customer Base

  . Achieve Operating Efficiencies

  . Maintain Local Expertise

Acquisition Strategy:

  . Enter New Geographic Markets

  . Expand Within Existing Geographic Markets

RECENT DEVELOPMENTS

Between May 6, 1998 when we completed our initial public offering and the Founding Company acquisitions and October 8, 1998, we have acquired 27 additional motor vehicle and equipment towing, recovery and transport service businesses (including Keystone Towing, Inc. ("Keystone")) for an aggregate of approximately $64.0 million in cash, 1,708,907 shares of Common Stock and the assumption of approximately $18.7 million of indebtedness.

You can contact us at the following address and telephone number: United Road Services, Inc., 8 Automation Lane, Albany, New York 12205, 518-446-0140.

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

The following unaudited pro forma combined statement of operations data present our historical financial data adjusted to give effect to (i) our purchases of the Founding Companies and the Selected Acquired Companies as if they occurred on January 1, 1997, and (ii) certain pro forma adjustments to the historical statement of operations data described below. The unaudited pro forma combined balance sheet data present our historical financial data adjusted to give effect to those purchases of Selected Acquired Companies which occurred after June 30, 1998, as if they occurred on June 30, 1998. The unaudited pro forma data are not necessarily indicative of the results we would have obtained had these events actually occurred on such dates or of our future results. You should refer to other sections of this prospectus for more information, including, "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our Unaudited Pro Forma Combined Financial Statements and historical financial statements for the Founding Companies and the Selected Acquired Companies.

                                 YEAR ENDED     SIX MONTHS ENDED
                              DECEMBER 31, 1997  JUNE 30, 1998
                              ----------------- ----------------
   STATEMENT OF OPERATIONS
    DATA:
    Net revenue............       $ 104,567        $  61,521
    Cost of revenue........          76,186           43,606
                                  ---------        ---------
    Gross profit...........          28,381           17,915
    Selling, general and
     administrative
     expenses(1)...........          14,510            9,572
    Goodwill
     amortization(2).......           2,721            1,494
                                  ---------        ---------
    Income from operations.          11,150            6,849
    Interest expense and
     other, net............           1,168              618
                                  ---------        ---------
    Income before income
     taxes.................           9,982            6,231
    Income tax expense(3)..           4,827            2,936
                                  ---------        ---------
    Net income.............       $   5,155        $   3,295
                                  =========        =========
    Diluted net income per
     share.................       $    0.58        $    0.37
                                  =========        =========
    Shares used in
     computing diluted net
     income per share(4)...       8,941,179        8,941,179
                                  =========        =========
                                       AT JUNE 30, 1998
                              ----------------------------------
                                   ACTUAL          PRO FORMA
                                                   COMBINED
   BALANCE SHEET DATA:
    Working capital
     (deficit).............       $  38,637        $  (3,933)(5)
    Total assets...........         133,736          161,928
    Long-term obligations,
     excluding current
     installments..........           1,156            3,253
    Stockholders' equity...         121,883          133,688

(1) Includes agreed upon reductions in salaries, bonuses and benefits to the former owners of the Founding Companies and the Selected Acquired Companies of $5.6 million for the year ended December 31, 1997 and $2.7 million for the six-months ended June 30, 1998.

(2) Consists of amortization, over a 40-year estimated life, of goodwill to be recorded as a result of the acquisitions of the Founding Companies and the Selected Acquired Companies.

(3) Assumes a corporate income tax rate of 38% and the non-deductibility of goodwill.

(4) Shares used in computing diluted net income per share include (i) 2,604,000 shares issued to members of our management in connection with our formation, (ii) 218,736 shares issued to investors pursuant to subscription agreements, (iii) 3,408,671 shares issued to owners of the Founding Companies and the Selected Acquired Companies in connection with the acquisitions; (iv) 2,594,863 of the shares issued in our initial public offering, representing that portion of the total 7,590,000 shares issued in our initial public offering necessary to pay the cash portion of the purchase price for the acquisitions of the Founding Companies and expenses related to the initial public offering and the acquisitions of the Founding Companies; and (v) 114,909 shares reflecting the incremental effect of options.

(5) Includes $36.8 million paid to owners of the Selected Acquired Companies, representing the cash portion of the purchase price for the acquisitions of the Selected Acquired Companies.

                                  RISK FACTORS

BEFORE YOU BUY SHARES OF COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION IN THIS PROSPECTUS, BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR COMMON STOCK.

SOME OF THE INFORMATION IN THIS PROSPECTUS MAY CONTAIN FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "INTEND," "ESTIMATE," "CONTINUE," "BELIEVE" AND SIMILAR WORDS. THESE STATEMENTS DISCUSS FUTURE EXPECTATIONS, CONTAIN PROJECTIONS OF OUR FUTURE RESULTS OF OPERATIONS OR FINANCIAL CONDITION OR STATE OTHER "FORWARD-LOOKING" INFORMATION. WHEN CONSIDERING SUCH STATEMENTS, YOU SHOULD KEEP IN MIND THE RISK FACTORS AND OTHER CAUTIONARY STATEMENTS IN THIS PROSPECTUS. THE RISK FACTORS NOTED IN THIS SECTION AND OTHER FACTORS NOTED IN THIS PROSPECTUS COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENT.

LIMITED COMBINED OPERATING HISTORY; RISKS OF INTEGRATING ACQUIRED COMPANIES

We conducted no operations and generated no net revenue prior to our initial public offering in May 1998. At the time of our initial public offering, we purchased the seven Founding Companies. Between May 6, 1998 and October 8, 1998, we acquired 27 additional businesses. Prior to their acquisition by us, the companies that we have acquired were operated as independent entities, and we cannot assure you that we will be able to integrate the operations of these businesses successfully into our operations or to institute the necessary systems and procedures (including accounting and financial reporting systems) to manage the combined enterprise on a profitable basis. Our management group has been assembled only recently, and they may not be able to successfully manage the combined entity or to implement effectively our operating strategy and acquisition program. The Unaudited Pro Forma Combined Financial Statements included in this prospectus cover periods when the companies that we have acquired were not under common control or management with us and is not necessarily indicative of our future operating results. Our inability to integrate these companies successfully would have a material adverse effect on our business, financial condition and results of operations. See "Business-Strategy" and "Management."

RISKS RELATED TO OUR ACQUISITION STRATEGY

Part of our strategy is to expand our operations by buying additional towing, recovery and transport service businesses. We may not be able to identify, acquire or manage profitably additional businesses or integrate successfully any acquired businesses without substantial costs, delays or other operational or financial problems. Further, acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities. Some or all of these additional risks could have a material adverse effect on our business, financial condition and results of operations. We may consider acquiring complementary businesses that provide services that we do not currently provide. We may not be able to successfully integrate these complementary businesses.

In addition, the companies that we have already acquired or other companies we may acquire in the future may not achieve anticipated revenues and earnings.

RISKS RELATED TO ACQUISITION FINANCING

We cannot now predict the timing, size or success of our future acquisitions or the associated capital requirements. We currently intend to finance future acquisitions by using a combination of Common Stock, cash and debt. To the extent we sell shares of Common Stock to finance future acquisitions, the interests of existing stockholders will be diluted. If the Common Stock does not maintain a sufficient market value, or if the owners of the businesses we wish to acquire are unwilling to accept Common Stock as part of the purchase price, we may be required to use more of our cash resources, if available, in order to pursue our acquisition program. If we do not have sufficient cash resources, our growth could be limited unless we are able to borrow money or sell more stock. We may not be able to obtain the cash we will need for our acquisition program on acceptable terms, or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

RISKS RELATED TO OPERATING STRATEGY

A key element of our operating strategy is to increase the revenue and improve the profitability of the companies we acquire.

We intend to increase revenue by continuing to provide high quality service and by expanding both the scope of services we offer and our customer base. Our ability to increase revenue will be affected by various factors, including the demand for towing, recovery and transport services, the level of competition in the industry, our ability to expand the range of services we offer to existing customers, our ability to attract new customers and our ability to attract and retain a sufficient number of qualified personnel.

We intend to improve profitability by various means, including eliminating duplicative operating costs and overhead, improving our asset utilization and capitalizing on our enhanced purchasing power. Our ability to improve profitability will be affected by various factors, including the costs associated with centralizing our administrative functions, our ability to benefit from the elimination of redundant operations, and our ability to benefit from enhanced purchasing power. Many of these factors are beyond our control, and our operating strategy may not be successful. See "Business-- Strategy."

MANAGEMENT OF GROWTH

Our strategy is to expand our operations through acquisitions and internal growth. We expect to spend significant time and resources in evaluating, completing and integrating acquisitions. Our systems, procedures and controls may not be adequate to support our operations as they expand. Any future growth will impose significant added responsibilities on members of our senior management, including the need to recruit and integrate new senior level managers and executives. We may not be able to successfully recruit and retain such additional management. Our failure to manage our growth effectively or our inability to attract and retain additional qualified management, could have a material adverse effect on our business, financial condition and results of operations.

COMPETITION

The market for towing, recovery and transport services is extremely competitive. Such competition is based primarily on quality, service, timeliness, price and geographic proximity. We compete with certain large companies on a regional and local basis, some of which may have greater financial and marketing resources than we have. We also compete with thousands of smaller local companies, which may have lower overhead cost structures than we have and may, therefore, be able to provide their services at lower rates than we can. We may also face competition for acquisition candidates from companies that are attempting to consolidate towing, recovery and transport service providers. Some of our current or future competitors may be better positioned than we are to finance acquisitions, to pay higher prices for businesses or to finance their internal operations.

NEED FOR INTEGRATED INFORMATION TECHNOLOGY SYSTEMS

Our accounting and financial reporting activities are centralized at our headquarters in Albany, New York. In addition, we are in the process of developing a national dispatch system for our transport operations. We anticipate that we will need to upgrade and expand our information technology systems on an ongoing basis as we expand our operations and complete acquisitions. We may encounter unexpected delays and costs in implementing such systems. Additionally, these systems, when installed, may not function as we expect. See "Business--Dispatch and Information Systems."

DEPENDENCE ON MUNICIPALITY AND LAW ENFORCEMENT AGENCY RELATIONSHIPS

We provide services to certain municipalities and a number of law enforcement agencies under contracts. These contracts typically have terms of five years or less and in some cases are subject to competitive bidding upon expiration. These contracts may not be renewed upon expiration or may be renewed on terms less favorable to us. It is also possible that at some future time more of our customers may implement a competitive bidding process for the award of towing contracts. With some municipalities and law enforcement agencies, there is no formal contract, and a particular customer may not continue to use our services. See "Business--Operations and Services Provided."

REGULATION

Towing, recovery and transport services are subject to various federal, state and local laws and regulations regarding equipment, driver certification, training and recordkeeping, and workplace safety. Our vehicles and facilities are subject to periodic inspection by the United States Department of Transportation and similar state and local agencies. Our failure to comply with these laws and regulations could subject us to substantial fines and could lead to the closure of operations that are not in compliance. In addition, certain government contracting laws and regulations may effect our ability to acquire complementary businesses in a given city or county. Companies providing towing, recovery and transport services are required to have numerous federal, state and local licenses and permits. When we buy such companies, we must transfer or apply for such licenses and permits in order to conduct the acquired business. Any failure to obtain such licenses and permits or any delay in our receipt of such licenses and permits could have a material adverse effect on our business, financial condition and results of operations.

POTENTIAL EXPOSURE TO ENVIRONMENTAL LIABILITIES

Our operations are subject to a number of federal, state and local laws and regulations relating to the storage of petroleum products, hazardous materials and impounded vehicles, as well as safety regulations relating to the upkeep and maintenance of our vehicles. In particular, our operations are subject to federal, state and local laws and regulations governing leakage from salvage vehicles, waste disposal, the handling of hazardous substances, environmental protection, remediation, workplace exposure and other matters. It is possible that an environmental claim could be made against us or that we could be identified by the Environmental Protection Agency, a state agency or one or more third parties as a potentially responsible party under federal or state environmental laws. If that happens, we could be forced to incur substantial investigation, legal and remediation costs. Such costs could have a material adverse effect on our business, financial condition and results of operations.

POTENTIAL LIABILITIES ASSOCIATED WITH ACQUISITIONS

The companies that we have acquired or those that we acquire in the future may have liabilities that we did not or may not discover during our pre-acquisition due diligence investigations. Such liabilities may include liabilities arising from environmental contamination or non-compliance by prior owners with environmental laws or regulatory requirements. As a successor owner or operator, we may be responsible for such liabilities. The businesses we acquire generally handle and store petroleum and other hazardous substances at their facilities. There may have been or there may be releases of these hazardous substances into the soil or groundwater which we may be required under federal, state or local law to investigate and clean up. Any such liabilities or related investigations or clean-ups could have a material adverse effect on our business, financial condition and results of operations.

LABOR RELATIONS

Although currently none of our employees are members of unions, it is possible that some employees could unionize in the future or that we could acquire companies with unionized employees. If our employees were to unionize or we were to acquire a company with unionized employees, we could incur higher ongoing labor cost and could experience a significant disruption of our operations in the event of a strike or other work stoppage. Any of these possibilities could have a material adverse effect on our business, financial condition and results of operations.

LIABILITY AND INSURANCE

From time to time, we could be subject to various claims relating to our operations, including (i) claims for personal injury or death caused by accidents involving our vehicles and service personnel; (ii) worker's compensation claims and (iii) other employment related claims. Although we maintain insurance (subject to customary deductibles), our insurance may not cover certain types of claims, such as claims for punitive damages or for damages arising from intentional misconduct (which are often alleged in third-party lawsuits). In the future, we may not be able to maintain adequate levels of insurance on reasonable terms in the future, existing or future claims may exceed the level of our insurance, or we may not have sufficient capital available to pay any uninsured claims.

QUARTERLY FLUCTUATIONS OF OPERATING RESULTS

We may experience significant fluctuations in quarterly operating results due to a number of factors. These factors could include: (i) the timing of acquisitions and related costs; (ii) our success in integrating acquired companies; (iii) the loss of significant customers or contracts; (iv) the timing of expenditures for new equipment and the disposition of used equipment;
(v) price changes in response
to competitive factors; and (vi) general economic conditions. As a result, you should not rely on operating results for any one quarter as an indication or guarantee of performance in future quarters.

SEASONALITY

The demand for towing, recovery and transport services is subject to seasonal variations. Specifically, the demand for towing and recovery services is generally highest in extreme weather, such as heat, cold, rain and snow. Consequently, the summer and winter seasons tend to be the busiest times. Conversely, auto transport tends to be strongest in the months with the mildest weather, since inclement weather tends to slow the delivery of vehicles.


RELIANCE ON KEY PERSONNEL

We are highly dependent upon our senior management team. In particular, the loss of the services of Edward T. Sheehan, Dr. Allan D. Pass or Donald J. Marr could have a material adverse effect on our business, financial condition and results of operations. We do not presently maintain "key man" life insurance with respect to members of senior management.

Our operating facilities are managed by regional and local managers who have substantial knowledge and experience of the local towing, recovery and transport markets served, including former owners and employees of the companies we have acquired. The loss of one or more of these managers could have a material adverse effect on our business, financial condition and results of operations if we are unable to find a suitable replacement in a timely manner.

The timely, professional and dependable service demanded by towing, recovery and transport customers requires an adequate supply of skilled dispatchers, drivers and support personnel. Accordingly, our success will depend on our ability to employ, train and retain the personnel necessary to meet our service requirements. From time to time, and in particular areas, there are shortages of skilled personnel. In the future, we may not be able to maintain an adequate skilled labor force necessary to operate efficiently, our labor expenses may increase as a result of a shortage in the supply of skilled personnel, or we may have to curtail our planned growth as a result of labor shortages.

CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS

Our executive officers and directors beneficially owned 2,168,163 shares, or approximately 15.0% of the outstanding Common Stock as of September 30, 1998. Accordingly, these persons, if acting in concert, hold sufficient voting power to significantly influence the election of all of our directors and the outcome of all issues on which stockholders vote. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control or transactions in which our stockholders might receive a premium for their shares over prevailing market prices. See "Principal Stockholders."

LACK OF SENIOR MANAGEMENT EXPERIENCE IN TOWING, RECOVERY AND TRANSPORT SERVICES

Our senior management has no prior experience in towing, recovery and transport services. As a result, our senior management may not be able to conduct our operations profitably, to effectively integrate the operations of acquired companies or to hire and retain personnel with relevant experience. Any failure by our senior management to accomplish any such things, could have a material adverse effect on our business, financial condition and results of operations.

EARN-OUT PAYMENTS

We may be required to make certain "earn-out" payments to the owners of individual Founding Companies and Keystone, based on their future revenues. For example, if the 1998 net revenues of any of these companies is at least equal to 110% of its 1997 net revenue, we will be required to make a payment to the former owners of the successful business. The target net revenue for the years 1999 through 2002 is 110% of the greater of the prior year's actual net revenue or target net revenue. If target net revenue is achieved for a particular year, we will be required to make an initial payment equal to 5% of the excess of actual net revenue over the target level. In addition, once the target level of net revenue for a particular year is met, we must make subsequent and equal payments for each year through 2002, but only if the net revenue for each later year exceeds the net revenue for the year the earn-out target was first achieved.

To the extent any Founding Company or Keystone meets its net revenue growth target without a corresponding increase in its operating results, this could have a material adverse effect on our business, financial condition and results of operations. See "Certain Transactions."

CERTAIN ANTI-TAKEOVER PROVISIONS

Our Board of Directors has the authority to issue up to 5,000,000 shares of Preferred Stock and to determine the terms, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock could have the effect of discouraging a third party from attempting to buy a majority of our outstanding voting stock. We have no current plans to issue shares of Preferred Stock.

Our bylaws and indemnification agreements provide that we will indemnify our officers and directors against losses they may incur in legal proceedings resulting from their service as directors and officers. In addition, our certificate of incorporation provides for a classified Board of Directors and limits the ability of stockholders to (i) fill vacancies on the Board of Directors, (ii) call special meetings of the stockholders, (iii) take action by written consent or (iv) bring certain matters before a meeting of the stockholders without prior notice. In addition, Section 203 of the Delaware General Corporation Law restricts certain business combinations with any "interested stockholder" as defined by the statute. These provisions are also intended to discourage potential acquisition proposals and could delay or prevent a change in control. As a result, they may cause the market price of the Common Stock to be lower than it otherwise would be. Such provisions also may have the effect of preventing changes in our management. See "Description of Capital Stock."

ABSENCE OF DIVIDENDS

We have never paid any cash dividends and, for the foreseeable future, intend to retain any future earnings for the development of our business. See "Dividend Policy."

LIMITED TRADING HISTORY OF COMMON STOCK; STOCK PRICE VOLATILITY

Our Common Stock was first publicly traded on May 1, 1998. The market price of the Common Stock may fluctuate substantially due to a variety of factors. These factors may include: (i) quarterly fluctuations in results of operations, (ii) the liquidity of the market for the Common Stock, (iii) investor perceptions of our company and the motor vehicle and equipment towing, recovery and transport industry in general, (iv) changes in earnings estimates by analysts,
(v) sales of Common Stock by existing holders, (vi) loss of key personnel,
(vii) general economic conditions, and (viii) other factors. The market price for our Common Stock may also be affected by our ability to meet analysts' expectations.

In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies. In the past, following periods of volatility in the market price of a company's securities, such companies have been sued by stockholders. If we were sued, it could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on our financial condition and results of operations. See "Price Range of Common Stock."

YEAR 2000 COMPLIANCE

  We have taken a variety of steps in an effort to assess our readiness for potential year 2000 problems. We have recently centralized our accounting and financial reporting activities at our headquarters in Albany, New York. The software that we have implemented to accomplish this is year 2000 compliant. In addition, in order to make our operations more efficient, we are developing a national dispatch system for our transport operations and are replacing all of our local operating systems with standardized operational software. Both the national transport dispatch system and the new local operating systems will be year 2000 compliant and we currently expect that they will be installed prior to January 1, 2000. If an unforeseeable event were to make us unable to install these systems by 2000, we would need to rely on our local dispatch and operating systems, which we believe may not be year 2000 compliant. If the local systems become inoperable, we expect that we will be able to manually perform such functions, although not as efficiently. We cannot now predict the likelihood, extent or impact of such events on our results of operations or financial condition.

  We are currently developing a plan to review with our significant vendors, customers and financial institutions their individual year 2000 compliance. Such a review has not yet been formally commenced. One of our customers, Insurance Auto Auctions ("IAA") accounted for approximately 4.5% of our combined net revenue in 1997 and approximately 5.6% of our combined net revenue in the first six months of 1998. We cannot now predict the impact that year 2000 problems at our vendors, customers (including IAA) or financial institutions will have on us.

  Other than ensuring that our centralized systems are year 2000 compliant, and given that our operations and our interactions with our vendors and customers have historically been conducted in a substantially manual mode, we have not developed a contingency plan to guide our responses to year 2000 problems when they may arise. We intend to continue to examine the year 2000 issue as it potentially impacts us and will develop a contingency plan if we believe one is necessary.

  No one knows the extent of the potential impact of the year 2000 problem generally and we cannot predict the likelihood that year 2000 problems will cause a significant disruption in the economy as a whole. If you would like additional information regarding our year 2000 compliance, you should read "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance."

                   SECURITIES COVERED BY THIS PROSPECTUS

  We may offer the shares of Common Stock covered by this prospectus from time to time in connection with future acquisitions of other businesses, assets or securities in business combination transactions in accordance with Rule 415(a)(1)(viii) of Regulation C under the Securities Act or otherwise under Rule 415. We may also issue shares of Common Stock covered by this prospectus upon the exercise or conversion of warrants, options, convertible notes or similar instruments we assume or acquire in connection with any such acquisitions. We may make such acquisitions directly or indirectly through a subsidiary. Such acquisitions may relate to businesses similar or dissimilar to ours or to assets of a type which we may or may not currently use and may be made in connection with the settlement of litigation or other disputes.

  The consideration we offer in such acquisitions, in addition to the shares of Common Stock offered by this prospectus, may include cash, debt, or other securities (which may be convertible into shares of Common Stock covered by this prospectus), and we may assume liabilities associated with the business, assets, or securities being acquired or of their owners. It is contemplated that the terms of such acquisitions will be determined by negotiations with the owners of the businesses, assets, or securities to be acquired. When we negotiate the terms of our acquisitions, we typically take into account such factors as the quality of management, the past and potential earning power, growth and appreciation of the business, assets, or securities acquired, and other relevant factors. We anticipate that shares of Common Stock issued in such acquisitions will be valued at a price reasonably related to the market value of the Common Stock either at the time the terms of the acquisition are tentatively agreed upon or at or near the time or times the shares are delivered.

  In an effort to maintain an orderly market in the Common Stock, we may from time to time negotiate agreements with those who receive Common Stock covered by this prospectus that will limit the number of shares that they may sell at specified time intervals. Such agreements may be more restrictive than restrictions on sales made pursuant to the exemptions from registration requirements of the Securities Act, including the requirements under Rule 144 or Rule 145(d), and those who sign such agreements may not otherwise be subject to such Securities Act requirements. We anticipate that, in general, any such agreed upon limitations will be of limited duration and will permit those who sign such agreements to sell up to a specified number of shares per business day or days.

  This prospectus, as appropriately amended or supplemented, may, with our consent, also be used from time to time by persons who have received our Common Stock and who may wish to sell such stock under circumstances requiring or making desirable its use ("Selling Stockholders"). Our consent to such use may be conditioned upon such persons' agreeing not to offer more than a specified number of shares of Common Stock in a given period of time and, upon the happening of any event requiring this prospectus to be supplemented or amended, only following appropriate supplements or amendments to the prospectus, which we may agree to use our best efforts to prepare and file at certain intervals. We may require that: (i) any such offering be effected in an orderly manner through securities dealers, acting as brokers or dealers we select; (ii) Selling Stockholders enter into custody agreements with one or more banks with respect to such shares; and (iii) sales be made only by one or more methods described in this prospectus.

  When a Selling Stockholder notifies us that it has received an offer to sell its shares, has entered into a material arrangement with a broker-dealer for the sale of such shares, or has sold such shares, then, to the extent required, we will deliver to the Selling Stockholder and file with the SEC a supplement to this prospectus. The prospectus supplement will set forth with respect to such offer or trade the terms of the offer or trade, including (i) the name of the Selling Stockholder, (ii) the number of shares of Common Stock involved, (iii) the price at which the shares were sold, (iv) any participating brokers, dealers or agents involved, (v) any discounts, commissions and other items paid as compensation from, and the resulting net proceeds to, the Selling Stockholder, (vi) that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus, and (vii) other facts material to the transaction.

  Sales made by Selling Stockholders by means of this prospectus may be made from time to time: (i) in private transactions at prices to be individually negotiated with the purchasers, or (ii) publicly through transactions on the exchange or automated quotation system on which the Common Stock is then traded or in the over-the-counter market (which may involve block transactions), at prices reasonably related to market prices at the time of sale or at negotiated prices. Broker-dealers or agents may purchase shares directly from a Selling Stockholder or sell shares to someone else on behalf of a Selling Stockholder. Broker-dealers may charge commissions to both Selling Stockholders and purchasers buying shares sold by a Selling Stockholder. If a broker buys shares directly from a Selling Stockholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the Selling Stockholder for the resale.

  Selling Stockholders may also offer shares of stock covered by this prospectus by means of prospectuses under other registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 144 or Rule 145(d) under the Securities Act, and stockholders should seek the advice of their own counsel with respect to the legal requirements for such sales.

  We will receive none of the proceeds from any sales of Common Stock offered by Selling Stockholders. We will pay for printing, certain legal, filing and other similar expenses of this offering. Selling Stockholders will bear any other expenses relating to their sales of shares, including brokerage fees and any underwriting discounts or commissions.

  Selling Stockholders and any brokers, dealers, agents, or others that participate with the Selling Stockholders in the distribution of shares of Common Stock covered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions or fees received by such persons and any profit on the resale of the shares purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act.

  We may agree to indemnify any Selling Stockholders under the Securities Act against certain liabilities, including liabilities arising under the Securities Act. Agents may be entitled under agreements entered into with the Selling Stockholders to indemnification against certain civil liabilities, including liabilities under the Securities Act.

  In addition to any other applicable laws or regulations, Selling Stockholders must comply with certain regulations relating to distributions by Selling Stockholders, including Regulation M under the Securities Exchange Act of 1934, as amended.

  Certain states may require that registration, exemption from registration or notification requirements be met before Selling Stockholders may sell their shares. Certain states may also require Selling Stockholders to sell shares only through broker-dealers.

                          PRICE RANGE OF COMMON STOCK

The Common Stock began trading on the Nasdaq National Market on May 1, 1998 under the symbol "URSI." The following table sets forth the high and low sale prices of the Common Stock since May 1, 1998, as reported by Nasdaq.

                                                                HIGH      LOW
      1998
      Second Quarter (from May 1)............................ $19 9/16  $15 1/8
      Third Quarter .........................................  26         9 1/2
      Fourth Quarter (through October  ).....................  14 1/8     5 3/4

On October 29, 1998, the last reported sale price of the Common Stock was $14 per share. As of September 30, 1998, there were approximately 92 holders of record of Common Stock.

                                DIVIDEND POLICY

We have never paid any cash dividends and intend, for the foreseeable future, to retain any future earnings for the development of our business. Our credit facility restricts our ability to pay dividends. Our future dividend policy will be determined by the Board of Directors on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

                                 CAPITALIZATION

The following table sets forth, as of June 30, 1998, (i) our actual capitalization and (ii) our capitalization on a pro forma combined basis adjusted to give effect to our purchases of those Selected Acquired Companies that occurred after June 30, 1998. You should read this table with the Unaudited Pro Forma Combined Financial Statements appearing elsewhere in this prospectus.

                                                           AT JUNE 30, 1998
                                                        -----------------------
                                                                   PRO FORMA
                                                         ACTUAL     COMBINED
                                                                 (IN THOUSANDS)
Short-term obligations, including current
 installments.........................................  $  2,967    $ 10,573
                                                        ========    ========
Long-term obligations, excluding current installments.  $  1,156    $  3,253
                                                        --------    --------
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares
 authorized; no shares issued and outstanding.........       --          --
Common stock, $0.001 par value, 35,000,000 shares
 authorized; 13,152,381 shares issued and outstanding
 actual; and 13,973,288 shares issued and outstanding
 pro forma combined...................................        13          14
Additional paid-in capital............................   121,819     133,773
Retained earnings (deficit)...........................        51         (99)
                                                        --------    --------
  Total stockholders' equity..........................   121,883     133,688
                                                        --------    --------
  Total capitalization................................  $123,039    $136,941
                                                        ========    ========

                            SELECTED FINANCIAL DATA

We purchased the Founding Companies simultaneously with our initial public offering in May 1998 and since then we have purchased 27 additional businesses. The following selected historical financial data as of December 31, 1997 and for the period from July 25, 1997 (inception) to December 31, 1997 have been derived from our audited financial statements. The selected financial data as of June 30, 1998 and for the six-month period then ended have been derived from, and are qualified by reference to, our unaudited financial statements included elsewhere in this prospectus.

The unaudited pro forma combined statement of operations data present our historical financial data adjusted to give effect to (i) our acquisition of the Founding Companies and the Selected Acquired Companies as if they occurred on January 1, 1997, and (ii) certain pro forma adjustments to the historical statement of operations data described below. The unaudited pro forma combined balance sheet data present our historical financial data adjusted to give effect to those acquisitions of Selected Acquired Companies that occurred after June 30, 1998 as if they occurred on June 30, 1998. The unaudited pro forma data is not necessarily indicative of the results we would have obtained had these events actually occurred on such dates or of our future results.

For financial statement presentation purposes, Northland Auto Transporters, Inc. and Northland Fleet Leasing, Inc., ("Northland"), one of the Founding Companies, has been designated as our predecessor entity. The following selected historical financial data for Northland as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997 have been derived from the audited financial statements of Northland.

In our opinion, the unaudited data shown below contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation. The results of the interim periods are not necessarily indicative of the results for the full year. You should read the following selected financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Unaudited Pro Forma Combined Financial Statements and the historical financial statements for the Founding Companies and the Selected Acquired Companies included elsewhere in this prospectus.

                                                                   SIX MONTHS
                                               YEAR ENDED            ENDED
                                            DECEMBER 31, 1997    JUNE 30, 1998
                             PERIOD FROM    ----------------- -----------------------
                            JULY 25, 1997          PRO
                           (INCEPTION) TO         FORMA                    PRO FORMA
                          DECEMBER 31, 1997     COMBINED       ACTUAL       COMBINED
                                 (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
STATEMENT OF OPERATIONS
 DATA--UNITED ROAD
 SERVICES:
Net revenue.............     $      --         $  104,567     $   8,468    $   61,521
Cost of revenue.........            --             76,186         5,458        43,606
                             ----------        ----------     ---------    ----------
Gross profit............            --             28,381         3,010        17,915
Selling, general and
 administrative
 expenses(1)............            174            14,510         2,667         9,572
Goodwill
 amortization(2)........            --              2,721           189         1,494
                             ----------        ----------     ---------    ----------
Income (loss) from
 operations.............           (174)           11,150           154         6,849
Interest income
 (expense) and other,
 net....................            --             (1,168)          363          (618)
                             ----------        ----------     ---------    ----------
Income (loss) before
 income tax.............           (174)            9,982           517         6,231
Income tax expense(3)...            --              4,827           292         2,936
                             ----------        ----------     ---------    ----------
Net income (loss).......     $     (174)       $    5,155     $     225    $    3,295
                             ==========        ==========     =========    ==========
Diluted net income
 (loss) per share.......     $    (0.08)       $     0.58     $    0.04    $     0.37
                             ==========        ==========     =========    ==========
Shares used in computing
 diluted net income
 (loss) per share.......      2,055,300(4)      8,941,179(5)  6,230,733(4)  8,941,179(5)
                             ==========        ==========     =========    ==========

                                                AT         AT JUNE 30, 1998
                                           DECEMBER 31, -----------------------
                                               1997                PRO FORMA
                                                         ACTUAL     COMBINED
                                                                 (IN THOUSANDS)
BALANCE SHEET DATA--UNITED ROAD SERVICES:
Working capital (deficit)................     $(104)    $ 38,637    $ (3,933)(6)
Total assets.............................        50      133,736     161,928
Long-term obligations, excluding current
 installments............................       --         1,156       3,253
Stockholders' equity (deficit)...........      (104)     121,883     133,688

                                           YEARS ENDED DECEMBER 31,
                                      --------------------------------------
                                       1993    1994    1995    1996   1997
HISTORICAL STATEMENT OF OPERATIONS DATA--                  (IN
NORTHLAND:                                             THOUSANDS)
Net revenue.......................... $4,736  $3,769  $4,671  $6,353 $10,159
Operating income (loss)..............   (128)    (44)    324     346   1,438
Other income (expense), net..........    199     117     (18)    --      (49)
Net income...........................     71      67     275     346   1,054
                                                AT DECEMBER 31,
                                      --------------------------------------
                                       1993    1994    1995    1996   1997
HISTORICAL BALANCE SHEET DATA--                            (IN
NORTHLAND:                                             THOUSANDS)
Working capital...................... $  387  $   52  $  375  $  235 $   399
Total assets.........................  1,193   2,368   2,653   3,268   5,465
Long-term obligations, excluding
 current installments................     60     205     257     331   1,074
Stockholders' equity.................    815   1,369   1,645   1,991   3,045

---------------------

(1) Includes agreed upon reductions in salaries, bonuses and benefits to the former owners of the Founding Companies and the Selected Acquired Companies of $5.6 million for the year ended December 31, 1997 and $2.7 million for the six months ended June 30, 1998.

(2) Consists of amortization, over a 40-year estimated life, of goodwill to be recorded as a result of the acquisitions of the Founding Companies and Selected Acquired Companies.

(3) Assumes a corporate income tax rate of 38% and the non-deductibility of goodwill.

(4) Represents the actual weighted average outstanding shares, adjusted for the incremental effect of options.

(5) Shares used in computing diluted net income per share include (i) 2,604,000 shares issued to members of our management in connection with our formation, (ii) 218,736 shares issued to investors pursuant to subscription agreements, (iii) 3,408,671 shares issued to owners of the Founding Companies and the Selected Acquired Companies in connection with the acquisitions; (iv) 2,594,863 of the shares issued in our initial public offering, representing that portion of the total 7,590,000 shares issued in our initial public offering necessary to pay the cash portion of the purchase price for the acquisitions of the Founding Companies and expenses related to the initial public offering and the acquisitions of the Founding Companies; and (v) 114,909 shares reflecting the incremental effect of options.

(6) Includes $36.8 million paid to owners of the Selected Acquired Companies, representing the cash portion of the purchase price for the acquisitions of the Selected Acquired Companies.

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF

               FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis in conjunction with the Financial Statements and "Selected Financial Data" which we have provided in this prospectus. In addition to the historical information that we provide, the discussion in this prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. You should read the cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those we discuss in this prospectus. Factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this prospectus.

INTRODUCTION

We provide a broad range of towing, recovery, transport and related services. The services we offer include:

  . towing, impounding and storing motor vehicles;

  . conducting lien sales and auctions of abandoned vehicles;

  . recovering heavy-duty commercial vehicles; and

  . transporting new and used vehicles and heavy construction equipment.

We derive revenue from towing, recovery and transport services based on distance, time or fixed charges and from related impounding and storage fees. If an impounded vehicle is not collected within a period prescribed by law (typically between 30 and 90 days), we complete lien proceedings and sell the vehicle at auction or to a scrap metal facility, depending on the value of the vehicle. Depending on the jurisdiction, we either may keep all the proceeds from the vehicle sales, or we may keep the proceeds up to the amount of the towing and storage fees and pay the remainder to the municipality or law enforcement agency. We provide these services in some cases under contracts with municipalities or police, sheriff and highway patrol departments. In other cases, we provide these services to municipalities or law enforcement agencies without a long-term contract. The prices we charge for towing and storage of impounded vehicles for municipalities or law enforcement agencies are limited by contractual provisions or local regulation.

Our cost of revenue consists primarily of the following:

  . salaries and benefits of drivers, dispatchers, supervisors and other employees;

  . fees charged by subcontractors;

  . fuel;

  . depreciation, repairs and maintenance;

  . insurance;

  . parts and supplies;

  . other vehicle expenses; and

  . equipment rentals.

Our selling, general and administrative expenses consist primarily of the following:

  . compensation and benefits to sales and administrative employees;

  . fees for professional services;

  . depreciation of administrative equipment and software;

  . advertising; and

  . other general office expenses.

In the case of law enforcement and private impound towing, we are paid either by the owner of the impounded vehicle when the owner claims the vehicle or from the proceeds of lien sales or auctions. With respect to our other operations, we bill customers upon completion of our services, with payment due within 30 days. We recognize revenue as follows:

  . towing revenue is recognized at the completion of each towing engagement;


  . transport and recovery revenue is recognized upon the delivery of the vehicle or equipment to its final destination; and

  . revenue from auction sales is recorded when title to the vehicles has been transferred.

We recognize expenses related to the generation of revenue as they are incurred.

At the time of our initial public offering in May 1998, we acquired the seven Founding Companies. Between May 6, 1998 and October 8, 1998, we acquired 27 additional motor vehicle and equipment towing, recovery and transport service businesses for an aggregate of approximately $64.0 million in cash, 1,708,907 shares of Common Stock and the assumption of approximately $18.7 million of indebtedness.

Due to the number of acquisitions we have completed to date, this management's discussion and analysis addresses both our historical and pro forma results of operations and financial condition. The historical discussion addresses our actual results of operations as shown in our financial statements for the six months ended June 30, 1998 and the year ended December 31, 1997 (our first year of operations). The historical results for the six months ended June 30, 1998 include the results of all businesses we acquired prior to June 30, 1998 from their respective dates of acquisition.

The pro forma discussion addresses our results of operations for the six months ended June 30, 1998 and 1997 and the year ended December 31, 1997, assuming that we acquired the Founding Companies and the Selected Acquired Companies on January 1, 1997, with certain pro forma adjustments as described in the notes to the Unaudited Pro Forma Combined Financial Statements contained elsewhere in this prospectus. The pro forma results of operations are not necessarily indicative of the results we would have obtained had we actually acquired these businesses on January 1, 1997 or of the Company's future results.

If all of the companies that we have acquired since inception were to be included in our pro forma results of operations as if these acquisitions had occurred on January 1, 1997, our net sales, net income and diluted net income per share for the year ended December 31, 1997 and the six months ended June 30, 1998 would have been:

                                                       YEAR ENDED   SIX MONTHS
                                                      DECEMBER 31,     ENDED
                                                          1997     JUNE 30, 1998
                                                      ------------ -------------
                                                            (IN THOUSANDS)
      Net revenue....................................   $139,209      $80,833
                                                        ========      =======
      Net income.....................................   $  5,693      $ 3,945
                                                        ========      =======
      Diluted net income per share...................   $   0.59      $  0.41
                                                        ========      =======

All of the acquisitions that we have completed have been accounted for using the purchase method of accounting. As a result, the amount by which the fair value of the consideration we paid in the acquisitions exceeds the fair value of the net assets we bought ($83.7 million), has been recorded as goodwill. This goodwill will be amortized over its estimated useful life of 40 years as a non-cash charge to operating income.

The results of operations of the Founding Companies and the Selected Acquired Companies reflect different tax structures (S corporations or C corporations) which have influenced the historical level of owner compensation. Gross profit margins and selling, general and administrative expenses as a percentage of net revenue may not be comparable among the various acquired companies. Owners of such companies have agreed to certain reductions in their compensation and benefits in connection with our acquisition of their business. The aggregate amount of such reductions, had they been in effect in 1997, would have been $5.6 million and the aggregate amount of such reductions, had they been in effect during the six months ended June 30, 1998, would have been $2.7 million. These reductions have been reflected as adjustments in the Unaudited Pro Forma Combined Statement of Operations.

RESULTS OF OPERATIONS

PRO FORMA RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997

Net Revenue. Pro forma net revenue increased $12.4 million, or 25.3%, to $61.5 million for the six months ended June 30, 1998 from $49.1 million for the six months ended June 30, 1997. Pro forma cost of revenue increased $7.4 million, or 20.4% to $43.6 million for the six months ended June 30, 1998 from $36.2 million for the six months ended June 30, 1997. The increase in pro forma net revenue was primarily attributable to continual growth in the demand of towing, recovery and transport services resulting primarily from (i) an increase in the number of vehicles on the road and (ii) continued growth of the need for vehicle transport required by leasing companies, automobile dealers and various other commercial entities. As a percentage of pro forma net revenue, pro forma cost of revenue decreased 2.8% to 70.9% for the six months ended June 30, 1998 from 73.7% for the six months ended June 30, 1997.

Gross Profit. Pro forma gross profit increased $5.0 million, or 38.8%, to $17.9 million for the six months ended June 30, 1998 from $12.9 million for the six months ended June 30, 1997. As a percentage of pro forma net revenue, pro forma gross profit increased to 29.1% for the six months ended June 30, 1998 from 26.3% for the six months ended June 30, 1997. The increase in pro forma gross profit reflects the overall growth of pro forma net revenue in conjunction with the decline in pro forma cost of revenue as a percentage of pro forma net revenue reflecting operational efficiencies based on volume.

Selling, General and Administrative Expenses. Pro forma selling, general and administrative expenses increased $4.3 million, or 81.1%, to $9.6 million for the six months ended June 30, 1998 from $5.3 million for the six months ended June 30, 1997. As a percentage of pro forma net revenue, pro forma selling, general and administrative expenses increased to 15.6% for the six months ended June 30, 1998 from 10.9% for the six months ended June 30, 1997. The increase in pro forma selling, general and administrative costs reflects the costs relating to our organization, search for acquisition candidates, and development of our management team and infrastructure.

Other Expenses, Net. Pro forma other expenses, net decreased $219,000 to $618,000 for the six months ended June 30, 1998 from $837,000 for the six months ended June 30, 1997. As a percentage of pro forma net revenue, pro forma other expense, net decreased to 1.0% for the six months ended June 30, 1998 from 1.7% for the six months ended June 30, 1997. This change in other expense, net was primarily attributable to an increase in interest income resulting from invested cash from the proceeds of the initial public offering.

Income Tax Expense. Pro forma income tax expense increased $377,000 to $2.9 million for the six months ended June 30, 1998 from $2.6 million for the six months ended June 30, 1997.

Net Income. Pro forma net income increased $400,000 to $3.3 million for the six months ended June 30, 1998 from $2.9 million for the six months ended June 30, 1997. As a percentage of pro forma net revenue, pro forma net income decreased to 5.4% for the six months ended June 30, 1998 from 5.9% for the six months ended June 30, 1997.

PRO FORMA RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997

Net Revenue. Pro forma net revenue was $104.6 million for the year ended December 31, 1997. Pro forma cost of revenue was $76.2 million for the year ended December 31, 1997, or 72.8% of pro forma net revenue. The most significant component of pro forma cost of revenue consisted of labor and subcontractor costs. Pro forma gross profit was $28.4 million for the year ended December 31, 1997, or 27.2% of pro forma net revenue.

Selling, General and Administrative Expenses. Pro forma selling, general and administrative expenses were $14.5 million for the year ended December 31, 1997, or 13.9% of pro forma net revenue. The most significant component of pro forma selling, general and administrative expenses consisted of administrative salaries and benefits. Pro forma amortization of goodwill was $2.7 million, or 2.6% of pro forma net revenue. These expenses resulted in pro forma income from operations of $11.2 million, or 10.7% of pro forma net revenue, for the year ended December 31, 1997. Pro forma other expenses, net were $1.2 million, or 1.1% of pro forma net revenue, for the year ended December 31, 1997.

Income Tax Expense. Pro forma income tax expense was $4.8 million, or 4.6% of pro forma net revenue, for the year ended December 31, 1997.

Net Income. Pro forma net income was $5.2 million, or 4.9% of pro forma net revenue, for the year ended December 31, 1997.

HISTORICAL RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 1998

Net Revenue. Net revenue was $8.5 million for the six months ended June 30, 1998. Cost of revenue was $5.5 million, or 64.7% of net revenue, for the six months ended June 30, 1998, consisting primarily of $3.6 million in labor and subcontractor costs. This resulted in a gross profit of $3.0 million, or 35.3% of net revenue.

Selling, General and Administrative Expenses. Selling, general and administrative expenses were $2.7 million, or 31.8% of net revenue, for the six months ended June 30, 1998. These expenses consisted primarily of $1.0 million in salary and wages and resulted in income from operations of $154,000, or 1.8% of net revenue. Other income (expense) was $363,000, or 4.3% of net revenue, for the six months ended June 30, 1998, consisting primarily of $477,000 of interest income.

HISTORICAL RESULTS FOR THE YEAR ENDED DECEMBER 31, 1997

No net revenue or cost of revenue was generated for the period July 25, 1997 (inception) through December 31, 1997. Selling, general and administrative expenses were $174,000 for this period. No other income (expense) or tax benefit were generated, resulting in a net loss of $174,000 for the period.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 1998, we had approximately:

  . $40.9 million of cash and cash equivalents,

  . $38.6 million of working capital, and

  . $3.3 million of outstanding indebtedness.

In the six months ended June 30, 1998, we (i) generated $3.8 million of cash from operations, primarily due to increases in our accounts payable and accrued expenses, (ii) used $44.9 million of cash in investing activities (primarily relating to acquisitions of businesses) and (iii) used $81.9 million of cash in financing activities. Our financing activities consisted of reductions in long-term debt and capital lease obligations of $8.2 million. These amounts were offset by cash proceeds from issuance of stock, net of $91.0 million.

We have a credit facility with a group of banks that enables us to borrow up to $50.0 million on a revolving basis. The credit facility terminates in June 2001, at which time all outstanding indebtedness will be due. Borrowings under the credit facility accrue interest, at our option, at either (a) the base rate (which is equal to the greater of (i) the federal funds rate plus 0.5% and (ii) Bank of America's reference rate), or (b) the eurodollar rate (which is equal to Bank of America's reserve adjusted eurodollar rate plus a margin ranging from 1.5% to 2.5% per annum).

Our obligations under the credit facility are guaranteed by each of our subsidiaries. Our obligations and the obligations of our subsidiaries under the credit facility and related guarantees are secured by substantially all of our assets, the assets of our subsidiaries and the stock of our subsidiaries. Under the credit facility we must comply with various loan covenants, including maintenance of certain financial ratios, restrictions on additional indebtedness, and restrictions on liens, guarantees, advances and dividends. In addition, our ability to borrow under the credit facility is subject to customary drawing conditions. The credit facility also requires prior approval by the banks of certain acquisitions. As we borrow amounts under the credit facility to finance capital expenditures, our interest expense will increase. In connection with the credit facility, we issued to Bank of America a warrant to purchase 117,789 shares of Common Stock at an exercise price of $13.00 per share. The warrant expires on June 16, 2003.

Our accounting and financial reporting activities are centralized at our headquarters in Albany, New York. In addition, we are in the process of developing a national dispatch system for our transport operations. As of June 30, 1998, we had spent approximately $3.2 million to install our integrated information system. Although we expect that we will need to upgrade and expand this system in the future, we cannot currently quantify the amount that we will need to spend to do so.

The Founding Companies spent an aggregate of $2.4 million on purchases of property and equipment, including towing, recovery and transport vehicles, during the three months ended March 31, 1998. We spent $2.4 million on purchases of property and equipment (including amounts spent in connection with installation of the integrated information system) during the six months ended June 30, 1998. We expect to make capital expenditures of an additional $5.4 million during the remainder of 1998. We expect to fund these expenditures from earnings and related cash flow.

Between May 6, 1998 when we completed our initial public offering and the acquisitions of the Founding Companies and October 8, 1998 we acquired 27 other motor vehicle and equipment towing, recovery and transport businesses for $64.0 million in cash and 1,708,907 shares of Common Stock. We funded the cash portion of these acquisitions through proceeds from the initial public offering and long term borrowings under our credit facility. We have entered into a definitive agreement to acquire Southstrip Towing, Inc. for consideration consisting of approximately $3.4 million in cash and the assumption of approximately $73,000 of indebtedness.

We intend to continue to pursue acquisition opportunities and to expand through internal growth. We expect to fund future acquisitions and our ongoing liquidity needs through the issuance of additional Common Stock, borrowings, including use of amounts available under the credit facility, and cash flow from operations.

YEAR 2000 COMPLIANCE

There has been a great deal of public discussion regarding the possibilities of a "year 2000 problem." The issue arises because many existing computer programs only use the last two digits to refer to a year and therefore do not properly recognize that a year that ends with "00" (i.e. "2000") should follow the year that ends with "99" (i.e. "1999"). If not corrected, there is fear that many computer applications will fail or create errors. No one knows the extent of the potential impact of the year 2000 problem generally.

We have taken a variety of steps in an effort to assess our readiness for this year 2000 situation. We have considered whether we will have a year 2000 problem with regard to:

National Operations. We have recently centralized our accounting and financial reporting activities at our headquarters in Albany, New York. The software that we have implemented in this regard is year 2000 compliant. In addition, in order to make our transport operations more efficient, we are in the process of developing a national dispatch system to replace the local systems that are currently in use. The proposed national transport system is year 2000 compliant and we expect that it will be installed prior to January 1, 2000. If an unforseeable event were to make us unable to install the national transport system by 2000, we would need to rely on our local transport dispatch systems, which we believe may not be year 2000 compliant. If the local transport systems become inoperable, we expect that we will be able to manually perform such functions, although not as efficiently. We cannot now predict the likelihood, extent or impact of such effects on our results of operations or financial condition. Our payroll operations are managed by a national payroll processor which has informed us that they are year 2000 compliant.

Local Operations. Certain of the operating functions of some of the companies we have acquired are computerized. We have reviewed these systems and determined that some are not year 2000 compliant. In order to make our operations more efficient (and to address year 2000 issues) we intend to replace all of the local operating systems with standardized operational software which will be year 2000 compliant. We expect this replacement to be completed by January 1, 2000. In the event that we are not able to install new software, we would need to rely on our existing systems. While the computerized systems make us more efficient, if they become inoperable, we believe we can manually perform all necessary functions, although not as efficiently. We cannot now predict the likelihood, extent or impact of such effects on our results of operations or financial condition.

Vendors and Customers. We are currently developing a plan to review with our significant vendors, customers and financial institutions their individual year 2000 compliance. Such a review has not yet been formally commenced. As a result, it is difficult to predict the impact that year 2000 problems at our vendors, customers or financial institutions will have on us. One of our customers, IAA, accounted for approximately 4.5% of our combined net revenue in 1997 and approximately 5.6% of our combined net revenue in the first six months of 1998. It is our understanding that IAA is in the process of upgrading its systems so that they are year 2000 compliant. If there is a year 2000 problem at IAA, this could have an impact on our results of operations and financial condition, although we expect that manual performance of functions at IAA could minimize such impact.

As of June 30, 1998, we had spent approximately $1.3 million to install our integrated information system. We are not now able to estimate the costs we will incur to fully install our national transport system or to replace our local operating systems. Other than ensuring that our centralized systems are year 2000 compliant, given that our operations and our interactions with our vendors and customers have historically been conducted in a substantially manual mode, we have not developed a contingency plan to guide our responses to year 2000 problems when they may arise. We intend to continue to examine the year 2000 issue as it potentially impacts us and will develop a contingency plan if we believe one is necessary. We cannot predict the likelihood that year 2000 problems will cause a significant disruption in the economy as a whole.

                                    BUSINESS

We were formed in July 1997 to become a leading national provider of motor vehicle and equipment towing, recovery and transport services. At the time of our initial public offering in May 1998, we acquired the seven Founding Companies. Between May 6, 1998 and October 8, 1998, we acquired 27 additional businesses. We believe that we are now one of the largest providers of motor vehicle and equipment towing, recovery and transport services in the United States. Of our pro forma combined net revenue in the first six months of 1998, approximately 60.9% was derived from companies we have acquired which primarily provide transport services, and approximately 39.1% was derived from companies we have acquired which primarily provide towing and recovery services.

We offer a broad range of towing, recovery, transport and related services, including:

  . towing, impounding and storing motor vehicles;

  . conducting lien sales and auctions of abandoned vehicles;

  . recovering heavy-duty commercial vehicles; and

  . transporting new and used vehicles and heavy construction equipment.

We derive revenue from towing, recovery and transport services based on distance, time or fixed charges and from related impounding and storage fees. If impounded vehicles are not claimed by their owners within certain time periods, we are entitled to be paid from the proceeds of lien sales or auctions.

Our customers include:

  . commercial entities, such as automobile leasing companies and insurance companies;

  . automobile auction companies;

  . automobile dealers;

  . repair shops and fleet operators;

  . municipalities;

  . law enforcement agencies such as police, sheriff and highway patrol departments; and

  . individual motorists.

THE INDUSTRY

We estimate that motor vehicle and equipment towing and transport services generated net revenue in excess of $14 billion in the United States in 1997. Based on available data, we believe that there are over 36,000 motor vehicle and equipment towing and transport businesses in the United States, most of which are small, local and owner-operated, with limited access to capital for modernization and expansion.

We believe that the demand for towing, recovery and transport services has been impacted by the following factors:

  . an increase in the number and average age of registered vehicles, which increases the demand for all types of towing, recovery and transport services;

  . a rise in government mandates (and increased enforcement of such mandates) against unlicensed or uninsured drivers and unregistered vehicles, which results in higher demand for towing and impounding services;

  . the growing popularity of leasing (which, according to the National
   Automobile Dealers Association, has risen from 5% of all new auto sales in 1985 to 30% in 1996) which increases the demand for transport services to move off-lease vehicles to auctions and dealers for sale; and

  . the increasing mobility of the United States workforce, which increases demand for automobile transport in connection with career-related moves.


STRATEGY

We believe there are significant opportunities for a national provider of towing, recovery and transport services with high quality service, to increase revenue and profitability by expanding its scope of services and customer base, achieving operating efficiencies and expanding through acquisitions. As certain areas within the automobile industry experience growth and consolidation, such as new and used automobile dealerships, rental car companies and automobile auction companies, we believe that the demand will increase for a provider of towing, recovery and transport services with the resources and geographic coverage to serve the expanding needs of these businesses. We further believe that effective implementation of our operating and acquisition strategies as described below will position us to secure operating and competitive advantages over smaller competitors.

We also believe that the fragmented nature of the towing, recovery and transport markets presents an attractive opportunity for consolidation. Our management team includes executives with experience in implementing acquisition programs and effectively integrating acquired businesses as well as local managers who have significant contacts and experience in towing, recovery and transport services. We believe that this combination and the fragmented nature of the towing, recovery and transport markets provides us with the capability and opportunity to implement an effective consolidation strategy.

OPERATING STRATEGY

 . Provide High Quality Service. We believe that timely, professional and dependable service is the primary generator of repeat towing, recovery and transport service business. We intend to continue to implement proven practices throughout our operations in areas such as dispatching technology, driver training and professionalism, preventive maintenance and safety. By doing this we intend to continue to offer high quality service to all of our customers.

 . Expand Scope of Services and Customer Base. We intend to continue to expand the scope of our services by introducing certain capabilities of businesses we acquire into other markets where we believe such services can be successfully marketed. For example, we intend to capitalize on our lien sale and auction experience by using such practices at selected acquired operations that have not offered such services in the past. We believe that our size and financial and other resources will permit us to attract customers and contracts that require greater towing, recovery, transporting and storage capabilities than those possessed by local owner-operators. We intend to utilize our geographic diversity to pursue additional business from new and existing customers that operate on a regional or national basis, such as leasing companies, insurance companies and automobile auction companies. We also will seek to develop additional capabilities and services to complement our existing operations. For example, as a key part of our development of a national network of transport operations, we intend to establish regional marshalling yards, which will enable us to collect vehicles in one location and allocate them to particular transport vehicles and routes to maximize asset utilization.

 . Achieve Operating Efficiencies. We will seek to achieve operating efficiencies though improved asset utilization by implementing a "hub-and-spoke" strategy within identified towing markets, with a centralized "hub" for management, dispatch and maintenance operations that supports multiple satellite truck and impound yards. We believe that this strategy will allow us to provide timely service throughout a particular market, while also enabling us to consolidate certain duplicative dispatch systems and facilities. By doing this we expect to spread certain fixed costs over a larger vehicle fleet. We also expect to continue to realize cost savings by continuing to centralize certain administrative functions at our headquarters in Albany, New York. Such functions include insurance, employee benefits, accounting and risk management. We also intend to use our purchasing power to seek improved pricing in areas such as fuel, vehicles and parts.

 . Maintain Local Expertise. We anticipate that management of companies that we have acquired and companies that we acquire in the future will continue to maintain local control of their daily operations. We believe that this strategy allows us to take advantage of the local and regional market knowledge, name recognition and customer relationships possessed by each business we acquire.

ACQUISITION STRATEGY

 . Enter New Geographic Markets. As part of our "hub-and-spoke" operating strategy, we intend to acquire established, high-quality companies in markets where we can establish a leading market position to serve as our "hubs" into which additional operations may be consolidated. We also intend to acquire transport businesses with complementary transport routes and capabilities in markets across North America in order to create an integrated national transport network. We further believe that by virtue of our regional towing and storage operations we will accumulate many vehicles that need to be delivered to auctions, repair shops or scrap metal facilities. As a result, we expect these operations will feed our transport services.

 . Expand Within Existing Geographic Markets. Once we have established a core presence in a market, we will seek to strengthen our market position by buying other large companies that offer similar services. We will also pursue "tuck-in" acquisitions of smaller companies, whose businesses can be integrated into our operations, thereby using our existing infrastructure over a broader vehicle fleet and revenue base. In addition, we may seek to vertically integrate our operations by buying businesses which offer complementary services that we do not currently offer. In cases where acquired companies have developed local and regional goodwill and customer relationships, we will continue to maintain the existing business names and identities.

We believe that businesses we seek to buy will regard us as an attractive acquirer because of the following factors:

  . our strategy for creating a national, comprehensive and professionally managed towing, recovery and transport service company;

  . our decentralized operating strategy, which emphasizes an ongoing role for owners, management and key personnel of the businesses we buy, as well as meaningful equity positions for these people which will enable them to participate in our growth;

  . our visibility and access to financial resources as a public company; and

  . the potential for increasing the profitability of the businesses we buy as a result of our centralization of administrative functions, access to increased marketing resources and purchasing economies.

As consideration for our acquisitions, we intend to continue to use a combination of Common Stock, cash and debt. The consideration for each future acquisition will vary on a case-by-case basis, with the major factors in establishing the purchase price being the historical operating results and future prospects of the business to be bought and the ability of that business to complement the services we offer.

OPERATIONS AND SERVICES PROVIDED

We provide a broad range of towing, recovery and transport services for a diverse group of commercial, governmental and individual customers. Towing, recovery and transport services typically begin with a telephone call requesting assistance or transport. The call may come from a law enforcement officer, a commercial fleet dispatcher, a private business or an individual. The dispatcher records the relevant information regarding the vehicle to be towed, recovered or transported, checks the location and status of our vehicle fleet (typically using a computerized positioning system) and assigns the job to a particular vehicle. The driver collects the vehicle and tows or transports it to one of several locations, depending on the nature of the customer.

Municipality and Law Enforcement Agency Towing. We provide towing services to various municipalities and law enforcement agencies. In this market, vehicles are typically towed to one of our facilities where the vehicle is impounded and placed in storage. The vehicle remains in storage until its owner pays us the towing fee (which is typically based on an hourly charge) and any daily storage fees, and pays any fines due to the municipality or law enforcement agency. If the vehicle is not claimed within a period prescribed by law (typically between 30 and 90 days), we complete lien proceedings and sell the vehicle at auction or to a scrap metal facility, depending on the value of the vehicle. Depending on the jurisdiction, we either may keep all of the proceeds from vehicle sales, or keep proceeds up to the amount of towing and storage fees and pay the remainder to the municipality or law enforcement agency. We provide services in some cases under contracts with municipalities or police, sheriff and highway patrol departments, typically for terms of five years or less. Such contracts often may be terminated for material breach and are typically subject to competitive bidding upon expiration. In other cases, we provide these services to municipalities or law enforcement agencies without a long-term contract. Whether pursuant to a contract or an ongoing relationship, we generally provide these services for a designated geographic area, which may be shared with one or more other companies.

New and Used Automobile Transport. We provide new and used automobile transport services to leasing companies, automobile manufacturers, automobile dealers, automobile auction companies, long-distance transporters, brokers and individuals. We typically provide services as needed by a customer and charge the customer according to pre-set rates based on mileage. We transport large numbers of vehicles from automobile auctions (where off-lease vehicles are sold) to individual dealers. In addition, we provide transport services for dealers who transfer new cars from one region to another and local collection and delivery support to long-haul automobile transporters.

Insurance Salvage Towing. We provide insurance salvage towing services to insurance companies and automobile auction companies for a per-vehicle fee based on the towing distance. This business involves secondary towing, since the vehicles involved typically have already been towed to a storage facility. For example, after an accident, a damaged or destroyed vehicle is usually towed to a garage or impound yard. Our insurance salvage towing operations collect these towed vehicles and deliver them to repair shops, automobile auction companies or scrap metal facilities as directed by the customer.

Private Impound Towing. We provide impound towing services to private customers, such as shopping centers, retailers and hotels, which engage us to tow vehicles that are parked illegally on their property. As in law enforcement agency towing, we generate revenues through the collection of towing and storage fees from vehicle owners, and from the sale of vehicles that are not claimed.

Commercial Road Service. We provide road services to a broad range of commercial customers, including automobile dealers and repair shops. We typically charge a flat fee and a mileage premium for these towing services. Commercial road services also include towing and recovery of heavy-duty trucks, recreational vehicles, buses and other large vehicles, typically for commercial fleet operators. We charge an hourly rate based on the towing vehicle used for these specialized services.

Heavy Equipment Transport. We provide heavy equipment transport services to construction companies, contractors, municipalities and equipment leasing companies. We base our service fees on the vehicle used and the distance traveled.

Consumer Road Service. We also tow disabled vehicles for individual motorists and national motor clubs. We generally tow such vehicles to repair facilities for a flat fee paid by either the individual motorist or the motor club.

SALES AND MARKETING; CUSTOMERS

We believe that our commitment to consistent high quality service has provided long-term relationships with many existing customers. We believe that this positions us to expand market penetration through the use of enhanced sales and marketing efforts. Prior to joining our company, the companies we have acquired have largely focused on building and maintaining personal relationships with customers, while also using limited print advertising in newspapers and industry periodicals. We intend to focus our marketing efforts on large governmental and commercial accounts, including leasing companies, insurance companies and law enforcement agencies. We also intend to augment the capabilities and contacts of the owners and general managers of the businesses we have bought with a sales program designed to identify significant target customers and to expand working relationships with existing customers.

Although we generally have a diverse customer base, one customer, Insurance Auto Auctions ("IAA"), accounted for approximately 4.5% of our combined net revenue in 1997 and approximately 5.6% of our combined net revenue in the six months ended June 30, 1998. Our contract with IAA expires in 1999, but renews automatically for an additional three-year period, unless either party elects to the contrary. The contract may be terminated by either party at any time for material breach upon 30 days' prior written notice. We expect that IAA will continue to account for a significant percentage of our revenue for the foreseeable future. The loss of a significant customer, including IAA, could have a material adverse effect on our business financial condition and results of operations.

DISPATCH AND INFORMATION SYSTEMS

Each of the companies we have acquired operates a local dispatch system to assign individual towing, recovery and transport vehicles to particular service calls. Some of these companies use computerized positioning systems which identify and track vehicle location and status. This decreases response times and increases asset use. We are in the process of implementing a national dispatch system to support our transport operations and intend to explore the possibility of building regional towing dispatch systems in identified markets where we have established a leading market position.

Our accounting and financial reporting activities are centralized at our headquarters in Albany, New York. We anticipate that we will need to upgrade and expand our information technology systems on an ongoing basis as we expand our operations and complete acquisitions.

For a discussion of year 2000 issues as they relate to our systems and our operations, you should read "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance."

COMPETITION

The market for towing, recovery and transport services is extremely competitive. Competition is based primarily on quality, service, timeliness, price and geographic proximity. We compete with certain large companies on a regional and local basis, some of which may have greater financial and marketing resources than we have. We also compete with thousands of smaller local companies, which may have lower overhead cost structures than we have and may, therefore, be able to provide their services at lower rates than we can.

We may also face competition for businesses we seek to buy from companies which are attempting to consolidate towing, recovery or transport service providers. Some of our competitors may be better positioned than we are to finance acquisitions, to pay higher prices for the businesses we pursue or to finance their internal operations.

We believe that we are able to compete effectively because of our high quality service, geographic scope, broad range of services offered, experienced management and operational economies of scale. We seek to differentiate ourselves from our competition in terms of service and quality by investing in training, systems and equipment and by offering a broad range of products and services. We also seek to differentiate ourselves in terms of timeliness and geographic proximity by establishing facilities and vehicles in targeted geographic markets so that we are positioned to provide timely responses to service calls.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

Towing, recovery and transport services are subject to various federal, state and local laws and regulations regarding equipment, driver certification, training and recordkeeping, and workplace safety. Our vehicles and facilities are subject to periodic inspection by the United States Department of Transportation and similar state and local agencies. Our failure to comply with such laws and regulations could subject us to substantial fines and could lead to the closure of operations that are not in compliance. In addition, certain government contracting laws and regulations may effect our ability to acquire complementary businesses in a given city or county. Companies providing towing, recovery and transport services are required to have numerous federal, sate and local licenses and permits. When we buy such companies, we must transfer or apply for such licenses and permits in order to conduct the business. Any failure to obtain such licenses and permits or any delay in our receipt of such licenses and permits could have a material adverse effect on our business, financial condition and results of operations.

Our operations are subject to a number of federal, state and local laws and regulations relating to the storage of petroleum products, hazardous materials and impounded vehicles, as well as safety regulations relating to the upkeep and maintenance of our vehicles. In particular, our operations are subject to federal, state and local laws and regulations governing leakage from salvage vehicles, waste disposal, the handling of hazardous substances, environmental protection, remediation, workplace exposure and other matters. We believe that we are in substantial compliance with all such laws and regulations. We do not currently expect to spend any substantial amounts in the foreseeable future in order to meet current environmental or workplace health and safety requirements. It is possible that an environmental claim could be made against us or that we could be identified by the Environmental Protection Agency, a state agency or one or more third parties as a potentially responsible party. If we are subject to such a claim or are so identified, we may incur substantial investigation, legal and remediation costs. Such costs could have a material adverse effect on our business, financial condition and results of operations.

SAFETY AND TRAINING

We use a variety of programs to improve safety and promote an accident-free environment. These programs include regular driver training and certification, drug testing and safety bonuses. These programs are designed to ensure that all employees comply with our safety standards, our insurance carriers' safety standards and federal, state and local laws and regulations. We believe that our emphasis on safety and training will assist us in attracting and retaining quality employees.

FACILITIES AND VEHICLES

As of September 30, 1998, we operated approximately 51 facilities to (i) garage, repair and maintain towing, recovery and transport vehicles, (ii) impound and store towed vehicles and (iii) conduct lien sales and auctions. All of our facilities are leased from other parties. Many of our facilities can be used at higher capacities, if necessary. We will seek to consolidate facilities and vehicle storage capacity in the future where appropriate.

As of September 30, 1998, we operated a fleet of approximately 1,000 towing, recovery and transport vehicles, which we believe are generally well-maintained and adequate for our current operations.

RISK MANAGEMENT, INSURANCE AND LITIGATION

Our primary liability risks include bodily injury, property damage, workers' compensation claims and, potentially, environmental and land use claims. We maintain insurance on a company-wide basis, subject to customary deductibles. Although, from time to time, we are a party to litigation arising in the ordinary course of business (most of which involve claims for personal injury or property damage incurred in connection with our operations) we are not currently involved in any litigation that we believe will have a material adverse effect on our business, financial condition or results of operations.

EMPLOYEES

As of September 30, 1998, we had approximately 1,500 employees and used approximately 150 independent contractors. None of our employees are members of unions.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

The following table sets forth the name, age and position of our directors and officers:

              NAME                 AGE                           POSITION
Edward T. Sheehan................  56  Chairman of the Board, Chief Executive Officer and Secretary
Allan D. Pass....................  49  President and Chief Operating Officer
Donald J. Marr...................  39  Senior Vice President and Chief Financial Officer
Robert J. Adams, Jr. ............  35  Senior Vice President and Chief Acquisition Officer
Edward W. Morawski...............  49  Vice President and Director
Grace M. Hawkins.................  52  Director
Richard A. Molyneux..............  48  Director
Donald F. Moorehead, Jr..........  48  Director
Todd Q. Smart....................  33  Director
Mark J. Henninger................  41  Director

---------------------

Edward T. Sheehan has served as our Chairman of the Board and Chief Executive Officer since October 1997. Mr. Sheehan was President of United Waste Systems, Inc. ("United") from December 1992 to August 1997, and Chief Operating Officer of United from 1994 to August 1997, when United was sold to USA Waste Services, Inc. ("USA Waste"). He was Senior Vice President and Chief Financial Officer of Clean Harbors, Inc., a publicly-held environmental services company, from September 1990 to April 1992. From 1966 to 1990, Mr. Sheehan held several financial and operating positions with General Electric Company ("GE"), including Manager--Finance for GE's power generation service businesses, factory automation operations and Europe, Africa and Middle East Divisions. Mr. Sheehan currently serves as a director of Gundle/SLT Environmental, Inc., an environmental products company.

Allan D. Pass, Ph.D has served as our President and Chief Operating Officer since September 1998. From January 1998 until September 1998, he served as our Senior Vice President and Chief Operating Officer. From 1986 until February 1998, Dr. Pass served as the Chief Executive Officer and President of National Behavioral Science Consultants, Inc., a consulting firm specializing in innovative productivity and profitability enhancement and human resource programs. From September 1991 until June 1995, Dr. Pass also served as a Corporate Vice President for Chambers Development Corporation.

Donald J. Marr has served as our Senior Vice President and Chief Financial Officer since January 1998. From 1986 through 1997, he held a series of management positions with KeyCorp, most recently as Senior Vice President, Planning and Analysis. From January 1984 to October 1986, he held various positions at the accounting firm of Coopers & Lybrand. Mr. Marr is a certified public accountant.

Robert J. Adams, Jr. has served as our Senior Vice President and Chief Acquisition Officer since June 1998. From February 1998 to May 1998, Mr. Adams provided acquisition-related consulting services to the Company. From April 1996 through January 31, 1998, Mr. Adams served as a Manager of Corporate Development for Republic Industries, Inc. From October 1995 through March 1996, Mr. Adams was employed by RJA, Inc. and from June 1990 through September 1995 he was employed by Waste Management, Inc. as an operations manager.

Edward W. Morawski has served as our Vice President and a director since May 1998. Mr. Morawski founded Northland Auto Transporters, Inc. and Northland Fleet Leasing, Inc. ("Northland"), one of the Founding Companies, in 1977 and served as its President from inception until its acquisition by the Company in May 1998.

Grace M. Hawkins has been a director since May 1998. Since 1991, Ms. Hawkins has been President of Lotus Publications, Inc., a publishing company specializing in marketing for the transportation industry. From 1985 to 1991, she served as President of T.T. Publications, Inc., a magazine publisher. She has authored numerous articles relating to the towing industry.

Richard A. Molyneux has been a director since June 1998. Since March 1998, Mr. Molyneux has been a partner of MCT L.L.C. From 1975 through 1997, Mr. Molyneux served in various executive positions with KeyBank, National Association, and its affiliates, most recently as Chief Executive Officer.

Donald F. Moorehead, Jr. has been a director since May 1998. Since August 1997, Mr. Moorehead has served as a consultant to USA Waste, the largest solid waste management company in the United States. Since June 1, 1998, Mr. Moorehead has also served as Chairman and Chief Executive Officer of EarthCare Co., a liquid waste management company. From June 1995 to August 1997, he served as Vice Chairman and Chief Development Officer of USA Waste. From October 1990 to June 1995, he served as USA Waste's Chairman, and from October 1990 to May 1994, he also served as its Chief Executive Officer. From 1985 to 1990, Mr. Moorehead was Chairman and Chief Executive Officer of Mid-American Waste Services, Inc. Mr. Moorehead currently serves as a director of FYI, Inc., a document reproduction and storage company, and EarthCare Co. Group, Inc.

Todd Q. Smart has been a director since May 1998. Mr. Smart also provides us with acquisition-related consulting services. In 1987, Mr. Smart founded Absolute Towing and Transporting, Inc. ("Absolute"), one of the Founding Companies, and served as its President from inception until we acquired it in May 1998. Since June 1998, Mr. Smart has operated an official police garage in the City of Los Angeles.

Mark J. Henninger has been a director since August 14, 1998. Mr. Henninger also provides us with acquisition-related consulting services. Mr. Henninger founded Keystone in 1991 and served as its President from inception until we acquired it in August 1998.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee: (i) makes recommendations to the Board of Directors with respect to the independent auditors who conduct the annual examination of our accounts; (ii) reviews the scope of the annual audit and meets periodically with our independent auditors to review their findings and recommendations;
(iii) approves major accounting policies or changes thereto; and (iv) periodically reviews our principal internal financial controls. The Compensation Committee reviews the compensation of our executive officers and makes recommendations regarding such compensation to the Board of Directors.

COMPENSATION OF DIRECTORS

Certain directors who are not our employees or consultants are entitled to receive (i) upon their election as a director and on the date of each annual meeting of stockholders thereafter a grant of options to purchase 20,000 shares of Common Stock at the fair market value on the date of grant and (ii) cash compensation of approximately $2,500 for each meeting attended. Directors who are our employees or consultants do not receive additional compensation for serving as directors. All directors are reimbursed for expenses incurred in attending meetings of the Board or its committees.

EXECUTIVE COMPENSATION; EMPLOYMENT AGREEMENTS; COVENANTS-NOT-TO-COMPETE

We were incorporated in July 1997 and conducted no operations during 1997 other than activities related to the acquisitions of the Founding Company and our initial public offering. We did not pay any of our executive officers compensation during 1997. We anticipate that during 1998 our most highly compensated executive officers will be Messrs. Sheehan, Marr and Adams and Dr. Pass.

We have entered into employment agreements with each of these executive officers. Pursuant to such agreements, each executive is entitled to receive a base salary and will be eligible to receive a performance bonus as determined by the Board of Directors. The annual base salaries of the executives are as follows: Mr. Sheehan--$200,000; Dr. Pass--$150,000; Mr. Adams--$140,000; and
Mr. Marr--$75,000. Each employment agreement has an initial term of three years (beginning in February 1998 in the case of Mr. Sheehan, June 1998 in the case of Mr. Adams and January 1998 in the case of Dr. Pass and Mr. Marr), unless terminated by either party prior to the end of such initial term. Each agreement also may be terminated upon the death or disability of the executive or by us for "cause" upon notice to the executive. The employment agreements provide that if the executive is terminated without cause, he will be paid a severance amount equal to his base salary for the following periods: Mr. Sheehan--six months; Dr. Pass--two years; Mr. Marr--one year; and Mr. Adams-- one year. For purposes of such severance payments, a voluntary termination of employment by Mr. Marr or Dr. Pass within six months after a termination of employment of Mr. Sheehan for any reason constitutes a termination without cause. Mr. Sheehan's employment agreement contains a covenant not to solicit our employees or customers for a period of one year after termination of his employment. The employment agreements of each of the other executive officers contain covenants not to compete and covenants not to solicit our employees or customers for a period of one year following termination of the agreements.

1998 STOCK OPTION PLAN

Our 1998 Stock Option Plan is intended to provide our directors, officers, employees and consultants with an opportunity to invest in our Common Stock and to advance our interests and the interests of our stockholders by enabling us to attract and retain qualified personnel. The 1998 Stock Option Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options. The maximum number of shares of Common Stock that may be subject to options granted under the 1998 Stock Option Plan may not exceed, in the aggregate, 1,278,885 shares. Shares of Common Stock that are attributable to grants that have expired or been terminated, cancelled or forfeited are available for issuance in connection with future grants. The Compensation Committee administers the 1998 Stock Option Plan, makes awards of stock options to executive officers and establishes the terms and conditions of such awards.

The authority to make awards of stock options to non-executives, and to establish the terms and conditions of such awards, has been delegated to our Chief Executive Officer.

In September 1998, we adopted a Non-Qualified Stock Option Plan pursuant to which non-qualified stock options may be granted to our employees and consultants who are neither directors nor officers. The maximum number of shares of Common Stock that may be subject to options granted under the Non-Qualified Stock Option Plan may not exceed, in the aggregate, 500,000 shares. Shares of Common Stock that are attributable to grants that have expired or been terminated, cancelled or forfeited are available for issuance in connection with future grants. The Chief Executive Officer administers the Non-Qualified Stock Option Plan, selects the individuals who receive awards and establishes the terms and conditions of such awards.

Options to purchase a total of 570,000 shares of Common Stock with a weighted average exercise price of $12.64 per share had been granted to our directors, officers, employees and consultants as of June 30, 1998. Of these options, we granted options exercisable into: 40,000 shares to Mr. Sheehan, 115,000 shares to Dr. Pass; 85,000 shares to Mr. Marr; 70,000 shares to Mr. Adams; and 20,000 shares to each of Mr. Molyneux, Mr. Moorehead and Ms. Hawkins. Each option we have granted was granted at the fair market value on the date of grant, vests at the rate of 33 1/3% per year, commencing on the first anniversary of the date of grant, and will expire ten years after the date of grant.

                           CERTAIN TRANSACTIONS

In November 1997, we sold 744,000 shares of Common Stock to Mr. Sheehan for cash consideration of $20,000. Mr. Sheehan bought the shares pursuant to an agreement which provides us with a right to repurchase them, at our discretion, at the price Mr. Sheehan paid. This right may only be exercised in the event that Mr. Sheehan voluntarily terminates his employment or is discharged for "cause." The repurchase right expired with respect to 372,000 shares upon our initial public offering, and will expire with respect to the remaining 372,000 shares in August 1999.

In January 1998, we sold an aggregate of 218,736 shares of Common Stock to private investors for cash consideration of $735,000. Mr. Moorehead purchased 29,760 of these shares for $100,000. All of these investors, including Mr. Moorehead have agreed not to sell any shares they bought for the period ending one year from the date of our initial public offering.

Each of Messrs. Henninger, Morawski and Smart (all of whom are members of our Board of Directors) is a former owner of a business we acquired. The following table sets forth the consideration we paid and the indebtedness we assumed when we bought Northland (which was formerly owned by Mr. Morawski), Absolute (which was formerly owned by Mr. Smart) and Keystone (which was formerly owned by Mr. Henninger):

                                                        SHARES OF      TOTAL
                        NAME                     CASH  COMMON STOCK INDEBTEDNESS
                                                     (DOLLARS IN THOUSANDS)
     Northland................................. $8,307   692,277       $1,433
     Absolute..................................  3,567   297,267          651
     Keystone..................................  4,531   377,624          712


In addition, we must make earn-out payments for each of the years 1998 through 2002 to each of Messrs. Morawski, Smart and Henninger, if the company he owned achieves target levels of net revenue. The target level of net revenue that must be reached in 1998 is generally 110% of the 1997 net revenue of the particular company. The target net revenue for the years 1999 through 2002 is 110% of the greater of (i) the prior year's actual net revenue or (ii) target net revenue. If the target net revenue is achieved for a particular year, we must make an initial payment equal to 5% of the excess of actual net revenue over the target level. In addition, once the target level of net revenue for a particular year is met, we must make subsequent and equal payments for each year through 2002, but only if the actual net revenue for the respective subsequent year exceeds the actual net revenue for the year that the earn-out target was first achieved. Any required earn-out payments will be made in the form of Common Stock.

Prior to our acquisition of Absolute, Absolute distributed to Mr. Smart personal assets not included in the transaction with a book value of $65,000. Prior to our acquisition of Keystone, Keystone made a cash distribution of less than $150,000 to Mr. Henninger to pay taxes on S corporation earnings. In addition, Keystone distributed to Mr. Henninger personal assets not included in the transaction with a book value of $56,000.

Pursuant to the agreements entered into in connection with our purchases of Northland, Absolute and Keystone, Messrs. Morawski, Smart and Henninger have agreed not to compete with us for a period of five years from the date of our initial public offering in defined business and geographic areas.

In connection with our purchases of Absolute and Keystone, we entered into consulting agreements with Mr. Smart and Mr. Henninger. Pursuant to these agreements, Mr. Smart and Mr. Henninger are each entitled to receive a consulting fee equal to two percent of the gross revenue of each company that they assist us in buying, with the fee to be based on the acquired company's gross revenue for the twelve months immediately preceding our purchase of it. Each consulting agreement is for a term of three years. From February 1998 until June 1998 (when he became our Senior Vice President and Chief Acquisition Officer) Mr. Adams was a party to a consulting agreement with us. Mr. Adams' agreement contained terms substantially similar to our consulting agreements with Messrs. Henninger and Smart.

In addition, in connection with our purchase of Northland, we entered into an employment agreement with Mr. Morawski pursuant to which he serves as one of our Vice Presidents for a term of three years, with an annual base salary of $150,000.

The employment and consulting agreements described above also contain covenants not to compete for one year after the termination of the agreement.

In June 1998, Mr. Smart was awarded a contract for police towing in a police district in Los Angeles. Mr. Smart conducts these operations through a newly formed entity that he controls. We have the option to buy Mr. Smart's company, beginning 18 months after our purchase of Absolute and ending three years thereafter. The purchase price under this option is equal to 13 times the after-tax net income of the entity for the 12-month period prior to the exercise of the option. Mr. Henninger is also seeking the award of a contract for police towing in another district in Los Angeles. If Mr. Henninger is awarded the contract, he will also conduct these operations through a newly formed entity that he controls. We will have a right to buy Mr. Henninger's company on the same terms described above, beginning one year after our purchase of Keystone and ending three years thereafter.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with regard to the beneficial ownership of our Common Stock as of September 30, 1998, by (a) each person who we know to own beneficially more than five percent of the outstanding shares of Common Stock, (b) each of our directors, (c) each of our executive officers, and (d) all directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the securities listed below, based on information provided by such owners, have sole investment and voting power with respect to the Common Stock shown below as being beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the address of each beneficial owner is c/o United Road Services, Inc., 8 Automation Lane, Albany, New York 12205.

                                                              NUMBER OF
                            NAME                               SHARES   PERCENT
Edward T. Sheehan(1).........................................   714,235   4.9%
Edward W. Morawski...........................................   692,277   4.8
Todd Q. Smart................................................   297,267   2.1
Donald F. Moorehead, Jr......................................    86,760    *
Richard A. Molyneux..........................................       --    --
Robert J. Adams, Jr. ........................................       --    --
Allan D. Pass................................................       --    --
Donald J. Marr...............................................       --    --
Grace M. Hawkins.............................................       --    --
Mark J. Henninger............................................   377,624   2.6
Mark McKinney(2).............................................   930,000   6.4
Ross Berner(3)...............................................   930,000   6.4
All directors and executive officers as a group  (10
 persons).................................................... 2,168,163  15.0%

---------------------
*  Less than one percent.

(1) Includes 10,235 shares held by children of Mr. Sheehan. Mr. Sheehan disclaims beneficial ownership of such shares.

(2)The address of this stockholder is 1298 Green Oaks Dr., Littleton, CO 80121.

(3)The address of this stockholder is 1360 Lombard #302, San Francisco, CA
94109.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

Our authorized capital stock consists of 40,000,000 shares. Of these shares, 35,000,000 shares are Common Stock, $0.001 par value, and 5,000,000 shares are Preferred Stock, $0.001 par value. As of September 30, 1998, there were 14,497,384 shares of Common Stock and no shares of Preferred Stock outstanding. The following discussion of the material features of our capital stock is intended as a summary only. As a result, for complete information you should read our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are included as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

All holders of our Common Stock are entitled to one vote for each share they own on all matters submitted to a vote of stockholders. Subject to the terms of any Preferred Stock we may issue, holders of Common Stock are entitled to receive ratably any dividends as may be declared from time to time by the Board of Directors. In the event we liquidate, dissolve or wind up, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of Preferred Stock. Holders of Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

PREFERRED STOCK

Our Board of Directors (the "Board") has the authority, without action by the stockholders, to designate and issue up to 5,000,000 shares of Preferred Stock in one or more series and to designate the dividend rate, voting rights and other rights, preferences and restrictions of each series, any or all of which may be greater than the rights of the Common Stock. We have no present plans to issue any shares of Preferred Stock.

One of the effects of undesignated Preferred Stock may be to enable our Board to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise and to protect the continuity of our management. The issuance of shares of Preferred Stock may adversely affect the rights of holders of Common Stock. For example, any Preferred Stock we issue may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

CLASSIFIED BOARD OF DIRECTORS; FILLING VACANCIES

Our Amended and Restated Certificate of Incorporation provides that our Board of Directors shall be divided into three classes and that the number of directors in each class shall be as nearly equal as is possible based upon the number of directors constituting the entire Board. The certificate of incorporation effectively provides that the term of office of the first class of directors will expire at our first annual meeting of stockholders following the initial public offering, the term of office of the second class of directors will expire at our second annual meeting of stockholders following the initial public offering, and the term of office of the third class of directors will expire at our third annual meeting of stockholders following the initial public offering. At each annual meeting of stockholders, successors to directors of the class whose term expires at such meeting will be elected to serve for three-year terms and until their successors are elected and qualified.

The classification of our Board of Directors has the effect of making it more difficult for stockholders to change the composition of the Board. At least two annual meetings of stockholders, instead of one, will generally be required to change the majority of the Board. Such a delay may help to provide the Board with sufficient time to analyze an unsolicited proxy contest, a tender or exchange offer or any other extraordinary corporate transaction. However, such classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to our stockholders. The classification of the Board could thus increase the likelihood that incumbent directors will retain their positions.

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may only be removed by the stockholders for cause. Our certificate of incorporation does not override this provision. Our certificate of incorporation does provide that, subject to the rights of any holders of Preferred Stock, newly created directorships resulting from an increase in the authorized number of directors or vacancies on the Board resulting from death, resignation, retirement, disqualification or removal of directors or any other cause may be filled only by the Board (and not by the stockholders unless there are no directors in office). Accordingly, the Board could prevent any stockholder from enlarging the Board and filling the new directorships with such stockholder's own nominees.

The provisions of the certificate of incorporation governing the removal of directors and the filling of vacancies may have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company, or of attempting to change the composition or policies of the Board, even though such attempts might be beneficial to our stockholders. These provisions of the certificate of incorporation could thus increase the likelihood that incumbent directors will retain their positions.

STOCKHOLDER MEETING PROVISIONS

Our certificate of incorporation and bylaws provide that (subject to the rights of any holders of Preferred Stock) (i) only a majority of the Board of Directors or the Chief Executive Officer is able to call a special meeting of stockholders; and (ii) stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and may not be taken by written consent. These provisions, taken together, prevent stockholders from forcing consideration of stockholder proposals over the opposition of the Board, except at an annual meeting.

The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as director, or to bring other business before an annual meeting of our stockholders.

The notice procedure provides that, subject to the rights of any holders of Preferred Stock, only persons who are nominated by or at the direction of the Board, any committee appointed by the Board, or by a stockholder who has given timely written notice to our Secretary prior to the meeting at which directors are to be elected will be eligible for election as directors. At an annual meeting, only such business may be conducted as has been brought before the meeting by the Board, any committee appointed by the Board, or by a stockholder who has given timely written notice to our Secretary of such stockholder's intention to bring such business before such meeting. To be timely, we must receive notice of stockholder nominations or proposals not less than 60 days nor more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, then not later than the 15th day following the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made). These notices must contain certain prescribed information.

This notice procedure affords our Board of Directors an opportunity to consider the qualifications of proposed director nominees or the merit of stockholder proposals, and, to the extent deemed appropriate by the Board, to inform stockholders about such matters. The notice procedure also provides a more orderly procedure for conducting annual meetings of stockholders.

Although our bylaws do not give our Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, the provisions described above may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals. These provisions may also discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal.

DELAWARE LAW

We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" with a Delaware corporation for three years following the date such person became an interested stockholder. This restriction is subject to certain exceptions such as approval of the board of directors and of the holders of at least two-thirds of the outstanding shares of voting stock not owned by the interested stockholder. The existence of this provision is expected to have an anti-takeover effect, possibly inhibiting attempts that might result in a premium over the market price for the shares of Common Stock.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

Pursuant to the provisions of the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation which provide that our directors shall not be personally liable for monetary damages for a breach of fiduciary duty as a director. However, the directors will be liable if the damages result from (i) a breach of the director's duty of loyalty to the Company or our stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) an act related to the unlawful stock repurchase or payment of a dividend under Section 174 of Delaware General Corporation Law; and (iv) transactions from which the director derived an improper personal benefit. Also, the limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our bylaws require us to indemnify our officers and directors, and permit us to indemnify our other agents, to the fullest extent permitted under Delaware law. We have entered into separate indemnification agreements with our directors and officers which are, in some cases, broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

TRANSFER AGENT

The transfer agent and registrar for our Common Stock is American Stock Transfer and Trust Company.

                                 LEGAL MATTERS

The legality of the Common Stock offered hereby will be passed on for the Company by the international law firm of McDermott, Will & Emery.

                                    EXPERTS

The financial statements of United Road Services, Inc., the combined financial statements of Northland Auto Transporters, Inc. and Northland Fleet Leasing, Inc., the combined financial statements of Caron Auto Works, Inc. and Caron Auto Brokers, Inc., the combined financial statements of 5-L Corporation, and ADP Transport, Inc., the consolidated financial statements of Smith-Christensen Enterprises, Inc. and subsidiary, the consolidated financial statements of ASC Transportation Services and subsidiary, the consolidated financial statements of E&R Towing & Garage, Inc. and subsidiaries, and the financial statements of Falcon Towing and Auto Delivery, Inc., Absolute Towing and Transporting, Inc., Keystone Towing, Inc., Neil's Used Truck & Car Sales, Incorporated, Environmental Auto Removal, Inc., Alert Auto Transport, Inc., Fast Towing, Inc., Car Transporters Corporation and Schroeder Auto Carriers, Inc. to the extent and for the periods indicated in their reports, have been included herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
UNITED ROAD SERVICES, INC.
  Unaudited Pro Forma Combined Financial Statements--Basis of Presenta-
   tion...................................................................  F-4
  Unaudited Pro Forma Combined Balance Sheet..............................  F-5
  Unaudited Pro Forma Combined Statement of Operations....................  F-6
  Notes to Unaudited Pro Forma Combined Financial Statements..............  F-8
UNITED ROAD SERVICES, INC.
  Independent Auditors' Report............................................ F-11
  Balance Sheet........................................................... F-12
  Statement of Operations................................................. F-13
  Statement of Stockholders' Equity (Deficit)............................. F-14
  Statement of Cash Flows................................................. F-15
  Notes to Financial Statements........................................... F-16
FOUNDING COMPANIES
NORTHLAND AUTO TRANSPORTERS, INC. AND NORTHLAND FLEET LEASING, INC.
  Independent Auditors' Report............................................ F-20
  Combined Balance Sheets................................................. F-21
  Combined Statements of Operations....................................... F-22
  Combined Statements of Stockholder's Equity............................. F-23
  Combined Statements of Cash Flows....................................... F-24
  Notes to Combined Financial Statements.................................. F-25
FALCON TOWING AND AUTO DELIVERY, INC.
  Independent Auditors' Report............................................ F-31
  Balance Sheets.......................................................... F-32
  Statements of Operations................................................ F-33
  Statements of Stockholder's Equity...................................... F-34
  Statements of Cash Flows................................................ F-35
  Notes to Financial Statements........................................... F-36
SMITH-CHRISTENSEN ENTERPRISES, INC. AND SUBSIDIARY
  Independent Auditors' Report............................................ F-41
  Consolidated Balance Sheets............................................. F-42
  Consolidated Statements of Operations................................... F-43
  Consolidated Statements of Stockholders' Equity......................... F-44
  Consolidated Statements of Cash Flows................................... F-45
  Notes to Consolidated Financial Statements.............................. F-46
CARON AUTO WORKS, INC. AND CARON AUTO BROKERS, INC.
  Independent Auditors' Report............................................ F-53
  Combined Balance Sheets................................................. F-54
  Combined Statements of Operations....................................... F-55
  Combined Statements of Stockholders' Equity............................. F-56
  Combined Statements of Cash Flows....................................... F-57
  Notes to Combined Financial Statements.................................. F-58


ABSOLUTE TOWING AND TRANSPORTING, INC.
  Independent Auditors' Report............................................. F-64
  Balance Sheets........................................................... F-65
  Statements of Operations................................................. F-66
  Statements of Stockholder's Equity....................................... F-67
  Statements of Cash Flows................................................. F-68
  Notes to Financial Statements............................................ F-69
ASC TRANSPORTATION SERVICES AND SUBSIDIARY
  Independent Auditors' Report............................................. F-73
  Consolidated Balance Sheet............................................... F-74
  Consolidated Statement of Operations..................................... F-75
  Consolidated Statement of Stockholders' Deficit.......................... F-76
  Consolidated Statement of Cash Flows..................................... F-77
  Notes to Consolidated Financial Statements............................... F-78

SELECTED ACQUIRED COMPANIES

E&R TOWING & GARAGE, INC. AND SUBSIDIARY
  Independent Auditors' Report............................................  F-83
  Consolidated Balance Sheet..............................................  F-84
  Consolidated Statement of Operations and Retained Earnings .............  F-85
  Consolidated Statement of Cash Flows....................................  F-86
  Notes to Consolidated Financial Statements..............................  F-87
ENVIRONMENTAL AUTO REMOVAL, INC.
  Independent Auditors' Report............................................  F-92
  Balance Sheet ..........................................................  F-93
  Statement of Operations and Retained Earnings (Deficit).................  F-94
  Statement of Cash Flows.................................................  F-95
  Notes to Financial Statements...........................................  F-96
NEIL'S USED TRUCK & CAR SALES, INCORPORATED
  Independent Auditors' Report............................................ F-100
  Balance Sheet........................................................... F-101
  Statement of Operations................................................. F-102
  Statement of Stockholders' Equity....................................... F-103
  Statement of Cash Flows................................................. F-104
  Notes to Financial Statements........................................... F-105
5-L CORPORATION AND ADP TRANSPORT, INC.
  Independent Auditors' Report............................................ F-108
  Combined Balance Sheet.................................................. F-109
  Combined Statement of Operations........................................ F-110
  Combined Statement of Stockholders' Equity.............................. F-111
  Combined Statement of Cash Flows........................................ F-112
  Notes to Combined Financial Statements.................................. F-113
CAR TRANSPORTERS CORPORATION
  Independent Auditors' Report............................................ F-116
  Balance Sheet........................................................... F-117
  Statement of Operations................................................. F-118
  Statement of Stockholders' Deficit...................................... F-119
  Statement of Cash Flows................................................. F-120
  Notes to Financial Statements........................................... F-121


SCHROEDER AUTO CARRIERS, INC.
  Independent Auditors' Report............................................ F-125
  Balance Sheet........................................................... F-126
  Statement of Operations................................................. F-127
  Statement of Stockholders' Equity....................................... F-128
  Statement of Cash Flows................................................. F-129
  Notes to Financial Statements........................................... F-130
KEYSTONE TOWING, INC.
  Independent Auditors' Report............................................ F-133
  Balance Sheets.......................................................... F-134
  Statements of Operations................................................ F-135
  Statements of Stockholder's Equity...................................... F-136
  Statements of Cash Flows................................................ F-137
  Notes to Financial Statements........................................... F-138
FAST TOWING, INC.
  Independent Auditors' Report............................................ F-143
  Balance Sheet........................................................... F-144
  Statement of Operations................................................. F-145
  Statement of Stockholders' Equity....................................... F-146
  Statement of Cash Flows................................................. F-147
  Notes to Financial Statements........................................... F-148
ALERT AUTO TRANSPORT, INC.
  Independent Auditors' Report............................................ F-152
  Balance Sheet........................................................... F-153
  Statement of Earnings and Retained Earnings............................. F-154
  Statement of Cash Flows................................................. F-155
  Notes to Financial Statements........................................... F-156

                        UNITED ROAD SERVICES, INC.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

  The following unaudited pro forma combined financial statements give effect to certain acquisitions completed by United Road Services, Inc. since its inception in July 1997. All of these acquisitions were accounted for using the purchase method of accounting.

  The June 30, 1998 unaudited pro forma combined balance sheet gives effect to the acquisitions of E&R Towing & Garage, Inc. and subsidiary ("E&R"), Environmental Auto Removal, Inc. ("EAR"), Neil's Used Truck & Car Sales, Incorporated ("Neil's"), Car Transporters Corporation ("CTC"), Schroeder Auto Carriers, Inc. ("Schroeder"), Keystone Towing, Inc. ("Keystone"), and Alert Auto Transport, Inc. ("Alert") as if they had occurred on June 30, 1998.

  The unaudited pro forma combined statements of operations give effect to the acquisitions by United Road Services, Inc. of the Founding Companies and the Selected Acquired Companies, as if they had occurred on January 1, 1997.

  To the extent the former owners of the Founding Companies and Selected Acquired Companies have agreed to reductions in salary, bonuses and benefits, these reductions have been reflected in the unaudited pro forma combined statements of operations.

  The pro forma adjustments are based on estimates, available information and certain assumptions, and may be revised, as additional information becomes available. The pro forma financial information does not purport to represent what United Road Services, Inc.'s financial position or results of operations would actually have been had such transactions occurred on these dates and are not necessarily representative of United Road Services, Inc.'s financial position or results of operations for any future period. Since United Road Services, Inc., the Founding Companies and the Selected Acquired Companies were not under common control or management during the periods presented, historical combined results may not be comparable to, or indicative of, future performance. See "Risk Factors" included elsewhere herein. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this prospectus.

                        UNITED ROAD SERVICES, INC.

                UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               JUNE 30, 1998

                              (IN THOUSANDS)

                           UNITED
                            ROAD                                                         PRO FORMA
                          SERVICES,                                                     ACQUISITION      PRO FORMA
                            INC.     E&R   EAR  NEIL'S  CTC    SCHROEDER KEYSTONE ALERT ADJUSTMENTS      COMBINED
                          --------- ----- ----- ------ ------  --------- -------- ----- -----------      ---------
         ASSETS
Cash and cash
equivalents.............  $ 40,931  1,084 1,143   356     --       108      100     34    (36,959)(a)(b)    6,797
Accounts receivable.....     4,871    441 1,250   946     898      808      152    165        --            9,531
 Less: allowance........       --     --    --     13       6       63      --       7        --               89
                          --------  ----- ----- -----  ------    -----    -----    ---    -------         -------
Accounts receivable,
net.....................     4,871    441 1,250   933     892      745      152    158        --            9,442
Accounts receivable from
related parties and
employees...............       --     446   --     15     --         8        4    --        (446)(c)          27
Inventory...............       --     --     79   191     --       --        61      1        --              332
Notes receivables.......       --      46   --    --      --       --        87    --         --              133
Prepaid and other
current assets..........     2,721    186     2    30      66       39       82      3       (108)(c)       3,021
                          --------  ----- ----- -----  ------    -----    -----    ---    -------         -------
 Total Current Assets...    48,523  2,203 2,474 1,525     958      900      486    196    (37,513)         19,752
Property and equipment,
net.....................    18,648  1,795   922 1,654   2,493    1,166    1,044    520        410(a)       28,652
Accounts receivable--
related parties--non-
current.................       --     --    805   --      --       --       --      17        --              822
Other non-current
assets, net.............       915     31   --    --      525      --        85    --         --            1,556
Goodwill................    65,650    --    --    --      --       --       --     --      45,496(a)      111,146
                          --------  ----- ----- -----  ------    -----    -----    ---    -------         -------
  Total Assets..........  $133,736  4,029 4,201 3,179   3,976    2,066    1,615    733      8,393         161,928
                          ========  ===== ===== =====  ======    =====    =====    ===    =======         =======
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current installment of
notes payable...........  $    922    469   212   133   4,918      --       337     18        --            7,009
Current installment of
lease obligations.......     1,247    --    --    164     322       94      --     --         --            1,827
Borrowings under lines
of credit...............       --     --    --    --      594      --        97    --         --              691
Payable to related
parties--current........       798    --    622   --      --       180      --     --        (554)(c)       1,046
Accounts payable........     4,582    111 1,765    85   1,776      158      216     75        --            8,768
Income taxes payable....       292    130   --    --      --       --       --     --         --              422
Payable to
stockholders............       --     --    --    --      --       --        33    --         --               33
Other accrued
liabilities.............     2,045    137    48   480     674       56      429     20        --            3,889
                          --------  ----- ----- -----  ------    -----    -----    ---    -------         -------
  Total Current
  Liabilities...........     9,886    847 2,647   862   8,284      488    1,112    113       (554)         23,685
Notes payable, excluding
current installments....       --     323    39   661     --       --       349    --         --            1,372
Capital lease
obligations, excluding
current installments....     1,156    --    --    176     --       341      --     --         --            1,673
Payable to related
party...................       --     --    208   --      --       --       --     --         --              208
Other Liability.........       --      17   --    --      --       --       --     --         --               17
Deferred income taxes...       811    231   --    --      --       --       --      79        164(a)        1,285
                          --------  ----- ----- -----  ------    -----    -----    ---    -------         -------
  Total Liabilities.....    11,853  1,418 2,894 1,699   8,284      829    1,461    192       (390)         28,240
Stockholders' Equity:...
 Common stock...........        13      1     1     1      10       35       20      1        (68)(a)          14
 Additional paid-in
 capital................   121,819    159   --    --      --       --       --     --      11,795(a)      133,773
 Retained earnings
 (accumulated deficit)..        51  2,451 1,306 1,479  (4,318)   1,202      134    540     (2,944)(a)(b)      (99)
                          --------  ----- ----- -----  ------    -----    -----    ---    -------         -------
    Total Stockholders'
    Equity (deficit)....   121,883  2,611 1,307 1,480  (4,308)   1,237      154    541      8,783         133,688
                          --------  ----- ----- -----  ------    -----    -----    ---    -------         -------
 Total Liabilities and
Stockholders' Equity....  $133,736  4,029 4,201 3,179   3,976    2,066    1,615    733      8,393         161,928
                          ========  ===== ===== =====  ======    =====    =====    ===    =======         =======

    The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        UNITED ROAD SERVICES, INC.

           UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      SIX MONTHS ENDED JUNE 30, 1998

                  (IN THOUSANDS, EXCEPT PER SHARE DATA)

                              TOTAL
                   UNITED   FOUNDING
                    ROAD    COMPANIES                                                                          PRO FORMA
                  SERVICES, 1/1/98 -                                                                          ACQUISITION
                    INC.     5/5/98    E&R    EAR   NEIL'S  5-L/ADP  CTC   SCHROEDER KEYSTONE FAST TOW ALERT  ADJUSTMENTS
                  --------- --------- -----  -----  ------  ------- -----  --------- -------- -------- -----  -----------
Net revenue......  $8,468    19,035   2,929  8,539  5,891    5,069  4,500    3,169    1,998     1,851  1,472    (1,400)(f)
Cost of revenue..   5,458    13,851   1,645  6,022  4,813    4,289  3,862    2,537    1,329       915  1,375    (2,490)(b)(f)
                   ------    ------   -----  -----  -----    -----  -----    -----    -----    ------  -----    ------
 Gross profit....   3,010     5,184   1,284  2,517  1,078      780    638      632      669       936     97     1,090
Selling general
and
administrative
expenses.........   2,667     3,525     662  1,740    375      335    623      396      652     1,123    148    (2,674)(a)
Goodwill
amortization.....     189       --      --     --     --       --     --       --       --        --     --      1,305 (c)
                   ------    ------   -----  -----  -----    -----  -----    -----    -----    ------  -----    ------
Income (loss)
from operations..     154     1,659     622    777    703      445     15      236       17      (187)   (51)    2,459
Other income
(expense):
 Interest
 expense.........    (114)     (451)    (25)    (7)   (47)     --    (299)     (18)     (26)      --      (1)       55 (d)
 Interest income.     477        19      43     52    --       --     --       --       --          1    --        --
 Gain (loss) on
 sale of assets..     --        (24)     19     13    --       --     --       --       --       (140)    21       --
 Other...........     --       (232)      1      1    --        23    (54)       1       94       --     --        --
                   ------    ------   -----  -----  -----    -----  -----    -----    -----    ------  -----    ------
Income (loss)
before income
taxes............     517       971     660    836    656      468   (338)     219       85      (326)   (31)    2,514
Income tax
expense
(benefit)........     292       437     240     16    --       --     --       --       --         29    (11)    1,933
                   ------    ------   -----  -----  -----    -----  -----    -----    -----    ------  -----    ------
Net income
(loss)...........  $  225       534     420    820    656      468   (338)     219       85      (355)   (20)      581
                   ======    ======   =====  =====  =====    =====  =====    =====    =====    ======  =====    ======
Basic earnings
per share (g)....     --        --      --     --     --       --     --       --       --        --     --        --
Diluted earnings
per share (g)....     --        --      --     --     --       --     --       --       --        --     --        --
                  PRO FORMA
                  COMBINED
                  ---------
Net revenue......   61,521
Cost of revenue..   43,606
                  ---------
 Gross profit....   17,915
Selling general
and
administrative
expenses.........    9,572
Goodwill
amortization.....    1,494
                  ---------
Income (loss)
from operations..    6,849
Other income
(expense):
 Interest
 expense.........     (933)
 Interest income.      592
 Gain (loss) on
 sale of assets..     (111)
 Other...........     (166)
                  ---------
Income (loss)
before income
taxes............    6,231
Income tax
expense
(benefit)........    2,936
                  ---------
Net income
(loss)...........    3,295
                  =========
Basic earnings
per share (g)....  $  0.37
                  =========
Diluted earnings
per share (g)....  $  0.37
                  =========

   The accompanying notes are an integral part of these unaudited pro forma combined financial statements

                        UNITED ROAD SERVICES, INC.

           UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                       YEAR ENDED DECEMBER 31, 1997

                   (IN THOUSANDS, EXCEPT PER SHARE DATA)

                     UNITED
                      ROAD      TOTAL                                                                           PRO FORMA
                    SERVICES, FOUNDING                         5-L/                                            ACQUISITION
                      INC.    COMPANIES  E&R    EAR    NEIL'S   ADP    CTC   SCHROEDERS KEYSTONE FAST   ALERT  ADJUSTMENTS
                    --------- --------- -----  ------  ------  -----  -----  ---------- -------- -----  -----  -----------
Net revenue.......    $ --     42,599   8,528  14,104  9,553   9,852  6,676    5,799     3,943   3,355  2,958    (2,800)(f)
Cost of revenue...      --     31,258   5,193  10,889  8,246   8,390  5,708    4,568     2,607   1,776  2,418    (4,867)(b)(f)
                      -----    ------   -----  ------  -----   -----  -----    -----     -----   -----  -----    ------
  Gross profit....      --     11,341   3,335   3,215  1,307   1,462    968    1,231     1,336   1,579    540     2,067
Selling general
and administrative
expenses..........      174     8,070   2,851   2,671    790     927    830      889     1,140   1,432    301    (5,565)(a)
Goodwill amortiza-
tion..............      --        --      --      --     --      --     --       --        --      --     --      2,721 (c)
                      -----    ------   -----  ------  -----   -----  -----    -----     -----   -----  -----    ------
Income (loss) from
operations........     (174)    3,271     484     544    517     535    138      342       196     147    239     4,911
Other income
(expense):
  Interest ex-
  pense...........      --       (835)   (114)    (27)   (71)    (10)  (738)     (31)      (71)     (7)    (9)      156 (d)
  Interest income.      --         48      48      41    --      --     --       --          2     --     --        --
  Gain (loss) on
  sale of assets..      --        207      63      12    --      --      22        9        36      (9)    24       --
  Other...........      --        201     --       (6)   --       11   (200)       4        76     --     --        --
                      -----    ------   -----  ------  -----   -----  -----    -----     -----   -----  -----    ------
Income (loss)
before income
taxes.............     (174)    2,892     481     564    446     536   (778)     324       239     131    254     5,067
Income tax expense
(benefit).........      --        826     188      10    --      --     --       --        --       47     89     3,667
                      -----    ------   -----  ------  -----   -----  -----    -----     -----   -----  -----    ------
Net income (loss).    $(174)    2,066     293     554    446     536   (778)     324       239      84    165     1,400
                      =====    ======   =====  ======  =====   =====  =====    =====     =====   =====  =====    ======
Basic earnings per
share(g)..........      --        --      --      --     --      --     --       --        --      --     --        --
Diluted earnings
per share(g)......      --        --      --      --     --      --     --       --        --      --     --        --
                    PRO FORMA
                    COMBINED
                    ---------
Net revenue.......   104,567
Cost of revenue...    76,186
                    ---------
  Gross profit....    28,381
Selling general
and administrative
expenses..........    14,510
Goodwill amortiza-
tion..............     2,721
                    ---------
Income (loss) from
operations........    11,150
Other income
(expense):
  Interest ex-
  pense...........    (1,757)
  Interest income.       139
  Gain (loss) on
  sale of assets..       364
  Other...........        86
                    ---------
Income (loss)
before income
taxes.............     9,982
Income tax expense
(benefit).........     4,827
                    ---------
Net income (loss).     5,155
                    =========
Basic earnings per
share(g)..........     $0.58
                    =========
Diluted earnings
per share(g)......     $0.58
                    =========


    The accompanying notes are an integral part of these unaudited pro forma combined financial statements

                        UNITED ROAD SERVICES, INC.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. GENERAL:

  United Road Services, Inc. was founded in July 1997 to become a leading national provider of motor vehicle and equipment towing and transport services. United Road Services, Inc. acquired the Founding Companies simultaneously with its initial public offering and acquired the Selected Acquired Companies subsequent to its initial public offering.

  The historical financial data reflect the financial position and results of operations of United Road Services, Inc., the Founding Companies and the Selected Acquired Companies and were derived from the respective financial statements included elsewhere herein. The information included in these financial statements for the Founding Companies is for the period January 1, 1998 through May 5, 1998 and for the year ended December 31, 1997, with the exception of Caron Auto Works, Inc. and Caron Auto Brokers, Inc. for which the information is as of and for the six months ended June 30, 1998 and for the fiscal year ended September 30, 1997. The information included in these financial statements for the Selected Acquired Companies is as of and for the six-months ended June 30, 1998 and for the year ended December 31, 1997, with the exception of Alert for which the information is as of and for the six-month period ended May 31, 1998 and for the twelve-month period ended February 28, 1998.

2. ACQUISITION OF THE SELECTED ACQUIRED COMPANIES:

  United Road Services, Inc. acquired all of the Selected Acquired Companies in transactions accounted for using the purchase method of accounting.

  The following table sets forth the consideration paid in cash and in shares of Common Stock for the Selected Acquired Companies (without giving effect to any indebtedness of the Selected Acquired Companies that was assumed by the Company).

                                                                    SHARES OF
                                                         CASH     COMMON STOCK
                                                       (DOLLARS IN THOUSANDS)
   E&R................................................ $   13,250           --
   EAR................................................      9,563       173,498
   Neil's.............................................      6,000           --
   5-L/ADP............................................      2,533       212,023
   CTC................................................      1,350           --
   Schroeder..........................................        969       125,000
   Keystone...........................................      4,531       377,624
   Fast...............................................      5,255           --
   Alert..............................................      1,146       144,785
                                                       ----------  ------------
     Total............................................    $44,597     1,032,930
                                                       ==========  ============

                        UNITED ROAD SERVICES, INC.

3. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

  (a) Reflects the acquisitions of E&R, EAR, Neil's, CTC, Schroeder, Keystone, and Alert by United Road Services, Inc. for a purchase price of $48.8 million consisting of $36.8 million in cash and 820,907 shares of Common Stock. The purchase price less the net assets acquired, including an adjustment for property and equipment to reflect fair market value, including the resulting tax effect, results in goodwill of $45.5 million. Based upon management's preliminary analysis, it is anticipated that the historical value of the assets and liabilities of the acquired companies, with the exception of the adjustments made for property and equipment, will approximate fair value. Management has not identified any other material tangible or intangible assets to which a portion of the purchase price could be reasonably allocated.

  (b) Reflects a $150,000 distribution to Keystone's former shareholder for taxes on S corporation earnings.

  (c) Reflects the elimination of the intercompany receivables and payable between E&R and EAR at June 30, 1998.

4. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:

 Six-months ended June 30, 1998 and year ended December 31, 1997

  (a) Reflects the reductions in salaries, bonuses and benefits to which the former stockholders of the Founding Companies and the Selected Acquired Companies have agreed in the amounts of $2.7 million and $5.6 million for the six-months ended June 30, 1998 and for the year ended December 31, 1997, respectively.

  (b) Adjusts the depreciation of vehicles based upon adjusted carrying values utilizing lives of 10 to 15 years.

  (c) Reflects the amortization over a 40-year estimated life of goodwill to be recorded as a result of the acquisition of the Founding Companies and the Selected Acquired Companies.

  (d) Reflects the reduction in interest expense related to $1.6 million and $1.5 million of debt at December 31, 1997 and June 30, 1998 respectively which has been repaid.

  (e) Reflects the incremental provision for federal and state income taxes relating to all entities being combined and other statements of operations adjustments at an estimated rate of 38%.

  (f) Reflects the elimination of $1.4 million and $2.8 million of intercompany revenue and related cost of revenue between E&R and EAR for the six-months ended June 30, 1998 and the year ended December 31, 1997, respectively.

                        UNITED ROAD SERVICES, INC.

  (g) The number of shares used in the calculations of basic and diluted earnings per share have been derived as follows:

                                                                      PRO FORMA
                                                                      COMBINED
   Shares issued in connection with the formation of United Road
    Services, Inc. .................................................. 2,604,000
   Shares issued in the initial public offering...................... 2,594,863
   Shares issued in January 1998.....................................   218,736
   Shares issued in connection with the acquisitions of the Founding
    Companies and the Selected Acquired Companies.................... 3,408,671
                                                                      ---------
   Basic shares estimated to be outstanding.......................... 8,826,270
   Incremental effect of options on shares outstanding...............   114,909
                                                                      ---------
   Diluted shares estimated to be outstanding........................ 8,941,179
                                                                      =========

                         INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
United Road Services, Inc.:

  We have audited the accompanying balance sheet of United Road Services, Inc. as of December 31, 1997, and the related statement of operations, stockholders' equity (deficit), and cash flows for the period from July 25, 1997 (inception) through December 31, 1997. These financial statements are the responsibility of United Road Services, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Road Services, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the period from July 25, 1997 (inception) through December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Albany, New York
February 24, 1998, except as
to Notes (4) and 4(g), which
are as of May 8, 1998 and May
6, 1998, respectively

                           UNITED ROAD SERVICES, INC.

                                 BALANCE SHEET

                                                       DECEMBER 31,   JUNE 30,
                                                           1997         1998
                                                       ------------ ------------
                                                                    (UNAUDITED)
                       ASSETS
Current assets:
  Cash and cash equivalents..........................   $  49,987   $ 40,931,000
  Trade receivables, net                                      --       4,871,000
  Other receivables..................................         --       1,267,000
  Prepaid expenses and deposits......................         --       1,454,000
                                                        ---------   ------------
    Total current assets.............................      49,987     48,523,000
Property and equipment, net..........................         --      18,648,000
Goodwill, net........................................         --      65,650,000
Deferred financing costs, net........................         --         871,000
Other non-current assets.............................         --          44,000
                                                        ---------   ------------
    Total assets.....................................   $  49,987   $133,736,000
                                                        =========   ============
   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Current portion of long-term debt and capitalized
    leases...........................................   $     --    $  1,247,000
   Notes payable.....................................         --         922,000
   Accounts payable..................................      62,077      4,582,000
   Accrued income taxes..............................         --         292,000
   Other accrued liabilities.........................         --       2,045,000
   Due to related parties............................      91,874        798,000
                                                        ---------   ------------
    Total current liabilities........................     153,951      9,886,000
                                                        ---------   ------------
Long-term debt and capitalized lease obligations less
 current portion.....................................         --       1,156,000
Deferred income taxes................................         --         811,000
                                                        ---------   ------------
    Total liabilities................................     153,951     11,853,000
                                                        ---------   ------------
Stockholders' equity (deficit):
  Preferred stock; 5,000,000 shares authorized; no
   shares issued or outstanding......................         --             --
  Common stock, $.001 par value; 35,000,000 shares
   authorized; Issued and outstanding 2,604,000 and
   13,152,381 shares, respectively...................       2,604         13,000
  Additional paid-in capital.........................      67,396    121,819,000
  Retained earnings (accumulated deficit)............    (173,964)        51,000
                                                        ---------   ------------
    Total stockholders' equity (deficit).............    (103,964)   121,883,000
                                                        ---------   ------------
    Total liabilities and stockholders' equity
     (deficit).......................................   $  49,987   $133,736,000
                                                        =========   ============


                See accompanying notes to financial statements.

                           UNITED ROAD SERVICES, INC.

                            STATEMENT OF OPERATIONS

                                                      FOR THE
                                                    PERIOD FROM
                                                   JULY 25, 1997
                                                    (INCEPTION)     SIX-MONTHS
                                                      THROUGH          ENDED
                                                 DECEMBER 31, 1997 JUNE 30, 1998
                                                 ----------------- -------------
                                                                    (UNAUDITED)
Revenue.........................................     $     --       $8,468,000
Cost of revenue.................................           --        5,458,000
Amortization of goodwill........................           --          189,000
Depreciation....................................           --          339,000
Selling, general and administrative expenses....       173,964       2,328,000
                                                     ---------      ----------
    (Loss) income from operations...............      (173,964)        154,000
Other income (expense):
    Interest income.............................           --          477,000
    Interest expense............................           --         (114,000)
                                                     ---------      ----------
    Income before income taxes..................           --          517,000
Income tax expense..............................           --         (292,036)
                                                     ---------      ----------
    Net (loss) income...........................     $(173,964)     $  224,964
                                                     =========      ==========
Per share amounts:
    Basic earnings..............................     $    (.08)     $      .04
                                                     =========      ==========
    Diluted earnings............................     $    (.08)     $      .04
                                                     =========      ==========



                See accompanying notes to financial statements.

                           UNITED ROAD SERVICES, INC.

                  STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                        ADDITIONAL  ACCUMULATED      TOTAL
                               COMMON    PAID-IN      EQUITY     STOCKHOLDERS'
                                STOCK    CAPITAL     (DEFICIT)  EQUITY (DEFICIT)
                               ------- ------------ ----------- ----------------
Initial capitalization.......  $ 2,604 $     67,396  $     --     $     70,000
Net loss--1997...............      --           --    (173,964)       (173,964)
                               ------- ------------  ---------    ------------
Balance at December 31, 1997.    2,604       67,396   (173,964)       (103,964)
Issuance of common stock--
 six-months ended June 30,
 1998 (unaudited)............   10,396  121,751,604        --      121,762,000
Net loss--six-months ended
 June 30, 1998 (unaudited)...      --           --     224,964         224,964
                               ------- ------------  ---------    ------------
Balance at June 30, 1998
 (unaudited).................  $13,000 $121,819,000  $  51,000    $121,883,000
                               ======= ============  =========    ============



                See accompanying notes to financial statements.

                           UNITED ROAD SERVICES, INC.

                            STATEMENT OF CASH FLOWS

                                              FOR THE PERIOD FROM  SIX-MONTHS
                                                 JULY 25, 1997     ENDED JUNE
                                              (INCEPTION) THROUGH     30,
                                               DECEMBER 31, 1997      1998
                                              ------------------- ------------
                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net loss...................................      $(173,964)     $    224,964
  Adjustments to reconcile net income (loss)
   to net cash (used in) provided by
   operating activities:
    Depreciation.............................            --            339,000
    Amortization of goodwill.................            --            189,000
    Amortization of deferred financing costs.            --             12,000
    Increase in trade receivables............            --            (70,000)
    Increase in other receivables............            --           (629,000)
    Increase in prepaid expenses and
     deposits................................            --           (231,000)
    Increase in other non-current assets.....            --            (44,000)
    Increase in accounts and notes payable...         62,077         2,298,923
    Increase in accrued income taxes.........            --            292,000
    Increase in other accrued liabilities....            --            752,000
    Increase in amounts payable to related
     parties.................................         91,874           706,126
                                                   ---------      ------------
      Net cash (used in) provided by
       operating activities..................        (20,013)        3,840,013
                                                   ---------      ------------
Cash flows from investing activities:
  Acquisition of companies, net of cash
   acquired..................................            --        (42,510,000)
  Purchase of property and equipment.........            --         (2,378,000)
                                                   ---------      ------------
      Net cash used in investing activities..            --        (44,888,000)
Cash flows from financing activities:
  Proceeds from issuance of stock, net.......         70,000        90,982,000
  Increase in deferred financing costs.......            --           (883,000)
  Payments on long-term debt and capital
   leases....................................            --         (8,170,000)
                                                   ---------      ------------
      Net cash provided by financing
       activities............................         70,000        81,929,000
Net increase in cash.........................         49,987        40,881,013
Cash at beginning of period..................            --             49,987
                                                   ---------      ------------
Cash at end of period........................      $  49,987      $ 40,931,000
                                                   =========      ============


                See accompanying notes to financial statements.

                          UNITED ROAD SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  United Road Services, Inc. (formerly Towing America, Inc.), a Delaware corporation was formed in July 1997 to become a leading national provider of motor vehicle and equipment towing and transport services. United Road Services, Inc. elected to incorporate under the S-corporation provisions of the Internal Revenue Code. United Road Services, Inc. changed its status to a C-corporation effective January 1, 1998. United Road Services, Inc. has acquired thirty-four businesses and intends on acquiring one business, (the "Acquisitions"), seven of which closed simultaneously with the consummation of an initial public offering ("Offering") of its common stock and twenty-seven which closed subsequent to the Offering.

  All of United Road Services, Inc.'s activities through the Offering relate to the Offering and the Acquisitions. United Road Services, Inc. had not yet conducted any operations relative to its ultimate intended purpose. United Road Services, Inc. has an absence of a combined operating history and future success is dependent upon a number of factors which include, among others, the ability to integrate operations, reliance on the identification and integration of satisfactory acquisition candidates, reliance on acquisition financing, the ability to manage growth and attract and retain quality management.

 (b) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments the fair value of United Road Services, Inc.'s financial instruments approximates their carrying values.

 (c) Use of Estimates

  Management of United Road Services, Inc. has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (d) Income Taxes

  United Road Services, Inc. elected to file federal and State income tax returns under S-corporation provisions. As such, earnings or losses flow through to the stockholder level. Accordingly, no income tax expense or benefit has been recorded by United Road Services, Inc. as of December 31, 1997. Effective January 1, 1998, United Road Services, Inc. elected to file federal and State income tax returns under C-corporation provisions. As a result of United Road Services, Inc. losses for the three-months ended March 31, 1998 and in consideration of anticipated profits resulting from operations subsequent to the Acquisitions, a tax benefit has been recorded at March 31, 1998 at the effective tax rate expected by United Road Services, Inc. for the year ended December 31, 1998.

 (e) Interim Financial Statements

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary

                          UNITED ROAD SERVICES, INC.

for a fair presentation of the results for the interim periods presented. Results of operations for the six-months ended June 30, 1998 is not necessarily indicative of results to be expected for the full year ended December 31, 1998.

  Subsequent to the Offering, regional subsidiaries were formed in order to facilitate the management of businesses acquired throughout the United States. In addition to these regional subsidiaries, thirteen of the businesses acquired are subsidiaries of United Road Services, Inc. Consequently, the interim financial information consists of consolidated amounts.

 (f) Impact of Recently Issued Accounting Standards

  In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. SFAS No. 130 requires all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed in equal prominence with the other financial statements. United Road Services, Inc. adopted SFAS No. 130 during the period ended March 31, 1998, however the adoption of SFAS No. 130 did not have any effect on the reporting and display of the financial position, results of operations or cash flows of United Road Services, Inc. There is no difference in the six months ended June 30, 1998 between net income and comprehensive income.

  In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 established standards for the way public companies are to report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 focuses on a "management approach" concept as the basis for identifying reportable segments. The management approach is based on the way that management organizes the segments within the enterprise for making operating decisions and assessing performance. United Road Services, Inc. continues to evaluate the provisions of SFAS No. 131.

  In March 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 requires that certain costs related to the development or purchase of internal-use software be capitalized and amortized over the estimated useful life of the software. SOP 98-1 also requires the costs related to the preliminary project stage and post-implementation/operations state of an internal-use computer software development project be expensed as incurred. United Road Services, Inc. adopted SOP 98-1 as of January 1, 1998. However due to the initial stages of United Road Services, Inc.'s operations, there was no significant effect on its financial position or results of operations during the six months ended June 30, 1998.

  In March 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-up Activities." SOP 98-5 requires the expensing of certain costs such as pre-operating expenses and organizational costs associated with the company's start-up activities. The effect of adoption is required to be accounted for as a cumulative change in accounting principle. United Road Services, Inc. adopted SOP 98-5 as of January 1, 1998. However, due to the initial stages of United Road Services, Inc.'s operations, all start-up costs have been expensed.

  In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Management is currently evaluating the impact of SFAS No. 133 on the United Road Services, Inc. consolidated financial statements.

                          UNITED ROAD SERVICES, INC.

(2) STOCKHOLDER'S EQUITY AND PER SHARE AMOUNTS

  United Road Services, Inc. effected a 100-for-one stock split on December 18, 1997 for each share of common stock of United Road Services, Inc. ("Common Stock") then outstanding. In addition United Road Services, Inc. increased authorized shares of Common Stock to 1,000,000 shares with a $.001 par value. Subsequently, and pursuant to an amended and restated certificate of incorporation of United Road Services, Inc., filed on February 23, 1998, the authorized number of shares have been increased to 40,000,000 (35,000,000 common shares and 5,000,000 preferred shares). Also on February 23, 1998, United Road Services, Inc. effected a 3.72 for 1 stock split for all outstanding common shares. Common stock has been retroactively reflected in the balance sheet, statement of stockholder's equity (deficit) and the following notes.

  On December 18, 1997, United Road Services, Inc. authorized the issuance of 188,976 shares pursuant to the terms and conditions of a subscription agreement. At December 31, 1997 United Road Services, Inc. had obtained subscription agreements to purchase all authorized shares. These shares were issued and fully paid on January 1, 1998 for $3.36 per share.

  Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding after giving effect to the stock-splits referred to above. The weighted average number of shares used in the computation was 2,055,300 for period ended December 31, 1997.

  Basic and diluted earnings per share for the six months ended June 30, 1998 was calculated using weighted average shares of 6,115,824 and 6,230,733, respectively.

(3) RELATED PARTY TRANSACTIONS

  United Road Services, Inc. is indebted to two of the primary stockholders under unsecured notes, bearing interest at 8.5% per annum. The notes and unpaid interest are included in payable to related parties in the accompanying balance sheet.

(4) SUBSEQUENT EVENTS

  (a) United Road Services, Inc. has signed definitive agreements to acquire seven companies (Founding Companies) to be effective simultaneously with the Offering and one company, Keystone Towing, Inc., to be acquired after the Offering. The companies to be acquired are:

  Northland Auto Transporters, Inc. and Northland Fleet Leasing, Inc.
  Falcon Towing and Auto Delivery, Inc.,
  Smith-Christensen Enterprises, Inc. and subsidiary ("City Towing, Inc." d/b/a Quality Towing)
  Caron Auto Works, Inc. and Caron Auto Brokers, Inc.
  Absolute Towing and Transporting, Inc.
  Keystone Towing, Inc.
  ASC Transportation Services and subsidiary ("Auto Service Center" d/b/a ASC Truck Service)
  Milne Tow Service

  (b) The aggregate consideration to acquire the Founding Companies is approximately $27.8 million in cash and 2,375,741 in shares of Common Stock. Additionally, upon consummation of the Keystone Towing, Inc. acquisition, the stockholder will receive cash consideration of $4.5 million and 377,624 shares of Common Stock.

                          UNITED ROAD SERVICES, INC.

  (c) United Road Services, Inc. has received a commitment for a revolving line of credit of $50 million. The funding is intended to be used for acquisitions, capital expenditures, refinancing of debt not paid out of the proceeds of the Offering and for general corporate purposes.

  (d) Concurrently with the Acquisitions, United Road Services, Inc. may enter into an agreement with the stockholders to lease the building used in United Road Services, Inc.'s operation for negotiated amounts and terms.

  (e) Prior to the Acquisitions, several Founding Companies and Keystone Towing, Inc. intend to make distributions of certain net assets not to exceed approximately $930,000.

  (f) In January 1998, United Road Services, Inc. issued 29,760 shares to a member of the board of directors for a purchase price of $3.36 per share. In addition, options to purchase 215,000 shares were issued during January and February 1998 to several employees of United Road Services, Inc. and outside consultants. Stock options were issued at a price of $9.00 per share and vest over a three-year period. Additional options to purchase 40,000 shares are expected to be issued after the consummation of the Offering at the Offering price per share.

  (g) On May 6, 1998, United Road Services, Inc. effectively acquired the Founding Companies as a result of the successful completion of the Offering, as described in note 1(a).

(5) ACQUISITIONS (UNAUDITED)

  Since May 6, 1998, United Road Services, Inc. has acquired all the outstanding common stock of 27 companies (including the Selected Acquired Companies) for $64.0 million in cash and 1,708,907 in shares of Common Stock. These companies are located throughout the United States, with the majority located in the Western Region of the country. These companies are engaged in the motor vehicle and equipment towing, recovery and transport services. The acquisitions have been accounted for using the purchase method of accounting. The excess of the purchase price over the fair value of the assets acquired of $83.7 million has been recorded as goodwill and is being amortized on a straight-line basis over 40 years.

  The following unaudited pro forma financial information presents the combined results of operations as if all the acquisitions that have been made by United Road Services, Inc. had occurred as of the beginning of the period presented, after giving effect to certain adjustments, including amortization of goodwill, additional depreciation expense, reduction in salaries and bonuses to former shareholders and related income tax effects. This pro forma financial information does not necessarily reflect the results of operations that would have occurred had a single entity operated during such periods.

                                        YEAR ENDED                           SIX MONTHS ENDED
                                    DECEMBER 31, 1997                          JUNE 30, 1998
                         ---------------------------------------- ---------------------------------------
                         PROFORMA COMBINED                        PROFORMA COMBINED
                         FOUNDING COMPANIES                       FOUNDING COMPANIES
                            AND SELECTED     ALL OTHER               AND SELECTED     ALL OTHER
                         ACQUIRED COMPANIES ACQUISITIONS  TOTAL   ACQUIRED COMPANIES ACQUISITIONS  TOTAL
                         ------------------ ------------ -------- ------------------ ------------ -------
Net revenue.............      $104,567        $34,642    $139,209      $61,521         $19,312    $80,833
                              ========        =======    ========      =======         =======    =======
Net income..............      $  5,155        $   538    $  5,693      $ 3,295         $   650    $ 3,945
                              ========        =======    ========      =======         =======    =======
Diluted net income per
 share..................                                 $   0.59                                 $  0.41
                                                         ========                                 =======

  United Road Services Inc. is committed to acquire one business with a purchase price of $3.4 million in cash and an assumption of $73,000 of debt.

                         INDEPENDENT AUDITORS' REPORT

The Stockholder
Northland Auto Transporters, Inc. and
Northland Fleet Leasing, Inc.:

  We have audited the accompanying combined balance sheets of Northland Auto Transporters, Inc. and Northland Fleet Leasing, Inc. (collectively "Northland") as of December 31, 1996 and 1997, and the related combined statements of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These combined financial statements are the responsibility of Northland's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Northland Auto Transporters, Inc. and Northland Fleet Leasing, Inc. as of December 31, 1996 and 1997, and the results of their combined operations and their combined cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Albany, New York
January 28, 1998,
except as to note 14(b),
which is as of May 6, 1998

                     NORTHLAND AUTO TRANSPORTERS, INC. AND
                         NORTHLAND FLEET LEASING, INC.

                            COMBINED BALANCE SHEETS

                                                   DECEMBER 31
                                              ---------------------  MARCH 31,
                                                 1996       1997       1998
                                              ---------- ---------- -----------
                                                                    (UNAUDITED)
                   ASSETS
Current assets:
  Cash and cash equivalents.................. $  432,949 $  407,309 $  806,933
  Trade accounts receivable, net of allowance
   for doubtful accounts of $40,000 in 1996
   and $75,000 in 1997.......................    416,220    942,432    814,778
  Accounts receivable from employees.........      4,955      3,445     40,822
  Notes receivable...........................     35,068     17,453     20,933
  Income tax receivable (note 7).............     37,584        --         --
  Prepaid and other current assets (note 2)..     74,302    113,558     76,555
  Deferred income taxes (note 7).............      9,000     17,000     17,000
                                              ---------- ---------- ----------
    Total current assets.....................  1,010,078  1,501,197  1,777,021
Property and equipment, net (notes 3, 5 and
 6)..........................................  2,204,802  3,924,055  3,886,336
Notes receivable.............................     44,044     31,468     14,347
Other assets.................................      8,862      8,426      8,426
                                              ---------- ---------- ----------
    Total assets............................. $3,267,786 $5,465,146 $5,686,130
                                              ========== ========== ==========
    LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current installments of notes payable (note
   5)........................................ $  282,824 $  346,859 $  324,347
  Current installments of obligations under
   capital leases (note 6)...................      4,408    147,538    131,883
  Payable to related parties (note 10).......    159,505     53,849     47,756
  Accounts payable...........................    210,998    188,064    204,058
  Income taxes payable (note 7)..............        --     261,933    317,465
  Accrued payroll and related costs..........     18,062     52,676    105,949
  Other accrued liabilities (note 4).........     98,914     51,300     28,705
                                              ---------- ---------- ----------
    Total current liabilities................    774,711  1,102,219  1,160,163
Long-term liabilities:
  Notes payable, excluding current
   installments (note 5).....................    318,382    279,963    219,074
  Obligations under capital leases, excluding
   current installments (note 6).............     12,833    793,774    710,171
  Deferred income taxes (note 7).............    171,000    244,000    244,000
                                              ---------- ---------- ----------
    Total liabilities........................  1,276,926  2,419,956  2,333,408
                                              ---------- ---------- ----------
Stockholder's equity:
  Common stock, $1 par value. Authorized,
   issued and outstanding 2,000 shares in
   1996 and 1997.............................      2,000      2,000      2,000
  Retained earnings..........................  1,988,860  3,043,190  3,350,722
                                              ---------- ---------- ----------
    Total stockholder's equity...............  1,990,860  3,045,190  3,352,722
                                              ---------- ---------- ----------
    Total liabilities and stockholder's
     equity.................................. $3,267,786 $5,465,146 $5,686,130
                                              ========== ========== ==========

            See accompanying notes to combined financial statements.

                     NORTHLAND AUTO TRANSPORTERS, INC. AND
                         NORTHLAND FLEET LEASING, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                                  THREE-MONTHS
                              YEAR ENDED DECEMBER 31,            ENDED MARCH 31
                         -----------------------------------  ----------------------
                            1995        1996        1997         1997        1998
                         ----------  ----------  -----------  ----------  ----------
                                                                   (UNAUDITED)
Net revenue............. $4,671,164  $6,353,290  $10,159,113  $2,081,610  $3,057,307
Cost of revenue.........  3,683,119   5,132,828    7,341,748   1,237,243   2,451,066
                         ----------  ----------  -----------  ----------  ----------
    Gross profit........    988,045   1,220,462    2,817,365     844,367     606,241
Selling, general and
 administrative
 expenses...............    663,723     874,559    1,378,872     201,071     281,946
                         ----------  ----------  -----------  ----------  ----------
    Income from
     operations.........    324,322     345,903    1,438,493     643,296     324,295
                         ----------  ----------  -----------  ----------  ----------
Other income (expense):
  Interest expense......    (48,825)    (79,384)    (139,099)    (18,122)    (10,674)
  Interest income.......     16,624      37,701       35,723      19,904      31,498
  Gain (loss) on sale of
   assets...............    (14,540)        --       (34,568)     23,000      60,127
  Other.................     29,078      41,282       88,781     (24,183)        --
                         ----------  ----------  -----------  ----------  ----------
    Income before income
     taxes..............    306,659     345,502    1,389,330     643,895     405,246
Income tax expense
 (benefit)
 (note 7)...............     31,400        (710)     335,000     155,258      97,714
                         ----------  ----------  -----------  ----------  ----------
    Net income.......... $  275,259  $  346,212  $ 1,054,330  $  488,637  $  307,532
                         ==========  ==========  ===========  ==========  ==========


            See accompanying notes to combined financial statements.

                     NORTHLAND AUTO TRANSPORTERS, INC. AND
                         NORTHLAND FLEET LEASING, INC.

                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                      TOTAL
                                                COMMON  RETAINED  STOCKHOLDER'S
                                                STOCK   EARNINGS     EQUITY
                                                ------ ---------- -------------
Balance at December 31, 1994................... $2,000 $1,367,389  $1,369,389
Net income--1995...............................    --     275,259     275,259
                                                ------ ----------  ----------
Balance at December 31, 1995...................  2,000  1,642,648   1,644,648
Net income--1996...............................    --     346,212     346,212
                                                ------ ----------  ----------
Balance at December 31, 1996...................  2,000  1,988,860   1,990,860
Net income--1997...............................    --   1,054,330   1,054,330
                                                ------ ----------  ----------
Balance at December 31, 1997...................  2,000  3,043,190   3,045,190
Net income--three-months ended March 31, 1998
 (unaudited)...................................    --     307,532     307,532
                                                ------ ----------  ----------
Balance at March 31, 1998 (unaudited).......... $2,000 $3,350,722  $3,352,722
                                                ====== ==========  ==========



            See accompanying notes to combined financial statements.

                     NORTHLAND AUTO TRANSPORTERS, INC. AND
                         NORTHLAND FLEET LEASING, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                              THREE-MONTHS
                             YEAR ENDED DECEMBER 31          ENDED MARCH 31
                         --------------------------------  --------------------
                           1995       1996        1997       1997       1998
                         ---------  ---------  ----------  ---------  ---------
                                                               (UNAUDITED)
Cash flows from
 operating activities:
 Net income............. $ 275,259  $ 346,212  $1,054,330  $ 488,637  $ 307,532
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
   Depreciation and
    amortization........   181,634    224,637     289,479     66,815     73,596
   Deferred income
    taxes...............   (11,000)    (6,000)     65,000        --         --
   Loss (gain) on sale
    of property and
    equipment...........    14,540        --       34,568    (23,000)   (60,127)
   Decrease (increase)
    in trade accounts
    receivable..........  (115,982)   138,452    (526,212)  (275,875)   127,654
   Decrease (increase)
    in accounts
    receivable from
    employees...........     1,185     (4,100)      1,510    (24,420)   (37,377)
   Decrease (increase)
    in income tax
    receivable..........       --         --       37,584     (5,791)       --
   Decrease (increase)
    in prepaid and other
    current assets......   (17,892)    16,331     (39,256)   (23,374)    37,003
   Increase (decrease)
    in accounts payable.       716     23,236     (22,934)   (28,080)    15,994
   Increase in income
    taxes payable.......       --         --      261,933        --      55,532
   Increase (decrease)
    in accrued payroll
    and related costs...   (85,348)   (14,137)     34,614      1,313     53,273
   Increase (decrease)
    in amounts payable
    to related parties..    20,552     16,410    (105,656)    16,303     (6,093)
   Increase (decrease)
    in other accrued
    liabilities.........    25,946      2,880     (47,614)   (12,816)   (22,595)
                         ---------  ---------  ----------  ---------  ---------
     Net cash provided
      by operating
      activities........   289,610    743,921   1,037,346    179,712    544,392
                         ---------  ---------  ----------  ---------  ---------
Cash flows from
 investing activities:
 Purchases of property
  and equipment.........  (229,888)  (395,881)   (762,597)  (271,868)   (54,450)
 Proceeds from sale of
  equipment.............    53,044        --       67,656     23,000     78,700
 Decrease in notes
  receivable............     8,159    (30,984)     30,191     38,697     13,641
                         ---------  ---------  ----------  ---------  ---------
     Net cash (used in)
      provided by
      investing
      activities........  (168,685)  (426,865)   (664,750)  (210,171)    37,891
                         ---------  ---------  ----------  ---------  ---------
Cash flows from
 financing activities:
 Proceeds from long-
  term debt.............       --         --       24,629        --      15,434
 Principal payments on
  long-term debt........  (139,745)  (156,620)   (317,543)   (76,931)   (98,835)
 Principal payments on
  obligations under
  capital leases........       --      (1,351)   (105,322)      (603)   (99,258)
                         ---------  ---------  ----------  ---------  ---------
     Net cash used in
      financing
      activities........  (139,745)  (157,971)   (398,236)   (77,534)  (182,659)
                         ---------  ---------  ----------  ---------  ---------
     Net (decrease)
      increase in cash..   (18,820)   159,085     (25,640)  (107,993)   399,624
Cash and cash
 equivalents at
 beginning of period....   292,684    273,864     432,949    432,949    407,309
                         ---------  ---------  ----------  ---------  ---------
Cash and cash
 equivalents at end of
 period................. $ 273,864  $ 432,949  $  407,309  $ 324,956  $ 806,933
                         =========  =========  ==========  =========  =========
Supplemental disclosure
 of cash flow
 information:
 Cash paid during the
  year for:
   Interest............. $  48,825  $  79,384  $  139,099  $  18,122  $  10,674
                         =========  =========  ==========  =========  =========
   Income taxes......... $   7,024  $  79,835  $    6,480  $ 161,049  $  42,182
                         =========  =========  ==========  =========  =========

            See accompanying notes to combined financial statements.

                     NORTHLAND AUTO TRANSPORTERS, INC. AND
                         NORTHLAND FLEET LEASING, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                       DECEMBER 31, 1995, 1996 AND 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Northland Auto Transporters, Inc. and Northland Fleet Leasing, Inc. (referred to collectively as "Northland") were founded in 1977 and 1992, respectively. Northland's primary business is transporting vehicles for auto auctions, leasing companies, auto dealers, manufacturers and individuals, primarily in the Midwestern United States. Northland has three facilities in Detroit. It operates approximately 55 vehicles. Northland Fleet Leasing, Inc. owns a fleet of trucks and trailers and contracts out work primarily with Northland Auto Transporters, Inc., and to a limited extent, third party contractors.

 (b) Principles of Combination

  The combined financial statements include the financial statements of Northland Auto Transporters, Inc., the auto hauling company, and Northland Fleet Leasing, Inc., a truck leasing company. Northland Auto Transporters, Inc. is a C-corporation while Northland Fleet Leasing, Inc. is an S-corporation. All sales relating to intercompany leasing arrangements have been eliminated. Both entities have the same management and principal stockholder ownership.

 (c) Revenue Recognition

  Northland operates as one segment related to the transportation of vehicles and equipment for customers.

  Northland's revenue is derived from customers who require transportation of vehicles and equipment. Transport revenue is recognized upon the delivery of the vehicles to their final destination. Expenses related to the generation of revenue are recognized as incurred.

 (d) Cash and Cash Equivalents

  Cash and cash equivalents of $432,949 and $407,309 at December 31, 1996 and 1997, respectively, consist of bank accounts and certificates of deposit with an initial term of less than three months. For purposes of the statements of cash flows, Northland considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

 (e) Property and Equipment

  Property and equipment are stated at cost. Plant and equipment under capital leases are stated at the present value of minimum lease payments. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, Northland provides for depreciation of property and equipment over the following estimated useful lives.

     Transportation equipment....................................... 10-20 years
     Furniture and Fixtures.........................................     7 years
     Office Equipment...............................................     5 years
     Automobiles....................................................     5 years

 (f) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to Northland on bank loans with similar terms and maturities, the fair value of Northland's financial instruments approximates their carrying values.

                     NORTHLAND AUTO TRANSPORTERS, INC. AND
                         NORTHLAND FLEET LEASING, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


 (g) Income Taxes

  Income taxes are accounted for under the asset and liability method for Northland Auto Transporters, Inc. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Northland Fleet Leasing, Inc. is a subchapter S-corporation. As such, all taxable events are recorded by the stockholder currently on his personal tax returns.

 (h) Use of Estimates

  Management of Northland has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (i) Interim Financial Statements

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

(2) PREPAID AND OTHER CURRENT ASSETS

  Prepaid and other current assets consists of:

                                                      DECEMBER 31
                                                    ----------------  MARCH 31,
                                                     1996     1997      1998
                                                    ------- -------- -----------
                                                                     (UNAUDITED)
     Prepaid insurance............................. $14,818 $ 28,172   $17,638
     Prepaid vehicle registration..................  25,978   35,778    23,852
     Deposits on trucks............................  12,403   16,633    29,843
     Miscellaneous advances........................  12,716    9,320       205
     Prepaid property and other taxes..............   8,387   23,655     5,017
                                                    ------- --------   -------
                                                    $74,302 $113,558   $76,555
                                                    ======= ========   =======

(3) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                 DECEMBER 31
                                            ----------------------   MARCH 31,
                                               1996        1997        1998
                                            ----------  ----------  -----------
                                                                    (UNAUDITED)
     Transportation equipment.............. $2,745,094  $4,457,178  $4,336,121
     Furniture and fixtures................    123,585     147,035     141,338
     Office equipment......................     34,449      34,244      34,244
     Automobiles...........................     64,781     126,926     124,009
                                            ----------  ----------  ----------
       Total...............................  2,967,909   4,765,383   4,635,712
     Less accumulated depreciation and
      amortization.........................   (763,107)   (841,328)   (749,376)
                                            ----------  ----------  ----------
                                            $2,204,802  $3,924,055  $3,886,336
                                            ==========  ==========  ==========

  Depreciation of property and equipment in 1995, 1996 and 1997 totaled $181,198, $224,201 and $289,043, respectively.

                     NORTHLAND AUTO TRANSPORTERS, INC. AND
                         NORTHLAND FLEET LEASING, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


(4) OTHER ACCRUED LIABILITIES

  Other accrued liabilities consists of:

                                                       DECEMBER 31
                                                     ---------------  MARCH 31,
                                                      1996    1997      1998
                                                     ------- ------- -----------
                                                                     (UNAUDITED)
Accrued highway use tax............................. $ 9,487 $14,300   $ 4,247
Accrued insurance...................................  12,324   6,880     5,397
Accrued profit sharing..............................  64,196     --        --
Other...............................................  12,907  30,120    19,061
                                                     ------- -------   -------
                                                     $98,914 $51,300   $28,705
                                                     ======= =======   =======

(5) INDEBTEDNESS

  Northland's long-term debt consisted of the following:

                                                   DECEMBER 31
                                               --------------------   MARCH 31,
                                                 1996       1997        1998
                                               ---------  ---------  -----------
                                                                     (UNAUDITED)
Note payable to Navistar Financial Corp.,
 payable in monthly installments of $1,188,
 including interest at 8.755%, maturing June
 2000. Secured by equipment. ................  $  43,095  $  31,081   $  43,113
Note payable to First of America Bank,
 payable in monthly installments of $11,029,
 including interest at 8.25%, maturing May
 1999. Secured by equipment. ................    288,698    176,248     146,308
Note payable to First of America Bank,
 payable in monthly principal installments of
 $7,320, plus interest at .75% above the
 prime lending rate (9.0% and 9.25% at
 December 31, 1996 and 1997, respectively),
 maturing July 1998. Secured by equipment. ..    141,143     49,628      25,492
Note payable to First of America Bank,
 payable in monthly installments of $6,290,
 including interest at 8.25%, maturing
 October 1998. Secured by equipment. ........    128,270     60,948      28,150
Note payable to First of America Bank,
 payable in monthly principal installments of
 $6,771, including interest at the Bank's
 base lending rate (8.50% at December 31,
 1997), maturing April 10, 2001. secured by
 equipment. .................................        --     288,656     281,234
Various notes payable secured by equipment...        --      20,261      19,124
                                               ---------  ---------   ---------
  Total long-term debt.......................    601,206    626,822     543,421
Less installments due within one year........   (282,824)  (346,859)   (324,347)
                                               ---------  ---------   ---------
  Long-term debt, excluding current
   installments..............................  $ 318,382  $ 279,963   $ 219,074
                                               =========  =========   =========

  Annual maturities of long-term debt for the next four years are as follows:

     1998.............................................................. $346,859
     1999..............................................................  147,902
     2000..............................................................   87,161
     2001..............................................................   44,900
                                                                        --------
                                                                        $626,822
                                                                        ========

                     NORTHLAND AUTO TRANSPORTERS, INC. AND
                         NORTHLAND FLEET LEASING, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

(6) LEASES

  Northland leases equipment under capital leases which expire in stages from August 2000 to July 2002.

  Northland leases its operating facility from a third party under a cancelable operating lease. Rent expense in 1995, 1996 and 1997 was $40,054, $58,515 and $41,700, respectively.

  Following is a summary of transportation equipment held under capital leases:

                                                  DECEMBER 31
                                               -------------------   MARCH 31,
                                                1996       1997        1998
                                               -------  ----------  -----------
                                                                    (UNAUDITED)
     Transportation equipment................. $18,000  $1,047,298  $1,047,298
     Less accumulated amortization............  (3,600)   (298,619)   (372,374)
                                               -------  ----------  ----------
                                               $14,400  $  748,679  $  674,924
                                               =======  ==========  ==========

  Future minimum capital lease payments as of December 31, 1997 are:

     YEAR ENDING DECEMBER 31,                                         CAPITAL
     ------------------------                                          LEASES
     1998........................................................... $  213,228
     1999...........................................................    216,655
     2000...........................................................    214,758
     2001...........................................................    210,973
     2002...........................................................    298,065
                                                                     ----------
       Total........................................................  1,153,679
     Less amount representing interest..............................   (212,367)
                                                                     ----------
     Present value of net minimum capital lease payments............ $  941,312
                                                                     ==========

(7) INCOME TAXES

  Income tax expense (benefit) for the years ended December 31, 1995, 1996 and 1997 consists of:

                                                       1995     1996      1997
     Current:
       Federal...................................... $ 42,400  $ 5,290  $270,000
     Deferred.......................................  (11,000)  (6,000)   65,000
                                                     --------  -------  --------
                                                     $ 31,400  $  (710) $335,000
                                                     ========  =======  ========

  The following table reconciles the expected tax expense at the Federal statutory tax rate to the effective tax rate.

                                                  1995      1996       1997
     Computed expected tax expense............. $104,264  $ 117,471  $ 472,372
     Effect of earnings from S-corporation.....  (77,750)  (123,441)  (141,644)
     Non-deductible meals and entertainment
      expenses.................................    4,886      5,260      4,272
                                                --------  ---------  ---------
                                                $ 31,400  $    (710) $ 335,000
                                                ========  =========  =========

                     NORTHLAND AUTO TRANSPORTERS, INC. AND
                         NORTHLAND FLEET LEASING, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of December 31, 1996 and 1997 are presented below:

                                                            1996       1997
     Deferred tax assets:
       Allowance for doubtful accounts................... $   9,000  $  17,000
     Deferred tax liabilities:
       Property and equipment, due to differences in
        depreciation lives and methods...................  (171,000)  (244,000)
                                                          ---------  ---------
         Net deferred tax liability...................... $(162,000) $(227,000)
                                                          =========  =========

  At December 31, 1995, the net deferred tax liability was $168,000.

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies, as well as carryback opportunities, in making this assessment. Based upon the level of historical taxable income, projections for future taxable income and carryback opportunities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not Northland will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

(8) NON-CASH TRANSACTIONS

  During 1995, 1996 and 1997, Northland leased transportation equipment totaling $200,000, $360,523 and, $1,347,923 respectively, through capital leases with several lending institutions.

(9) EMPLOYEE BENEFITS

  Northland has a retirement savings plan pursuant to section 401(k) of the Internal Revenue Code that is available to all employees with at least one year of service to Northland and that are at least 21 years of age. Eligible participants may contribute up to 15% of their compensation. Northland provides discretionary matching contributions to the Plan which amounted to, $12,985, $64,196 and $0 in 1995, 1996 and 1997, respectively.

(10) RELATED PARTY TRANSACTIONS

  Northland has borrowed funds from its principal stockholder and has outstanding notes payable as of December 31, 1996 and 1997 of $159,505 and $53,849. Such amounts are included in notes payable on the combined balance sheets. The notes accrue interest at 8%, compounded monthly.

(11) CONTINGENT LIABILITIES

  Various legal claims arise against Northland during the normal course of business. In the opinion of management, liabilities, if any, arising from proceedings would not have a material effect on the financial statements.

(12) CONCENTRATION OF BUSINESS RISKS

  Two customers, GE Capital and C.T. Services, accounted for a combined 10.7% and 16.4% of Northland's sales in 1996 and 1997, respectively. The loss of one or both of these customers could significantly effect Northland's performance.

                     NORTHLAND AUTO TRANSPORTERS, INC. AND
                         NORTHLAND FLEET LEASING, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


(13) ALLOWANCE FOR DOUBTFUL ACCOUNTS

  During 1995, 1996 and 1997, Northland recorded provisions for the allowance for doubtful accounts in the amounts of $32,000, $30,000 and $52,000, respectively. During 1995, 1996 and 1997, Northland wrote-off an average of $17,000 in each year.

(14) SUBSEQUENT EVENT

  (a) During February 1998, the stockholder entered into a definitive agreement to sell Northland to United Road Services, Inc. The transaction, effected through a combination of cash and common stock of United Road Services, Inc., is contingent and effective upon the initial public offering of the common stock of United Road Services, Inc. The anticipated selling price of Northland exceeds its net assets as of December 31, 1997.

  (b) On May 6, 1998, United Road Services, Inc. effectively acquired Northland as a result of the successful completion of the initial public offering of the common stock of United Road Services, Inc.

                         INDEPENDENT AUDITORS' REPORT

The Stockholder
Falcon Towing and Auto Delivery, Inc.:

  We have audited the accompanying balance sheets of Falcon Towing and Auto Delivery, Inc. ("Falcon") as of December 31, 1996 and 1997, and the related statements of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of Falcon's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Falcon Towing and Auto Delivery, Inc. as of December 31, 1996 and 1997 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Albany, New York
January 17, 1998,
except as to note 11(c),
which is as of May 6, 1998

                     FALCON TOWING AND AUTO DELIVERY, INC.

                                 BALANCE SHEETS


                                                   DECEMBER 31
                                              ---------------------
                                                                     MARCH 31,
                                                 1996       1997       1998
                                              ---------- ---------- -----------
                                                                    (UNAUDITED)
                   ASSETS
Current assets:
  Cash....................................... $   23,505 $    3,527 $    3,024
  Trade accounts receivable, net of allowance
   for doubtful accounts of $67,650 in 1996
   and $188,500 in 1997......................    476,896    717,560    563,353
  Inventories................................     24,868     26,068     26,068
  Prepaid and other current assets (note 2)..     46,537    131,328    149,729
                                              ---------- ---------- ----------
    Total current assets.....................    571,806    878,483    742,174
Property and equipment, net (notes 3, 5 and
 6)..........................................  1,656,635  2,423,368  2,453,169
                                              ---------- ---------- ----------
    Total assets............................. $2,228,441 $3,301,851 $3,195,343
                                              ========== ========== ==========
    LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current installments of long-term debt
   (note 5).................................. $  123,722 $  264,081 $  355,393
  Current installments of obligations under
   capital leases
   (note 6)..................................    252,527    368,590    368,590
  Borrowings under lines of credit (note 5)..     36,150     47,121     45,316
  Accounts payable...........................    178,357    546,301    595,073
  Accrued payroll and related costs..........     57,000     67,701     67,701
  Income taxes payable (note 8)..............     98,698    207,399    216,261
  Other accrued liabilities (note 4).........    137,600    214,979    219,959
                                              ---------- ---------- ----------
    Total current liabilities................    884,054  1,716,172  1,868,293
Long-term liabilities:
  Long-term debt, excluding current
   installments (note 5).....................    225,386    250,196     72,831
  Obligations under capital leases, excluding
   current installments (note 6).............    630,677    716,288    624,140
  Deferred income taxes (note 8).............     11,733     10,555     10,555
                                              ---------- ---------- ----------
    Total liabilities........................  1,751,850  2,693,211  2,575,819
                                              ---------- ---------- ----------
Stockholder's equity:
  Common stock, no par or stated value.
  Authorized 1,000 shares; issued and
   outstanding 750 shares in 1996 and 1997...        --         --         --
  Retained earnings..........................    476,591    608,640    619,524
                                              ---------- ---------- ----------
    Total stockholder's equity...............    476,591    608,640    619,524
                                              ---------- ---------- ----------
    Total liabilities and stockholder's
     equity.................................. $2,228,441 $3,301,851 $3,195,343
                                              ========== ========== ==========

                See accompanying notes to financial statements.

                     FALCON TOWING AND AUTO DELIVERY, INC.

                            STATEMENTS OF OPERATIONS


                                                                 THREE-MONTHS
                              YEAR ENDED DECEMBER 31            ENDED MARCH 31
                         ----------------------------------  ----------------------
                            1995        1996        1997        1997        1998
                         ----------  ----------  ----------  ----------  ----------
                                                                  (UNAUDITED)
Net revenue............. $4,351,847  $6,203,104  $7,784,766  $1,697,166  $1,965,856
Cost of revenue.........  3,492,248   4,638,239   5,955,423   1,265,627   1,430,094
                         ----------  ----------  ----------  ----------  ----------
    Gross profit........    859,599   1,564,865   1,829,343     431,539     535,762
Selling, general and
 administrative
 expenses...............    952,260   1,190,631   1,614,386     420,944     505,544
                         ----------  ----------  ----------  ----------  ----------
    Income (loss) from
     operations.........    (92,661)    374,234     214,957      10,595      30,218
                         ----------  ----------  ----------  ----------  ----------
Other income (expense):
  Interest expense......    (77,176)   (129,150)   (147,700)    (35,021)    (10,472)
  Gain (loss) on sale of
   equipment............       (417)        --       98,735      (9,323)        --
  Other.................     38,508      12,167      73,580      16,041         --
                         ----------  ----------  ----------  ----------  ----------
    Income (loss) before
     income taxes.......   (131,746)    257,251     239,572     (17,708)     19,746
Income tax expense
 (benefit) (note 8).....     15,707      94,723     107,523      (7,947)      8,862
                         ----------  ----------  ----------  ----------  ----------
    Net income (loss)... $ (147,453) $  162,528  $  132,049  $   (9,761) $   10,884
                         ==========  ==========  ==========  ==========  ==========


                See accompanying notes to financial statements.

                     FALCON TOWING AND AUTO DELIVERY, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                      TOTAL
                                                COMMON RETAINED   STOCKHOLDER'S
                                                STOCK  EARNINGS      EQUITY
                                                ------ ---------  -------------
Balance at December 31, 1994...................  $--   $ 461,516    $ 461,516
Net loss--1995.................................   --    (147,453)    (147,453)
                                                 ----  ---------    ---------
Balance at December 31, 1995...................   --     314,063      314,063
Net income--1996...............................   --     162,528      162,528
                                                 ----  ---------    ---------
Balance at December 31, 1996...................   --     476,591      476,591
Net income--1997...............................   --     132,049      132,049
                                                 ----  ---------    ---------
Balance at December 31, 1997...................   --     608,640      608,640
Net loss--three-months ended March 31, 1998
 (unaudited)...................................   --      10,884       10,884
                                                 ----  ---------    ---------
Balance at March 31, 1998 (unaudited)..........  $--   $ 619,524    $ 619,524
                                                 ====  =========    =========



                See accompanying notes to financial statements.

                     FALCON TOWING AND AUTO DELIVERY, INC.

                            STATEMENTS OF CASH FLOWS

                                                              THREE-MONTHS
                              YEAR ENDED DECEMBER 31         ENDED MARCH 31
                           -------------------------------  ------------------
                             1995       1996       1997       1997      1998
                           ---------  ---------  ---------  --------  --------
                                                               (UNAUDITED)
Cash flows from operating
 activities:
 Net income (loss).......  $(147,453) $ 162,528  $ 132,049  $ (9,761) $ 10,884
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by operating
  activities:
   Depreciation and
    amortization.........    343,595    431,828    621,673   139,697   121,399
   Deferred income taxes.     15,707     (3,975)    (1,178)      --        --
   (Gain) loss on sale of
    equipment............        417        --     (98,735)    9,323       --
   Decrease (increase) in
    trade accounts
    receivable...........     (1,169)  (236,557)  (240,664)   (2,334)  154,207
   Increase in
    inventories..........        --         --      (1,200)   (1,200)      --
   Decrease (increase) in
    prepaid and other
    current assets.......    (10,524)    (9,236)   (84,791)    1,817   (18,401)
   Increase (decrease) in
    accounts payable.....    104,440     (8,097)   367,944    58,796    48,772
   Increase in accrued
    payroll and related
    costs................     71,443     53,937     10,701       --        --
   Increase (decrease) in
    income taxes payable.    (20,542)    98,698    108,701    (7,947)    8,862
   Increase (decrease) in
    other accrued
    liabilities..........      7,434    (12,591)    77,379       434     4,980
                           ---------  ---------  ---------  --------  --------
     Net cash provided by
      operating
      activities.........    363,348    476,535    891,879   188,825   330,703
                           ---------  ---------  ---------  --------  --------
Cash flows used in
 investing activities:
 Purchases of property
  and equipment..........   (290,177)  (169,861)  (919,049)  (93,685) (151,200)
 Proceeds from sale of
  property and
  equipment..............        --         --     141,100       --        --
                           ---------  ---------  ---------  --------  --------
     Net cash used in
      investing
      activities.........   (290,177)  (169,861)  (777,949)  (93,685) (151,200)
                           ---------  ---------  ---------  --------  --------
Cash flows from financing
 activities:
 Proceeds from long-term
  debt...................     75,047        --     384,609       --        --
 Payments on notes
  payable and capital
  leases.................   (120,031)  (282,833)  (529,488) (122,471) (178,201)
 Net borrowings under
  lines of credit........    (36,066)    (2,784)    10,971     8,259    (1,805)
                           ---------  ---------  ---------  --------  --------
     Net cash used in
      financing
      activities.........    (81,050)  (285,617)  (133,908) (114,212) (180,006)
                           ---------  ---------  ---------  --------  --------
Net (decrease) increase
 in cash.................     (7,879)    21,057    (19,978)  (19,072)     (503)
Cash at beginning of
 period..................     10,327      2,448     23,505    23,505     3,527
                           ---------  ---------  ---------  --------  --------
Cash at end of period....  $   2,448  $  23,505  $   3,527  $  4,433  $  3,024
                           =========  =========  =========  ========  ========
Supplemental disclosure
 of cash flow
 information:
Cash paid during the year
 for:
 Interest................  $  74,280  $ 125,435  $ 144,806  $ 35,021  $ 10,472
                           =========  =========  =========  ========  ========
 Income taxes............  $     --   $  12,591  $     --   $    --   $    --
                           =========  =========  =========  ========  ========

                See accompanying notes to financial statements.

                     FALCON TOWING AND AUTO DELIVERY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1995, 1996 AND 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Falcon Towing and Auto Delivery, Inc. ("Falcon") was founded in 1985. Falcon's primary business is transporting vehicles for dealers, leasing companies, auction companies and long-haul transporters in the Western United States. Falcon has facilities in Los Angeles, San Francisco and Phoenix. It operates approximately 50 vehicles.

 (b) Revenue Recognition

  Falcon operates as one segment related to the transportation of vehicles and equipment for customers.

  Falcon's revenue is derived from customers who require transport of vehicles and equipment. Transport revenue is recognized upon the delivery of the vehicles and equipment to their final destination. Expenses related to the generation of revenue are recognized as incurred.

 (c) Inventories

  Inventories, which consist principally of replacement tires and truck parts, are stated at the lower of cost or market.

 (d) Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases if shorter. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, Falcon provides for depreciation of property and equipment over the following estimated useful lives:

     Transportation and towing equipment................................ 5 years
     Machinery and equipment............................................ 5 years
     Leasehold improvements............................................. 5 years
     Furniture and fixtures............................................. 5 years
     Office equipment................................................... 5 years

 (e) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to Falcon on bank loans with similar terms and maturities, the fair value of Falcon's financial instruments approximates their carrying values.

 (f) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (g) Use of Estimates

  Management of Falcon has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                     FALCON TOWING AND AUTO DELIVERY, INC.

 (h) Interim Financial Statements

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

(2) PREPAID EXPENSES

  Prepaid and other current assets consists of:

                                                                 DECEMBER 31
                                                               ----------------
                                                                1996     1997
                                                               ------- --------
     Prepaid vehicle registration............................. $   --  $ 64,790
     Prepaid insurance........................................  19,414   27,340
     Other....................................................  27,123   39,198
                                                               ------- --------
                                                               $46,537 $131,328
                                                               ======= ========

(3) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                               DECEMBER 31
                                         ------------------------   MARCH 31,
                                            1996         1997         1998
                                         -----------  -----------  -----------
                                                                   (UNAUDITED)
     Transportation and towing
      equipment......................... $ 2,970,070  $ 4,124,483  $ 4,275,683
     Machinery and equipment............      70,296      104,411      104,411
     Leasehold improvements.............      26,489       43,653       43,653
     Furniture and fixtures.............      10,448       14,298       14,298
     Office equipment...................      19,225       19,225       19,225
     Construction-in-progress...........         --        33,000       33,000
                                         -----------  -----------  -----------
       Total............................   3,096,528    4,339,070    4,490,270
     Less accumulated depreciation and
      amortization......................  (1,439,893)  (1,915,702)  (2,037,101)
                                         -----------  -----------  -----------
                                         $ 1,656,635  $ 2,423,368  $ 2,453,169
                                         ===========  ===========  ===========

  Depreciation and amortization of property and equipment in 1995, 1996 and 1997 totaled $343,595, $431,828 and $621,673, respectively.

(4) OTHER ACCRUED LIABILITIES

  Other accrued liabilities consists of:

                                                                 DECEMBER 31
                                                              -----------------
                                                                1996     1997
                                                              -------- --------
     Accrued insurance premiums.............................. $ 20,248 $ 17,712
     Accrued fuel expenses...................................   31,827   80,055
     Accrued commissions.....................................   43,000   51,000
     Accrued vacation........................................   18,000   21,000
     Accrued 401(k) contributions............................      --    17,983
     Other...................................................   24,525   27,229
                                                              -------- --------
                                                              $137,600 $214,979
                                                              ======== ========

                     FALCON TOWING AND AUTO DELIVERY, INC.

(5) INDEBTEDNESS

  Falcon has available a $50,000 line of credit with $36,150 and $47,121 outstanding at December 31, 1996 and 1997, respectively, secured by the assets of Falcon and a guarantee by Falcon's stockholder. Interest is payable at 11.5%.

  Falcon's long-term debt consists of:

                                                  DECEMBER 31
                                              --------------------   MARCH 31,
                                                1996       1997        1998
                                              ---------  ---------  -----------
                                                                    (UNAUDITED)
     Notes payable to banks payable in
      monthly installments ranging from
      $1,024 to $2,909, including interest
      ranging from 9.0% to 10.5%, and
      maturing at dates ranging from April,
      1998 to April, 2000. Secured by
      vehicles and equipment. ............... $ 349,108  $ 514,277   $428,224
     Less installments due within one year...  (123,722)  (264,081)  (355,393)
                                              ---------  ---------   --------
     Long-term debt, excluding current
      installments........................... $ 225,386  $ 250,196   $ 72,831
                                              =========  =========   ========

  The aggregate maturities of long-term debt subsequent to December 31, 1997 are as follows:

     1998.............................................................. $264,081
     1999..............................................................  166,798
     2000..............................................................   83,398
                                                                        --------
                                                                        $514,277
                                                                        ========

(6) LEASES

  Falcon is the lessee of vehicles under a number of capital leases which expire in stages from April 1999 to November 2000.

  Following is a summary of equipment held under capital leases:

                                              DECEMBER 31
                                         -----------------------   MARCH 31,
                                            1996        1997         1998
                                         ----------  -----------  -----------
                                                                  (UNAUDITED)
     Transportation and towing
      equipment......................... $1,612,687  $ 2,124,409  $ 2,124,409
     Less accumulated amortization......   (703,928)  (1,036,670)  (1,127,996)
                                         ----------  -----------  -----------
                                         $  908,759  $ 1,087,739  $   996,413
                                         ==========  ===========  ===========

  Falcon leases the land and buildings used for its operations at the El Monte and Phoenix locations under lease agreements with its sole stockholder. These agreements provide for annual rental payments of $288,000 beginning December 1996 and $37,000 beginning March 1997 at the El Monte and Phoenix locations, respectively. Rent paid to the stockholder in 1995, 1996 and 1997 was $0, $24,000 and $319,000, respectively. Additionally, Falcon has a cancelable lease for the land and building used for its operations at the Newark, CA location from an unrelated third party for annual rental payments of approximately $48,000. The leases are classified as operating leases. Falcon is responsible for all operating costs related to the properties.

  Total rent expense for 1995, 1996 and 1997 was $240,003, $265,103 and
$438,003, respectively.

                     FALCON TOWING AND AUTO DELIVERY, INC.

  Future minimum lease payments under noncancellable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1997 are:

                                                          CAPITAL    OPERATING
     YEAR ENDING DECEMBER 31,                              LEASES      LEASES
     1998............................................... $  473,698  $  325,000
     1999...............................................    400,408     325,000
     2000...............................................    254,520     325,000
     2001...............................................     14,112     277,000
     2002...............................................        --        3,100
                                                         ----------  ----------
       Total............................................  1,142,738  $1,255,100
                                                                     ==========
     Less amount representing interest..................    (57,860)
                                                         ----------
       Present value of net minimum capital lease
        payments........................................ $1,084,878
                                                         ==========

(7) NON-CASH TRANSACTIONS

  During 1995, 1996 and 1997, Falcon financed certain purchases of vehicles and equipment totaling $571,137, $671,086 and $511,722, respectively.

(8) INCOME TAXES

  Income tax expense for the years ended December 31, 1995, 1996 and 1997 consists of:

                                                       1995    1996      1997
     Current:
       Federal....................................... $   --  $77,500  $ 86,271
       State.........................................     --   21,198    22,430
                                                      ------- -------  --------
                                                          --   98,698   108,701
     Deferred........................................  15,707  (3,975)   (1,178)
                                                      ------- -------  --------
                                                      $15,707 $94,723  $107,523
                                                      ======= =======  ========

  The following table reconciles the expected tax expense at the Federal statutory tax rate to the effective tax rate.

                                                     1995      1996      1997
     Computed expected tax (benefit) expense...... $(44,794) $ 87,465  $ 81,454
     State income taxes (benefit), net of Federal
      benefit.....................................   (8,087)   13,991    14,803
     Non-deductible meals and entertainment
      expenses....................................    1,428       354     2,116
     Tax penalties and disallowances..............      --      5,724     3,898
     Net operating loss carryforward for which no
      benefit will be derived.....................   73,039       --        --
     Basis difference in fixed assets which will
      not result in a tax benefit or loss.........   (5,879)  (12,811)    5,252
                                                   --------  --------  --------
                                                   $ 15,707  $ 94,723  $107,523
                                                   ========  ========  ========

  The tax effects of temporary differences that give rise to deferred tax liabilities as of December 31, 1995, 1996 and 1997 relate to fixed assets caused by differences in depreciation lives and methods and total $15,707, $11,733 and $10,555, respectively.

                     FALCON TOWING AND AUTO DELIVERY, INC.

(9) EMPLOYEE BENEFITS

  Falcon has a retirement savings plan pursuant to section 401(k) of the Internal Revenue Code that is available to all employees with at least one year of service to Falcon and that are at least twenty-one years of age. Falcon provides matching funds of 25% of eligible contributions to the Plan which amounted to $0, $0 and $18,000 in 1995, 1996 and 1997, respectively.

(10) RELATED PARTY TRANSACTIONS

  Falcon leases land and buildings, located at the El Monte and Phoenix locations, from the sole stockholder (see note 6).

(11) SUBSEQUENT EVENT

  (a) During February 1998, the stockholder entered into a definitive agreement to sell Falcon to United Road Services, Inc. The transaction, effected through a combination of cash and common stock of United Road Services, Inc., is contingent and effective upon the initial public offering of the common stock of United Road Services, Inc. The anticipated selling price of Falcon exceeds its net assets as of December 31, 1997.

  (b) Concurrently with the acquisition, United Road Services, Inc. will enter into agreements with the stockholder to lease land and buildings used in Falcon's operations for negotiated amounts and terms.

  (c) On May 6, 1998, United Road Services, Inc. effectively acquired Falcon as a result of the successful completion of the initial public offering of the common stock of United Road Services, Inc.

                         INDEPENDENT AUDITORS' REPORT

The Stockholders
Smith-Christensen Enterprises, Inc.:

  We have audited the accompanying consolidated balance sheets of Smith-Christensen Enterprises, Inc. and subsidiary (City Towing, Inc. d/b/a Quality Towing) ("Quality") as of January 31, 1997 and December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years ended January 31, 1996 and 1997 and for the twelve-month period ended December 31, 1997. These consolidated financial statements are the responsibility of Quality's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smith-Christensen Enterprises, Inc. and subsidiary (City Towing, Inc. d/b/a Quality Towing) as of January 31, 1997 and December 31, 1997, and the results of their operations and their cash flows for each of the years ended January 31, 1996 and 1997 and for the twelve-month period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Albany, New York
January 16, 1998,
except as to note 11(c),
which is as of May 6, 1998

                      SMITH-CHRISTENSEN ENTERPRISES, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                           JANUARY 31, DECEMBER 31,  MARCH 31,
                                              1997         1997        1998
                                           ----------- ------------ -----------
                                                                    (UNAUDITED)
                  ASSETS
Current assets:
  Cash.................................... $  180,269   $  266,687  $  308,414
  Trade accounts receivable, net of
   allowance for doubtful accounts of
   $26,850 and $75,850 at January 31, 1997
   and December 31, 1997, respectively....     88,518      277,966     283,677
  Accounts receivable from related parties
   (note 9)...............................     10,665       50,151      50,151
  Due from employees......................     19,124       22,053      15,955
  Inventories.............................     20,661        9,950      29,372
  Prepaid expenses (note 2)...............     30,048       19,680      46,988
  Other current assets....................        900          900         900
                                           ----------   ----------  ----------
    Total current assets..................    350,185      647,387     735,457
Property, plant and equipment, net (notes
 3 and 5).................................  2,653,243    2,877,229   3,165,423
Accounts receivable from related parties
 (note 9).................................    157,294      831,733     454,441
Other assets, net (note 4)................    118,908       98,905      98,905
                                           ----------   ----------  ----------
    Total assets.......................... $3,279,630   $4,455,254  $4,454,226
                                           ==========   ==========  ==========
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt
   (note 5)............................... $  447,875   $  541,836  $  522,470
  Accounts payable........................     38,278       68,203     163,506
  Accrued payroll and related costs.......     28,757       85,563      21,832
  Income taxes payable (note 7)...........     60,863      345,339     336,039
  Other accrued expenses..................      5,305        3,110      25,418
                                           ----------   ----------  ----------
    Total current liabilities.............    581,078    1,044,051   1,069,265
                                           ----------   ----------  ----------
Long-term liabilities:
  Long-term debt, excluding current
   installments (note 5)..................  2,415,340    2,188,038   2,188,038
  Deferred income taxes (note 7)..........    193,379      312,721     312,721
                                           ----------   ----------  ----------
    Total liabilities.....................  3,189,797    3,544,810   3,570,024
                                           ----------   ----------  ----------
Stockholders' equity:
  Common stock, no par value.
  Authorized 2,500 shares; issued and
   outstanding 2,425 shares...............     20,000       20,000      20,000
  Retained earnings.......................     69,833      890,444     864,202
                                           ----------   ----------  ----------
    Total stockholders' equity............     89,833      910,444     884,202
                                           ----------   ----------  ----------
    Total liabilities and stockholders'
     equity............................... $3,279,630   $4,455,254  $4,454,226
                                           ==========   ==========  ==========

        See accompanying notes to the consolidated financial statements.

               SMITH-CHRISTENSEN ENTERPRISES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                             TWELVE-MONTH     THREE-MONTH PERIODS
                                                             PERIOD ENDED       ENDED MARCH 31
                            YEAR ENDED       YEAR ENDED    DECEMBER 31, 1997 ----------------------
                         JANUARY 31, 1996 JANUARY 31, 1997    (NOTE 1(B))       1997        1998
                         ---------------- ---------------- ----------------- ----------  ----------
                                                                                  (UNAUDITED)
Net revenue.............    $4,395,762       $5,395,475       $6,802,474     $1,533,327  $1,954,670
Cost of revenue.........     2,579,463        3,214,772        3,849,138      1,014,657   1,223,785
                            ----------       ----------       ----------     ----------  ----------
    Gross profit........     1,816,299        2,180,703        2,953,336        518,670     730,885
Selling, general and
 administrative
 expenses...............     1,436,488        1,194,716        1,389,707        234,887     520,620
                            ----------       ----------       ----------     ----------  ----------
    Income from
     operations.........       379,811          985,987        1,563,629        283,783     210,265
                            ----------       ----------       ----------     ----------  ----------
Other income (expense):
  Interest expense......      (258,554)        (325,370)        (277,436)       (70,352)    (64,460)
  Interest income.......           --               --             4,524            --          --
  Other.................       (25,005)         131,721          (27,375)      (127,032)   (181,347)
                            ----------       ----------       ----------     ----------  ----------
    Income (loss) before
     income taxes.......        96,252          792,338        1,263,342         86,399     (35,542)
Income tax expense
 (benefit) (note 7).....       103,752          277,623          440,978         30,240      (9,300)
                            ----------       ----------       ----------     ----------  ----------
    Net income (loss)...    $   (7,500)      $  514,715       $  822,364     $   56,159  $  (26,242)
                            ==========       ==========       ==========     ==========  ==========


        See accompanying notes to the consolidated financial statements.

                      SMITH-CHRISTENSEN ENTERPRISES, INC.
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                      TOTAL
                                                       RETAINED   STOCKHOLDERS'
                                               COMMON  EARNINGS      EQUITY
                                                STOCK  (DEFICIT)    (DEFICIT)
                                               ------- ---------  -------------
Balance at January 31, 1995................... $20,000 $(437,382)   $(417,382)
Net loss--year ended January 31, 1996.........     --     (7,500)      (7,500)
                                               ------- ---------    ---------
Balance at January 31, 1996...................  20,000  (444,882)    (424,882)
Net income--year ended January 31, 1997.......     --    514,715      514,715
                                               ------- ---------    ---------
Balance at January 31, 1997...................  20,000    69,833       89,833
Net income--twelve-months ended December 31,
 1997.........................................     --    822,364      822,364
Net loss--month of January 1997 (note 1(b))...     --     (1,753)      (1,753)
                                               ------- ---------    ---------
Balance at December 31, 1997..................  20,000   890,444      910,444
Net loss--three-month periods ended March 31,
 1998 (unaudited).............................     --    (26,242)     (26,242)
                                               ------- ---------    ---------
Balance at March 31, 1998 (unaudited)......... $20,000 $ 864,202    $ 884,202
                                               ======= =========    =========



        See accompanying notes to the consolidated financial statements.

                      SMITH-CHRISTENSEN ENTERPRISES, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                THREE-MONTH
                                                                               PERIODS ENDED
                                                             TWELVE-MONTH        MARCH 31
                            YEAR ENDED       YEAR ENDED      PERIOD ENDED    ------------------
                         JANUARY 31, 1996 JANUARY 31, 1997 DECEMBER 31, 1997   1997      1998
                         ---------------- ---------------- ----------------- --------  --------
                                                                                (UNAUDITED)
Cash flows from
 operating activities:
 Net income (loss).....     $  (7,500)       $ 514,715         $ 822,364     $ 56,159  $(26,242)
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by
  operating
  activities:
   Net loss for the
    month of January
    1997 (note 1(b))...           --               --             (1,753)         --        --
   Depreciation and
    amortization.......       237,118          322,628           268,732       67,183    23,638
   Deferred income
    taxes..............       151,090          106,198           119,342          --        --
   Decrease (increase)
    in trade accounts
    receivable.........       (74,638)          63,597          (189,448)     141,456    (5,711)
   Increase in due from
    related parties....        (6,512)         (10,285)          (39,486)         --        --
   Decrease (increase)
    in due from
    employees..........           --               --             (2,929)         --      6,098
   Decrease (increase)
    in inventories.....           --           (20,661)           10,711        5,175   (19,422)
   Decrease (increase)
    in prepaid
    expenses...........       (29,858)           7,609            10,368     (262,315)  (27,308)
   Decrease (increase)
    in receivables from
    related parties....       (34,549)        (297,009)         (674,439)         --    377,292
   Increase (decrease)
    in accounts
    payable............        65,853          (49,744)           29,925      (15,789)   95,303
   Increase (decrease)
    in accrued payroll
    and related costs..        62,316          (58,732)           56,806       52,697   (63,731)
   Increase (decrease)
    in income taxes
    payable............       (30,809)          75,650           284,476       (2,214)   (9,300)
   (Decrease) increase
    in other accrued
    expenses...........         6,130           (1,785)           (2,195)         --     22,308
                            ---------        ---------         ---------     --------  --------
     Net cash provided
      by operating
      activities.......       338,641          652,181           692,474       42,352   372,925
                            ---------        ---------         ---------     --------  --------
Cash flows from
 investing activities:
 Purchases of
  property, plant and
  equipment............      (700,708)        (493,663)         (472,715)    (175,175) (311,832)
 Purchase of Custom
  Towing...............      (200,000)             --                --           --        --
                            ---------        ---------         ---------     --------  --------
     Net cash used in
      investing
      activities.......      (900,708)        (493,663)         (472,715)    (175,175) (311,832)
                            ---------        ---------         ---------     --------  --------
Cash flows from
 financing activities:
 Proceeds from long-
  term debt............       424,979              --                --        76,624       --
 Principal payments on
  long-term debt.......           --          (104,014)         (133,341)         --    (19,366)
 Proceeds from
  borrowings under
  lines of credit......       150,000          120,000               --           --        --
                            ---------        ---------         ---------     --------  --------
     Net cash (used in)
      provided by
      financing
      activities.......       574,979           15,986          (133,341)      76,624   (19,366)
                            ---------        ---------         ---------     --------  --------
Net increase in cash...        12,912          174,504            86,418      (56,199)   41,727
Cash at beginning of
 period................        (7,147)           5,765           180,269      258,181   266,687
                            ---------        ---------         ---------     --------  --------
Cash at end of period..     $   5,765        $ 180,269         $ 266,687     $201,982  $308,414
                            =========        =========         =========     ========  ========
Supplemental disclosure
 of cash flow
 information:
 Cash paid during the
  year for:
   Interest............     $ 258,554        $ 325,370         $ 253,242     $ 63,310  $ 62,063
                            =========        =========         =========     ========  ========
   Income taxes........     $  58,439        $  61,656         $  37,160     $  9,290  $ 11,889
                            =========        =========         =========     ========  ========

        See accompanying notes to the consolidated financial statements.

                      SMITH-CHRISTENSEN ENTERPRISES, INC.
                                AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           JANUARY 31, 1996, JANUARY 31, 1997 AND DECEMBER 31, 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Smith-Christensen Enterprises, Inc. and its wholly-owned subsidiary City Towing, Inc. (d/b/a Quality Towing), collectively referred to herein as "Quality," were founded in 1988 and 1968, respectively. Quality's primary business is towing, impounding and storing vehicles for municipal, governmental and commercial customers in Southern Nevada. Quality has two facilities in Las Vegas. It operates approximately 40 vehicles.

 (b) Periods Presented

  Because Quality has a fiscal year end of January 31, the statements of operations, stockholder's equity and cash flows for Quality's most recent twelve-month period includes the results of operations for the month of January 1997, which is also included in the prior fiscal year ended January 31, 1997. The following represents the condensed results of operations for the month of January 1997 which is included in the twelve-month period ended December 31, 1997 and in the fiscal year ended January 31, 1997:

     Net revenue..................................................... $440,053
     Cost of revenue.................................................  242,564
                                                                      --------
         Gross profit................................................  197,489
     Selling, general and administrative expenses....................  174,187
                                                                      --------
         Income from operations......................................   23,302
                                                                      --------
     Other expenses:
       Interest expense..............................................  (24,193)
       Other.........................................................     (862)
                                                                      --------
         Loss before income taxes....................................   (1,753)
         Income tax expense..........................................      --
                                                                      --------
         Net loss.................................................... $ (1,753)
                                                                      ========

 (c) Principles of Consolidation

  The consolidated financial statements include the financial statements of Smith-Christensen Enterprises, Inc. and its wholly-owned subsidiary City Towing, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

 (d) Revenue Recognition

  Quality operates as one segment related to the transportation of vehicles and equipment for customers.

  Quality's revenue is derived from customers who require a towing service, fees related to the storage of vehicles that have been towed, transport of vehicles and equipment, and auction sales of unclaimed vehicles. Towing revenue is recognized at the completion of each towing engagement, storage fees are accrued over the period the vehicles are held in the impound facility, transport revenue is recognized upon the delivery of the vehicles/equipment to their final destination, and revenue from auction sales are recorded when title to the vehicles has been transferred. Expenses related to the generation of revenue are recognized as incurred.

                      SMITH-CHRISTENSEN ENTERPRISES, INC.
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


 (e) Inventories

  Inventories consist of vehicles that will be offered for auction. Inventories are stated at the lower of cost or market.

 (f) Property, Plant and Equipment

  Property, plant and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases if shorter. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, Quality provides for depreciation of property and equipment over the following estimated useful lives:

     Buildings...................................................... 28-30 years
     Leasehold improvements......................................... 15-30 years
     Transportation and towing equipment............................  5-15 years
     Office equipment...............................................   3-5 years
     Machinery and other equipment..................................     5 years

 (g) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to Quality on bank loans with similar terms and maturities, the fair value of Quality's financial instruments approximates their carrying values.

 (h) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (i) Use of Estimates

  Management of Quality has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (j) Interim Financial Statements

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

(2) PREPAID EXPENSES

  Prepaid expenses consist of the following:

                                            JANUARY 31, DECEMBER 31,  MARCH 31,
                                               1997         1997        1998
                                            ----------- ------------ -----------
                                                                     (UNAUDITED)
     Prepaid insurance.....................   $28,010     $19,680      $45,988
     Prepaid interest......................     2,038         --           --
                                              -------     -------      -------
                                              $30,048     $19,680      $45,988
                                              =======     =======      =======

                      SMITH-CHRISTENSEN ENTERPRISES, INC.
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


(3) PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consists of the following:

                                           JANUARY 31,  DECEMBER 31,  MARCH 31,
                                              1997          1997        1998
                                           -----------  ------------ -----------
                                                                     (UNAUDITED)
     Land................................. $  600,000    $  600,000  $  600,000
     Buildings............................    156,225       156,225     156,225
     Leasehold improvements...............    278,925       278,925     278,925
     Transportation and towing equipment..  2,109,893     2,481,396   2,736,468
     Office equipment.....................    123,691       212,066     222,089
     Machinery and other equipment........    112,889       125,726     172,463
                                           ----------    ----------  ----------
       Total..............................  3,381,623     3,854,338   4,166,170
     Less accumulated depreciation and
      amortization........................   (728,380)     (977,109) (1,000,747)
                                           ----------    ----------  ----------
                                           $2,653,243    $2,877,229  $3,165,423
                                           ==========    ==========  ==========

  Depreciation and amortization of property, plant and equipment for the years ended January 31, 1996 and 1997 and the twelve-month period ended December 31, 1997, totaled $140,910, $224,196, and $271,341, respectively.

(4) OTHER ASSETS

  Other assets consist of the following:

                                            JANUARY 31, DECEMBER 31,  MARCH 31,
                                               1997         1997        1998
                                            ----------- ------------ -----------
                                                                     (UNAUDITED)
     Metro Contract........................  $ 705,850   $ 705,850    $ 705,850
     Non-compete agreement.................     25,000      25,000       25,000
     Goodwill..............................    225,048     225,048      225,048
                                             ---------   ---------    ---------
       Total...............................    955,898     955,898      955,898
     Less accumulated amortization.........   (836,990)   (856,993)    (861,993)
                                             ---------   ---------    ---------
                                             $ 118,908   $  98,905    $  93,905
                                             =========   =========    =========

  Metro contract costs, non-compete agreement and goodwill are amortized over nine, five and fifteen years, respectively. Amortization expense totaled, $96,208, $98,432 and $20,003 for the years ended January 31, 1996 and 1997 and the twelve-month period ended December 31, 1997.

                      SMITH-CHRISTENSEN ENTERPRISES, INC.
                                 AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


(5) INDEBTEDNESS

  Quality's long-term debt consisted of the following:

                                          JANUARY 31,  DECEMBER 31,  MARCH 31,
                                             1997          1997        1998
                                          -----------  ------------ -----------
                                                                    (UNAUDITED)
     Notes payable to bank, payable in
      aggregate monthly installments of
      $20,312, plus interest ranging
      from 9% to 9.25% over periods
      ranging from 36 to 48 months, ma-
      turing between September 5, 1998
      and June, 2001. Secured by vehi-
      cles and equipment. ..............  $  428,678    $  596,105  $  667,913
     Note payable to former owner, pay-
      able in varied monthly install-
      ments, including interest at 10%,
      with a final lump sum payment of
      $1,396,556, maturing March 1,
      1999. Secured by land, building
      and the stock of City Towing,
      Inc. .............................   1,682,529     1,562,530   1,522,484
     Note payable to former owner, pay-
      able in monthly installments of
      $3,800, including interest at 9%,
      maturing July 1, 2003. Secured by
      land and building. ...............     226,489       202,485     195,357
     Note payable to Navistar, payable
      in monthly installments of $1,433,
      including interest at 10.5%, ma-
      turing May 4, 1999. Secured by
      equipment. .......................      35,444        22,540      18,666
     Notes payable to Navistar, payable
      in monthly installments of $6,110
      and 2,900, respectively, including
      interest at 9%, maturing May 12,
      1999 and August 11, 1999, respec-
      tively. Secured by equipment. ....     240,964       158,685     135,102
     Note payable to Navistar, payable
      in monthly installments of $563,
      including interest at 11.5%, ma-
      turing August 28, 1997. Secured by
      equipment. .......................       3,796           --          --
     Note payable to bank, payable in
      monthly installments of $6,716,
      including interest at 8%, maturing
      July 1, 2000. Secured by equip-
      ment. ............................     245,316       187,529     170,986
                                          ----------    ----------  ----------
       Total long-term debt.............   2,863,216     2,729,874   2,710,508
     Less installments due within one
      year..............................    (447,875)     (541,836)   (522.470)
                                          ----------    ----------  ----------
       Long-term debt, excluding current
        installments....................  $2,415,341    $2,188,038  $2,188,038
                                          ==========    ==========  ==========

  Annual maturities of long-term debt for the next five years and thereafter are as follows:

     1998............................................................ $  541,836
     1999............................................................  1,771,119
     2000............................................................    264,155
     2001............................................................     81,521
     2002............................................................     40,849
     Thereafter......................................................     30,394
                                                                      ----------
                                                                      $2,729,874
                                                                      ==========

                      SMITH-CHRISTENSEN ENTERPRISES, INC.
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


(6) LEASES

  Quality leases land and building used as part of its operations under a lease agreement with Nevada Recycling Corporation, an affiliated entity owned by the owners of the stockholder of Quality. The lease is classified as an operating lease. The agreement provides for monthly rental payments of $8,000 with an automatic renewal for additional consecutive periods of one year beginning every October, unless either party gives no less than 30 days written notice of the intent to terminate. Quality is responsible for all operating costs related to the property.

  Rent expense was $96,000 for the years ended January 31, 1996 and 1997 and the twelve-month period ended December 31, 1997, respectively.

(7) INCOME TAXES

  Income tax expense for the years ended January 31, 1997 and 1996 and the twelve-month period ended December 31, 1997 consists of:

                                                                    TWELVE-MONTH
                                            YEAR ENDED  YEAR ENDED  PERIOD ENDED
                                            JANUARY 31, JANUARY 31, DECEMBER 31,
                                               1996        1997         1997
                                            ----------- ----------- ------------
     Current:
     Federal...............................  $(47,338)   $171,425     $321,636
     Deferred..............................   151,090     106,198      119,342
                                             --------    --------     --------
                                             $103,752    $277,623     $440,978
                                             ========    ========     ========

  The following table reconciles the expected tax expense at the Federal statutory tax rate to the effective tax rate:

                                                                    TWELVE-MONTH
                                            YEAR ENDED  YEAR ENDED  PERIOD ENDED
                                            JANUARY 31, JANUARY 31, DECEMBER 31,
                                               1996        1997         1997
                                            ----------- ----------- ------------
     Computed expected tax expense.........  $ 32,726    $269,395     $429,536
     Meals and entertainment...............     1,114       6,345        6,341
     Non-deductible goodwill...............     5,101       5,101        5,101
     Adjustment to prior years' taxes......    64,811         --           --
     Other.................................       --       (3,218)         --
                                             --------    --------     --------
                                             $103,752    $277,623     $440,978
                                             ========    ========     ========

                      SMITH-CHRISTENSEN ENTERPRISES, INC.
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


  The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of January 31, 1997 and the twelve-month period ended December 31, 1997 are presented below:

                                                                   TWELVE-MONTH
                                                                   PERIOD ENDED
                                                       JANUARY 31, DECEMBER 31,
                                                          1997         1997
                                                       ----------- ------------
     Deferred tax assets:
       Covenant-not-to-compete........................  $  2,031     $  3,164
       Contract/intangible............................    13,733          --
                                                        --------     --------
         Total gross deferred tax assets..............    15,764        3,164
         Less valuation allowance.....................       --           --
                                                        --------     --------
                                                          15,764        3,164
     Deferred tax liabilities:
       Property and equipment, due to differences in
        depreciation lives and methods................   209,143      315,885
                                                        --------     --------
       Net deferred tax liability.....................  $193,379     $312,721
                                                        ========     ========

  At January 31, 1996, the net deferred tax liability was $299,577 and there was no recorded valuation allowance.

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies, as well as carryback opportunities, in making this assessment. Based upon the level of historical taxable income, projections for future taxable income and carryback opportunities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not Quality will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

(8) NON-CASH TRANSACTIONS

  During 1995, Quality financed $331,223 of certain transportation and towing equipment in connection with the purchase of Custom Towing through a lending institution.

(9) RELATED PARTY TRANSACTIONS

  Accounts receivable from related parties are amounts due from four companies under the common control of Quality's stockholders. The amounts receivable totaled $167,959 and $881,884 as of January 31, 1997 and December 31, 1997, respectively.

  Quality leases land and building from an affiliated entity owned by the owners of the stockholder of Quality (see note 6).

(10) CONTINGENT LIABILITIES

  Various legal claims arise against Quality during the normal course of business. In the opinion of management, liabilities, if any, arising from proceedings would not have a material effect on the financial statements.

                      SMITH-CHRISTENSEN ENTERPRISES, INC.
                                AND SUBSIDIARY

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)


(11) SUBSEQUENT EVENT

  (a) During February 1998, the stockholder entered into a definitive agreement to sell Quality net of land, buildings and leasehold improvements and the note payable to the former owner of City Towing, in the amount of $202,485 at December 31, 1997, to United Road Services, Inc. The transaction, effected through a combination of cash and common stock of United Road Services, Inc., is contingent and effective upon the initial public offering of the common stock of United Road Services, Inc. Additionally, proceeds of the initial public offering will be used to pay the note payable to former owner of $1,562,530 at December 31, 1997. The anticipated selling price of Quality exceeds its net assets as of December 31, 1997.

  (b) Concurrently with the acquisition, United Road Services, Inc. will enter into agreements with the stockholder to lease land and buildings used in Quality's operations for negotiated amounts and terms.

  (c) On May 6, 1998, United Road Services, Inc. effectively acquired Quality as a result of the successful completion of the initial public offering of the common stock of United Road Services, Inc.

                         INDEPENDENT AUDITORS' REPORT

The Stockholders
Caron Auto Works, Inc. and
Caron Auto Brokers, Inc.:

  We have audited the accompanying combined balance sheets of Caron Auto Works, Inc. and Caron Auto Brokers, Inc. (collectively, "Caron") as of September 30, 1996 and 1997, and the related combined statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1997. These combined financial statements are the responsibility of Caron's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Caron Auto Works, Inc. and Caron Auto Brokers, Inc. as of September 30, 1996 and 1997 and the results of their combined operations and their combined cash flows for each of the years in the three-year period ended September 30, 1997 in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Albany, New York
January 16, 1998,
except as to note 8(c),
which is as of May 6, 1998

                           CARON AUTO WORKS, INC. AND
                            CARON AUTO BROKERS, INC.

                            COMBINED BALANCE SHEETS

                                                 SEPTEMBER 30
                                             ----------------------   MARCH 31,
                                                1996        1997        1998
                                             ----------  ----------  -----------
                                                                     (UNAUDITED)
                  ASSETS
Current assets:
  Cash.....................................  $   29,370  $  108,163  $   29,676
  Trade accounts receivable, net of
   allowance for doubtful accounts of
   $26,793 in 1996 and $45,079 in 1997.....     633,736     746,332   1,044,089
  Accounts receivable from related parties
   (note 7)................................      98,056      49,754     496,589
  Accounts receivable from employees.......         --        6,500      13,000
  Notes receivable.........................         --       44,539     153,561
  Inventories..............................      24,185      30,040      91,520
  Prepaid and other current assets.........      38,685       5,142     175,429
                                             ----------  ----------  ----------
    Total current assets...................     824,032     990,470   2,003,864
Property and equipment, net (notes 2, 3 and
 4)........................................   1,241,097   2,278,962   3,309,753
Other assets...............................       2,500      22,736      66,780
                                             ----------  ----------  ----------
    Total assets...........................  $2,067,629  $3,292,168   5,380,397
                                             ==========  ==========  ==========
   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt
   (note 3)................................  $   83,297  $  263,093  $  549,176
  Current installments of obligations under
   capital lease (note 4)..................     181,272     177,932     233,205
  Borrowings under lines of credit (note
   3)......................................      18,839     225,000     250,000
  Payable to related parties (note 7)......     185,920       9,500         --
  Accounts payable.........................     130,282     332,544     815,157
  Accrued payroll and related costs........      16,058      40,870     199,961
  Income taxes payable (note 5)............     101,128      92,447       7,950
  Other accrued liabilities................      24,021      48,277      17,458
                                             ----------  ----------  ----------
    Total current liabilities..............     740,817   1,189,663   2,072,907
Long-term liabilities:
  Long-term debt, excluding current
   installments (note 3)...................      56,982   1,010,856   2,003,282
  Obligations under capital lease,
   excluding current installments (note 4).     428,862     437,789     662,669
  Deferred income taxes (note 5)...........     160,342      54,019      54,019
                                             ----------  ----------  ----------
    Total liabilities......................   1,387,003   2,692,327   4,792,877
                                             ----------  ----------  ----------
Stockholders' equity:
  Common stock, $10 par value.
  Authorized 10,000 shares; issued and
   outstanding 200 shares in 1996 and 1997.       2,000       2,000       2,000
  Additional paid-in capital...............      10,225      10,225      10,225
  Retained earnings........................     698,401     617,616     605,295
  Less treasury stock, 3,000 common shares
   in 1996 and 1997, at cost...............     (30,000)    (30,000)    (30,000)
                                             ----------  ----------  ----------
    Total stockholders' equity.............     680,626     599,841     587,520
                                             ----------  ----------  ----------
    Total liabilities and stockholders'
     equity................................  $2,067,629  $3,292,168  $5,380,397
                                             ==========  ==========  ==========

            See accompanying notes to combined financial statements.

                           CARON AUTO WORKS, INC. AND
                            CARON AUTO BROKERS, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                                  SIX-MONTHS
                             YEARS ENDED SEPTEMBER 30           ENDED MARCH 31
                         ----------------------------------  ----------------------
                            1995        1996        1997        1997        1998
                         ----------  ----------  ----------  ----------  ----------
                                                                  (UNAUDITED)
Net revenue............. $4,624,155  $5,575,257  $6,626,850  $3,565,268  $4,016,293
Cost of revenue.........  4,044,834   5,083,883   6,303,546   3,278,560   3,354,742
                         ----------  ----------  ----------  ----------  ----------
   Gross profit.........    579,321     491,374     323,304     286,708     661,551
Selling, general and
 administrative
 expenses...............    238,006     237,943     511,510     380,692     611,988
                         ----------  ----------  ----------  ----------  ----------
   Income (loss) from
    operations..........    341,315     253,431    (188,206)    (93,984)     49,563
                         ----------  ----------  ----------  ----------  ----------
Other income (expense):
 Interest expense.......    (77,693)   (108,069)   (141,000)    (52,060)   (131,207)
 Interest income........        810       5,706       8,360         --          --
 Gain on sale of
  assets................      7,457      16,985     114,966       3,263      54,534
 Other..................     25,570      22,526      29,460      10,693       8,442
                         ----------  ----------  ----------  ----------  ----------
   Income (loss) before
    income taxes........    297,459     190,579    (176,420)   (132,088)    (18,668)
Income tax expense
 (benefit) (note 5).....    103,020      61,838     (95,635)    (44,910)     (6,347)
                         ----------  ----------  ----------  ----------  ----------
   Net income (loss).... $  194,439  $  128,741  $  (80,785) $  (87,178) $  (12,321)
                         ==========  ==========  ==========  ==========  ==========


            See accompanying notes to combined financial statements.

                           CARON AUTO WORKS, INC. AND
                            CARON AUTO BROKERS, INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                   ADDITIONAL                         TOTAL
                            COMMON  PAID-IN   RETAINED  TREASURY  STOCKHOLDERS'
                            STOCK   CAPITAL   EARNINGS   STOCK       EQUITY
                            ------ ---------- --------  --------  -------------
Balance at September 30,
 1994...................... $2,000  $10,225   $375,221  $(30,000)   $357,446
Net income--1995...........    --       --     194,439       --      194,439
                            ------  -------   --------  --------    --------
Balance at September 30,
 1995......................  2,000   10,225    569,660   (30,000)    551,885
Net income--1996...........    --       --     128,741       --      128,741
                            ------  -------   --------  --------    --------
Balance at September 30,
 1996......................  2,000   10,225    698,401   (30,000)    680,626
Net loss--1997.............    --       --     (80,785)      --      (80,785)
                            ------  -------   --------  --------    --------
Balance at September 30,
 1997......................  2,000   10,225    617,616   (30,000)    599,841
Net income--Six-months
 ended March 31, 1998
 (unaudited)...............    --       --     (12,321)      --      (12,321)
                            ------  -------   --------  --------    --------
Balance of March 31, 1998
 (unaudited)............... $2,000  $10,225   $605,295  $(30,000)   $587,520
                            ======  =======   ========  ========    ========



            See accompanying notes to combined financial statements.

                           CARON AUTO WORKS, INC. AND
                            CARON AUTO BROKERS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                 SIX-MONTHS
                             YEARS ENDED SEPTEMBER 30          ENDED MARCH 31
                           -------------------------------  ---------------------
                             1995       1996       1997       1997        1998
                           ---------  ---------  ---------  ---------  ----------
                                                                (UNAUDITED)
Cash flows from operating
 activities:
 Net income (loss).......  $ 194,437  $ 128,741  $ (80,785) $ (87,178) $  (12,321)
 Adjustments to
  reconcile net income
  (loss) to net cash
  provided by (used in)
  operating activities:
   Depreciation and
    amortization.........    158,790    196,937    213,290     84,186      98,113
   Deferred income taxes.     41,924     18,467   (106,323)       --          --
   Gain on sale of
    assets...............     (7,457)   (16,985)  (114,966)    (3,263)     54,534
   Increase in trade
    accounts receivable..    (63,618)  (119,278)  (112,596)  (135,102)   (297,757)
   Decrease (increase) in
    receivables from
    related parties......    (12,056)   (66,885)    48,302      4,967    (446,835)
   Increase in accounts
    receivable from
    employees............        --         --      (6,500)       --       (6,500)
   (Increase) decrease in
    inventories..........      4,705    (23,766)    (5,855)    (9,235)    (61,480)
   Decrease (increase) in
    prepaid expenses.....      4,758    (19,644)    33,543   (104,759)   (172,187)
   (Increase) decrease in
    other assets.........        191        --     (20,236)       --      (44,044)
   Decrease in amounts
    payable to related
    parties..............    (10,702)   (22,889)  (176,420)    14,947      (9,500)
   Increase (decrease) in
    accounts payable.....    (44,731)    16,036    202,262    161,676     482,613
   Increase (decrease) in
    accrued payroll and
    related costs........   (119,686)    (1,670)    24,812     24,859     159,091
   Increase in other
    accrued liabilities..        447     86,401     15,575    (72,439)   (115,316)
                           ---------  ---------  ---------  ---------  ----------
     Net cash provided by
      (used in) operating
      activities.........    147,002    175,465    (85,897)  (121,341)   (371,589)
                           ---------  ---------  ---------  ---------  ----------
Cash flows from investing
 activities:
 Purchases of property
  and equipment..........   (142,383)   (54,909)  (333,277)  (137,328) (1,261,847)
 Proceeds from sale of
  assets.................    123,913     56,011    341,196    156,636      80,309
 Increase in notes
  receivable.............        --         --     (44,539)  (189,157)   (109,022)
                           ---------  ---------  ---------  ---------  ----------
     Net cash provided by
      (used in) investing
      activities.........    (18,470)     1,102    (36,620)  (169,849) (1,290,560)
                           ---------  ---------  ---------  ---------  ----------
Cash flows from financing
 activities:
 Proceeds from long-term
  debt...................    100,000     70,345    456,500    456,500   1,835,267
 Principal payments on
  long-term debt and
  capital leases.........   (174,880)  (300,175)  (461,351)  (174,890)   (276,605)
 Borrowings under line
  of credit, net.........    (35,000)    18,839    206,161     51,161      25,000
                           ---------  ---------  ---------  ---------  ----------
     Net cash provided by
      (used in) financing
      activities.........   (109,880)  (210,991)   201,310    332,771   1,583,662
                           ---------  ---------  ---------  ---------  ----------
Net increase (decrease)
 in cash.................     18,652    (34,424)    78,793     41,581     (78,487)
Cash at beginning of
 year....................     45,142     63,794     29,370     29,370     108,163
                           ---------  ---------  ---------  ---------  ----------
Cash at end of year......  $  63,794  $  29,370  $ 108,163  $  70,951  $   29,676
                           =========  =========  =========  =========  ==========
Supplemental disclosure
 of cash flow
 information:
 Cash paid during the
  year for:
   Interest..............  $ 124,505  $ 110,038  $ 143,639  $  52,060  $  131,207
                           =========  =========  =========  =========  ==========
   Income taxes..........  $     --   $  61,096  $  43,371  $  44,910  $   78,150
                           =========  =========  =========  =========  ==========

            See accompanying notes to combined financial statements.

                          CARON AUTO WORKS, INC. AND
                           CARON AUTO BROKERS, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                       SEPTEMBER 30, 1995, 1996 AND 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Caron Auto Works, Inc. and Caron Auto Brokers, Inc. (collectively, "Caron") were founded in 1976 and 1993, respectively. Caron's primary business is transporting vehicles for leasing companies, long-haul transporters and individuals in the Northeastern United States. It also provides towing services for commercial and private customers in the Hartford, Connecticut region. Caron has two facilities in East Hartford and one facility in New Jersey. It operates approximately 55 vehicles.

 (b) Principles of Combination

  The combined financial statements include the financial statements of Caron Auto Works, Inc. and Caron Auto Brokers, Inc. All significant intercompany balances and transactions have been eliminated in combination. Both entities have the same management and principal stockholder ownership.

 (c) Revenue Recognition

  Caron operates as one segment related to the transportation of vehicles and equipment for customers.

  Caron's revenue is derived from customers who require a towing service, transport of vehicles and equipment, fees related to repair of vehicles that have been towed, and auction sales of unclaimed vehicles. Towing revenue is recognized at the completion of each towing engagement, transport revenue is recognized upon the delivery of the vehicles/equipment to their final destination, repair fees are recorded when the service is performed, and revenue from auction sales are recorded when title to the vehicles has been transferred. Expenses related to the generation of revenue are recognized as incurred.

 (d) Inventories

  Inventories include spare parts used in the repair of vehicles and are stated at the lower of cost or market.

 (e) Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases if shorter. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, Caron provides for depreciation of property and equipment over the following estimated useful lives:

   Automobiles and transportation equipment..........................    5 years
   Furniture and fixtures............................................  5-7 years
   Machinery and equipment...........................................  5-7 years
   Leasehold improvements............................................ 7-39 years

 (f) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to Caron on bank loans with similar terms and maturities, the fair value of Caron's financial instruments approximates their carrying values.

                            CARON AUTO WORKS, INC.
                         AND CARON AUTO BROKERS, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


 (g) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (h) Use of Estimates

  Management of Caron has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (i) Interim Financial Statements

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results of the interim periods presented.

(2) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                SEPTEMBER 30
                                            ----------------------   MARCH 31,
                                               1996        1997        1998
                                            ----------  ----------  -----------
                                                                    (UNAUDITED)
Vehicles................................... $   16,608  $   42,258  $   25,650
Office equipment...........................     75,590     112,455     149,391
Transportation and towing equipment........  1,663,407   2,604,541   3,600,952
Leasehold improvements.....................    262,276     313,011     366,898
                                            ----------  ----------  ----------
  Total....................................  2,017,881   3,072,265   4,142,891
Less accumulated depreciation and
 amortization..............................   (776,784)   (793,303)   (833,138)
                                            ----------  ----------  ----------
                                            $1,241,097  $2,278,962  $3,309,753
                                            ==========  ==========  ==========

  Depreciation and amortization of property and equipment in 1995, 1996 and 1997 totaled $158,790, $196,937 and $213,290, respectively.

(3) INDEBTEDNESS

  Caron has available a $250,000 line of credit with Bank of South Windsor, secured by all corporate assets and a personal guarantee by Caron's primary stockholder. Interest is payable at the prime lending rate plus 1% (9.5% at September 30, 1997). Total borrowings under this unsecured line of credit as of September 30, 1996 and 1997 amounted to $18,839 and $225,000, respectively.

                             CARON AUTO WORKS, INC.
                          AND CARON AUTO BROKERS, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Caron's long-term debt consists of the following:

                                                     SEPTEMBER 30
                                                   ----------------  MARCH 31,
                                                    1996     1997      1998
                                                   ------- -------- -----------
                                                                    (UNAUDITED)
Note payable to Savings Bank of Manchester,
 payable in monthly principal payments of $1,085,
 plus interest at 8.25%, maturing September 29,
 2000. Secured by a car and the personal
 guarantee of the primary stockholder............  $   --  $ 34,500  $ 29,333
Note payable to Savings Bank of Manchester,
 payable in monthly principal payments of $2,500,
 plus interest at prime plus 1% (9.5% at
 September 30, 1997), maturing on August 26,
 2002. Secured by a car and the personal
 guarantee of the primary stockholder............      --   147,500   132,500
Note payable to Savings Bank of Manchester,
 payable in monthly installments of $692,
 including interest at 8.25%, maturing on August
 29, 2000. Secured by a car......................      --    21,459    18,714
Note payable to unrelated individual, payable in
 monthly installments of $580, including interest
 at 12.5%, maturing on October 31, 2000..........   22,364   17,947    14,124
Note payable to Bank of South Windsor, payable in
 monthly installments of $1,633, including
 interest at 9.5%. Matured in October, 1996.
 Secured by one tractor and three trailers.......    1,844      --        --
Note payable to Bank of South Windsor, payable in
 monthly principal payments of $1,111, plus
 interest at prime plus 1% (9.5% at September 30,
 1997), maturing on April 18, 1999. Secured by
 assets of Caron and the personal guarantee of
 the primary stockholder.........................   34,444   21,111    14,444
Note payable to Bank of South Windsor, payable in
 monthly installments of $8,904, including
 interest at 9.25%, maturing on March 27, 2002.
 Secured by twelve tractors and twelve trailers
 and the personal guarantee of the primary
 stockholder.....................................      --   390,878   355,615
Note payable to Peoples Bank, payable in monthly
 principal payments of $1,786, plus interest at
 prime plus 1.5% (10% at September 30, 1997),
 maturing August 15, 2004. Secured by the assets
 of Caron and the personal guarantee of the
 primary stockholder and affiliated companies....      --   148,214   137,498
Note payable to Bank of South Windsor, payable in
 monthly installments of $3,203, including
 interest at 9.5%. Secured by assets of Caron and
 the personal guarantee by the primary
 stockholder.....................................   40,498      --        --
Note payable to Ford Motor Credit Company,
 payable in monthly installments of $770,
 including interest at 10%, maturing November 27,
 1998. Secured by a truck........................   24,979   17,924    15,524
Note payable to Ford Motor Credit Company,
 payable in monthly installments of $959,
 including interest at 8.5%. Secured by
 equipment.......................................   16,150      --        --
Notes payable to Navistar Financial Corp.,
 payable in monthly installments ranging from
 $1,632 to $6,788, including interest at rates of
 9.9% and 10.3%, maturing between 2001 and 2002.
 Secured by tractors and trailers................      --   474,416   426,239
Notes payable to Chase Manhattan Bank, payable in
 monthly installments of $2,082 and $741
 including interest at 9.0% and 8.5%, maturing in
 2002. Secured by a tractor trailer and real
 property........................................      --       --    129,138
Notes payable to Green Tree Financial Servicing
 Corporation, payable in monthly installments of
 $10,649 including interest at 10.9% maturing
 July 20, 2002. Secured by three trucks..........      --       --    432,970

                            CARON AUTO WORKS, INC.
                         AND CARON AUTO BROKERS, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


                                                SEPTEMBER 30
                                             --------------------   MARCH 31,
                                               1996       1997        1998
                                             --------  ----------  -----------
                                                                   (UNAUDITED)
Notes payable to PACCAR Financial Corp,
 payable in monthly installments of $7,199
 and $3,049 including interest at 10.8%
 maturing August 1, 2002. Secured by two
 trucks..................................... $    --   $      --   $  430,161
Note payable to Orix Credit Alliance, Inc.,
 payable in monthly installments of $3,719,
 including interest at 9.6% maturing
 February 3, 2002. Secured by one trailer
 and one tractor truck......................      --          --      145,321
Note payable to Norwest Equipment Finance,
 Inc., payable in monthly installments of
 $3,398, including interest at 10.3%
 maturing April 2, 2002. Secured by one
 tractor, one trailer, and a car carrier....      --          --      133,337
Note payable to Newcourt Financial Corp.,
 payable in monthly installments of $3,320
 including interest at 10.8% maturing July
 23, 2002. Secured by one tractor and one
 car hauler.................................      --          --      137,540
                                             --------  ----------  ----------
  Total long-term debt......................  140,279   1,273,949   2,552,458
Less installments due within one year.......  (83,297)   (263,093)   (549,176)
                                             --------  ----------  ----------
  Long-term debt, excluding current
   installments............................. $ 56,982  $1,010,856  $2,003,282
                                             ========  ==========  ==========

  The aggregate maturities of long-term debt for each of the five years subsequent to September 30, 1997 are as follows:

   1998.............................................................. $  263,093
   1999..............................................................    279,925
   2000..............................................................    285,877
   2001..............................................................    259,616
   2002..............................................................    144,384
   Thereafter........................................................     41,054
                                                                      ----------
                                                                      $1,273,949
                                                                      ==========

(4) LEASES

  Caron is the lessee for various transportation and towing equipment under capital leases expiring in 2002.

  Following is a summary of equipment held under the capital leases:

                                                  SEPTEMBER 30
                                               --------------------   MARCH 31,
                                                 1996       1997        1998
                                               ---------  ---------  -----------
                                                                     (UNAUDITED)
Transportation and towing equipment........... $ 885,356  $ 741,628   $856,719
Less accumulated amortization.................  (186,143)  (198,826)  (218,000)
                                               ---------  ---------   --------
                                               $ 699,213  $ 542,802   $638,719
                                               =========  =========   ========

  Caron leases the building used for its operations on a month-to-month basis from its primary stockholder. The lease is classified as an operating lease. Caron is responsible for all operating costs related to the property. Rent paid to the stockholder in 1995, 1996 and 1997 was $75,382, $77,181 and $117,096, respectively.

  Total rent expense for 1995, 1996 and 1997 was $84,382, $86,181 and $126,096, respectively.

                             CARON AUTO WORKS, INC.
                          AND CARON AUTO BROKERS, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  Future minimum capital lease payments as of September 30, 1997 are:

   Year Ending September 30,
     1998............................................................ $ 236,171
     1999............................................................   208,828
     2000............................................................   178,665
     2001............................................................    93,094
     2002............................................................     5,644
                                                                      ---------
       Total.........................................................   722,402
     Less amount representing interest...............................  (106,681)
                                                                      ---------
       Present value of net minimum capital lease payments........... $ 615,721
                                                                      =========

(5) INCOME TAXES

  Income tax expense (benefit) for the years ended September 30, 1995, 1996 and 1997 consists of:

                                                       1995    1996     1997
                                                     -------- ------- ---------
   Current:
     Federal........................................ $ 38,174 $26,900 $   5,789
     State..........................................   22,922  16,471     4,899
                                                     -------- ------- ---------
                                                       61,096  43,371    10,688
   Deferred.........................................   41,924  18,467  (106,323)
                                                     -------- ------- ---------
                                                     $103,020 $61,838 $ (95,635)
                                                     ======== ======= =========

  The following table reconciles the expected tax expense at the Federal statutory tax rate to the effective tax rate.

                                                    1995      1996      1997
                                                  --------  --------  --------
   Computed expected tax expense (benefit)....... $101,136  $ 64,797  $(59,983)
   State income taxes, net of Federal benefit....   15,129    10,871     3,233
   Officer's life insurance......................      427       --        --
   Non-deductible meals and entertainment
    expenses.....................................      512       998     1,647
   Effect of graduated tax rates.................  (16,262)  (14,980)  (34,847)
   Other.........................................    2,078       152    (5,685)
                                                  --------  --------  --------
                                                  $103,020  $ 61,838  $(95,635)
                                                  ========  ========  ========

                            CARON AUTO WORKS, INC.
                         AND CARON AUTO BROKERS, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of September 30, 1996 and 1997 are presented below:

                                                            1996       1997
                                                          ---------  ---------
   Deferred tax assets:
     Allowance for bad debts............................. $  10,091  $  19,830
     Net operating loss carryforwards....................       --     186,261
                                                          ---------  ---------
       Total gross deferred tax asset....................    10,091    206,091
       Less valuation allowance..........................       --         --
                                                          ---------  ---------
       Net deferred tax asset............................    10,091    206,091
   Deferred tax liabilities:
     Property and equipment, due to differences in
      depreciation lives and methods.....................  (170,133)  (260,110)
                                                          ---------  ---------
       Net deferred tax liability........................ $(160,342) $ (54,019)
                                                          =========  =========

  Caron had a net deferred tax liability of $141,875 at September 30, 1995. The net operating loss carryforward of approximately $465,000 expires in 2017.

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies, as well as carryback opportunities, in making this assessment. Based upon the level of historical taxable income, projections for future taxable income and carryback opportunities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not Caron will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

(6) NON-CASH TRANSACTIONS

  During 1997, Caron leased $1,144,108 of various transportation and towing equipment through several lending institutions (see note 3).

(7) RELATED PARTY TRANSACTIONS

  Caron is indebted to the primary stockholder under an unsecured note, bearing interest at 7% per annum. The note, unpaid interest on the note, and accrued bonus to the sole stockholder are included in payable to related parties in the accompanying combined balance sheets.

  Included in accounts receivable from related parties are amounts due from two companies under the common control of Caron's primary stockholder. The amounts receivable totaled $98,056, $49,757 and $496,589 as of September 30, 1996 and 1997 and March 31, 1998, respectively.

  Caron leases two buildings located in East Hartford, Connecticut, from the primary stockholder (see note 4).

(8) SUBSEQUENT EVENT

  (a) During February 1998, the stockholders entered into a definitive agreement to sell Caron to United Road Services, Inc. The transaction, effected through a combination of cash and common stock of United Road Services, Inc., is contingent and effective upon the initial public offering of the common stock of United Road Services, Inc. The anticipated selling price of Caron exceeds its net assets as of September 30 1997.

  (b) Concurrently with the acquisition, United Road Services, Inc. will enter into agreements with the stockholders to lease land and buildings used in Caron's operations for negotiated amounts and terms.

  (c) On May 6, 1998, United Road Services, Inc. effectively acquired Caron as a result of the successful completion of the initial public offering of the common stock of United Road Services, Inc.

                         INDEPENDENT AUDITORS' REPORT

The Stockholder
Absolute Towing and Transporting, Inc.:

  We have audited the accompanying balance sheets of Absolute Towing and Transporting, Inc. ("Absolute") as of December 31, 1996 and 1997, and the related statements of operations, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of Absolute's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  As described in Note 6, 99% of Absolute's revenue is derived from one customer, and all of Absolute's trade accounts receivable at December 31, 1997 are due from this single customer.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Absolute Towing and Transporting, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Albany, New York
January 28, 1998,
except as to note 7(b),
which is as of May 6, 1998

                     ABSOLUTE TOWING AND TRANSPORTING, INC.

                                 BALANCE SHEETS

                                                    DECEMBER 31
                                                -------------------  MARCH 31,
                                                  1996      1997       1998
                                                -------- ---------- -----------
                                                                    (UNAUDITED)
                    ASSETS
Current assets:
  Cash......................................... $    --  $   10,935 $  744,792
  Trade accounts receivable (note 3)...........  268,818    593,679    107,156
  Income taxes receivable (note 5).............    9,731     55,324        --
  Prepaid expenses.............................   23,613     30,587     27,156
                                                -------- ---------- ----------
    Total current assets.......................  302,162    690,525    879,104
Property and equipment, net (notes 2 and 3)....  265,934    306,153    423,604
Deferred income taxes (note 5).................    6,436     31,331     31,331
                                                -------- ---------- ----------
    Total assets............................... $574,532 $1,028,009 $1,334,039
                                                ======== ========== ==========
     LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current installments of long-term debt (note
   3).......................................... $ 15,737 $   16,218 $   16,915
  Borrowings under lines of credit (note 3)....      --     212,403    556,034
  Book overdraft...............................   98,012    312,217        --
  Accounts payable.............................   79,468    124,573    233,190
                                                -------- ---------- ----------
    Total current liabilities..................  193,217    665,411    806,139
Long-term liabilities:
  Long-term debt, excluding current
   installments (note 3).......................      --      83,782     78,006
                                                -------- ---------- ----------
    Total liabilities..........................  193,217    749,193    884,145
                                                -------- ---------- ----------
Stockholder's equity:
  Common stock, $42.86 par value. Authorized,
   issued and outstanding 1,000 shares in 1996
   and 1997....................................   42,860     42,860     42,860
  Retained earnings............................  338,455    235,956    407,034
                                                -------- ---------- ----------
    Total stockholder's equity.................  381,315    278,816    449,894
                                                -------- ---------- ----------
    Total liabilities and stockholder's equity. $574,532 $1,028,009 $1,334,039
                                                ======== ========== ==========

                See accompanying notes to financial statements.

                     ABSOLUTE TOWING AND TRANSPORTING, INC.

                            STATEMENTS OF OPERATIONS

                                 YEAR ENDED DECEMBER        THREE-MONTHS
                                         31                ENDED MARCH 31
                                ----------------------  ----------------------
                                   1996        1997        1997        1998
                                ----------  ----------  ----------  ----------
                                                             (UNAUDITED)
Net revenue.................... $3,464,623  $4,779,901  $1,079,300  $1,409,417
Cost of revenue................  2,756,327   3,766,564     734,684   1,054,974
                                ----------  ----------  ----------  ----------
    Gross profit...............    708,296   1,013,337     344,616     354,443
Selling, general and
 administrative expenses.......    635,595   1,095,416      98,728     104,035
                                ----------  ----------  ----------  ----------
    Income (loss) from
     operations................     72,701     (82,079)    245,888     250,408
                                ----------  ----------  ----------  ----------
Other income (expense):
  Interest expense.............     (1,440)    (15,018)     (1,763)    (14,667)
  Gain (loss) on sale of
   assets......................     (2,842)      9,254         --          --
                                ----------  ----------  ----------  ----------
    Income (loss) before income
     taxes.....................     68,419     (87,843)    244,125     235,741
Income tax expense (benefit)
 (note 5)......................    (12,667)    (24,095)     66,963      64,663
                                ----------  ----------  ----------  ----------
    Net income (loss).......... $   81,086  $  (63,748) $  177,162  $  171,078
                                ==========  ==========  ==========  ==========


                See accompanying notes to financial statements.

                     ABSOLUTE TOWING AND TRANSPORTING, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                      TOTAL
                                                COMMON  RETAINED  STOCKHOLDER'S
                                                 STOCK  EARNINGS     EQUITY
                                                ------- --------  -------------
Balance at December 31, 1995................... $42,860 $262,370    $305,230
Distributions to stockholder...................     --    (5,001)     (5,001)
Net income--1996...............................     --    81,086      81,086
                                                ------- --------    --------
Balance at December 31, 1996...................  42,860  338,455     381,315
Distributions to stockholder...................     --   (38,751)    (38,751)
Net loss--1997.................................     --   (63,748)    (63,748)
                                                ------- --------    --------
Balance at December 31, 1997...................  42,860  235,956     278,816
Net income--three-months ended March 31, 1998
 (unaudited)...................................     --   171,078     171,078
                                                ------- --------    --------
Balance at March 31, 1998 (unaudited).......... $42,860 $407,034    $449,894
                                                ======= ========    ========



                See accompanying notes to financial statements.

                     ABSOLUTE TOWING AND TRANSPORTING, INC.

                            STATEMENTS OF CASH FLOWS

                                                              THREE-MONTHS
                                 YEAR ENDED DECEMBER 31      ENDED MARCH 31
                                 ------------------------  --------------------
                                    1996         1997        1997       1998
                                 -----------  -----------  ---------  ---------
                                                               (UNAUDITED)
Cash flows from operating
 activities:
 Net income (loss).............  $    81,086  $   (63,748) $ 177,162  $ 171,078
 Adjustments to reconcile net
  income (loss) to net cash
  provided by (used in)
  operating activities:
   Depreciation and
    amortization...............      110,327      127,960     30,728     51,812
   Deferred income taxes.......      (24,253)     (24,895)       --         --
   Loss (gain) from sale of
    property and equipment.....        2,842       (9,254)       --         --
   Decrease (increase) in trade
    accounts receivable........      (75,514)    (324,861)  (112,420)   486,523
   Decrease (increase) in
    income taxes receivable....        8,086      (45,593)     9,731     55,324
   Decrease (increase) in
    prepaid expenses...........        2,718       (6,974)     4,069      3,431
   Increase (decrease) in
    accounts payable...........       29,252       45,105     (1,230)   108,617
                                 -----------  -----------  ---------  ---------
     Net cash provided by (used
      in) operating activities.      134,544     (302,260)   108,040    876,785
                                 -----------  -----------  ---------  ---------
Cash flows from investing
 activities:
 Purchases of property and
  equipment....................     (143,215)    (192,675)   (57,606)  (169,263)
 Proceeds from sale of
  property and equipment.......       11,749       33,750        --         --
                                 -----------  -----------  ---------  ---------
     Net cash used in investing
      activities...............     (131,466)    (158,925)   (57,606)  (169,263)
                                 -----------  -----------  ---------  ---------
Cash flows from financing
 activities:
 Net increase in borrowings
  under line of credit.........          --       212,403        --     343,631
 Increase (decrease) in book
  overdraft....................      (20,890)     214,205     41,412   (312,217)
 Proceeds from long-term debt..       15,737      100,000        --         --
 Principal payments on long
  term debt....................          --       (15,737)   (15,737)    (5,079)
 Stockholder distributions.....       (5,001)     (38,751)       --         --
                                 -----------  -----------  ---------  ---------
     Net cash provided by (used
      in) financing activities.      (10,154)     472,120     25,675     26,335
                                 -----------  -----------  ---------  ---------
Net (decrease) increase in
 cash..........................       (7,076)      10,935     76,109    733,857
Cash at beginning of period....        7,076          --         --      10,935
                                 -----------  -----------  ---------  ---------
Cash at end of period..........  $       --   $    10,935  $  76,109  $ 744,792
                                 ===========  ===========  =========  =========
Supplemental disclosure of cash
 flow information:
 Cash paid during the year
  for:
   Interest....................  $     1,439  $    15,018  $   1,763  $  14,667
                                 ===========  ===========  =========  =========
   Income taxes................  $     3,500  $    46,393  $  57,232  $   9,339
                                 ===========  ===========  =========  =========

                See accompanying notes to financial statements.

                    ABSOLUTE TOWING AND TRANSPORTING, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Absolute Towing and transporting, Inc. ("Absolute") was founded in 1987. Absolute's primary business is towing salvage vehicles for auction companies in Southern California. Absolute has one facility in Los Angeles. It operates approximately 25 vehicles.

 (b) Revenue Recognition

  Absolute operates as one segment related to the transportation of vehicles and equipment for customers.

  Absolute's revenue is derived from customers who require a towing service. Revenue is recognized at the completion of each towing engagement. Expenses related to the generation of revenue are recognized as incurred.

 (c) Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight line method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases, if shorter. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, Absolute provides for depreciation of property and equipment over the following estimated useful lives:

   Transportation and towing equipment................................ 3-5 years
   Leasehold improvements.............................................   5 years
   Furniture and fixtures.............................................   5 years

 (d) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to Absolute on bank loans with similar terms and maturities, the fair value of Absolute's financial instruments approximates their carrying values.

 (e) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (f) Use of Estimates

  Management of Absolute has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (g) Interim Financial Statements

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

                    ABSOLUTE TOWING AND TRANSPORTING, INC.

(2) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                 DECEMBER 31
                                             ---------------------   MARCH 31,
                                               1996        1997        1998
                                             ---------  ----------  -----------
                                                                    (UNAUDITED)
   Transportation and towing equipment...... $ 920,210  $  974,036  $1,143,299
   Leasehold improvements...................     3,740      27,110      27,110
   Furniture and fixtures...................     1,060       1,060       1,060
                                             ---------  ----------  ----------
     Total..................................   925,010   1,002,206   1,171,469
   Less accumulated depreciation and
    amortization............................  (659,076)   (696,053)   (747,865)
                                             ---------  ----------  ----------
                                             $ 265,934  $  306,153  $  423,604
                                             =========  ==========  ==========

  Depreciation and amortization of property and equipment in 1996 and 1997 totaled $110,327 and $127,960, respectively.

(3) INDEBTEDNESS

  Absolute has a line of credit with a bank in the amount of $300,000, which bears interest at the bank's prime rate plus 1% (9.5% at December 31, 1997). This line of credit expires on May 1, 1998. Borrowings under this line of credit are $212,403 at December 31, 1997 and are secured by accounts receivable, inventory, and equipment. Additionally, in 1997, Absolute entered into a revolving credit agreement with a bank that provides for maximum borrowings of $600,000. Outstanding borrowings bear interest at the bank's prime rate plus 1% and are payable in 60 monthly installments beginning December 10, 1998. The credit facility matures November, 1998. There were no borrowings outstanding at December 31, 1997.

  Absolute's long-term debt consisted of the following:

                                                    DECEMBER 31
                                                 ------------------   MARCH 31,
                                                   1996      1997       1998
                                                 --------  --------  -----------
                                                                     (UNAUDITED)
   Note payable to bank, payable in monthly
    installments of $2,125, including interest
    at 10%, maturing December 1, 2002. Secured
    by personal property........................ $ 15,737  $100,000   $ 94,921
     Less installments due within one year......  (15,737)  (16,218)   (16,915)
                                                 --------  --------   --------
       Long-term debt, excluding current
        installments............................ $     --  $ 83,782   $ 78,006
                                                 ========  ========   ========

  Annual maturities of long-term debt for the next five years are as follows:

   1998................................................................ $ 16,218
   1999................................................................   17,917
   2000................................................................   19,791
   2001................................................................   21,865
   2002................................................................   24,209
                                                                        --------
                                                                        $100,000
                                                                        ========

(4) LEASES

  Absolute leases the building used for its operations under a month-to-month lease agreement. The lease is classified as an operating lease. The agreement provides for monthly rental payments of $1,446. Absolute is responsible for all operating costs related to the property.

  Total rent expense for 1996 and 1997 was $24,442 and $18,800, respectively.

                    ABSOLUTE TOWING AND TRANSPORTING, INC.

(5) INCOME TAXES

  Income tax expense (benefit) for the years ended December 31, 1996 and 1997 consists of:

                                                               1996      1997
                                                             --------  --------
   Current:
     Federal................................................ $ 10,786  $    --
     State..................................................      800       800
                                                             --------  --------
                                                               11,586       800
   Deferred.................................................  (24,253)  (24,895)
                                                             --------  --------
                                                             $(12,667) $(24,095)
                                                             ========  ========

  The following table reconciles the expected tax expense at the Federal statutory tax rate to the effective tax rate:

                                                              1996      1997
                                                            --------  --------
   Computed expected tax expense........................... $ 23,262  $(29,867)
   Effect of graduated tax rates...........................  (10,018)    6,656
   State income taxes, net of Federal benefit..............    3,695    (1,626)
   Los Angeles Revitalization Zone ("LARZ") credit.........  (33,371)      --
   Non-deductible meals and entertainment expenses.........    3,765       742
                                                            --------  --------
                                                            $(12,667) $(24,095)
                                                            ========  ========

  The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of December 31, 1996 and 1997 are presented below:

                                                               1996     1997
                                                              -------  -------
   Deferred tax assets:
     Los Angeles Revitalization Zone credit.................. $12,927  $12,927
     Net operating loss carryforward.........................     --    20,524
                                                              -------  -------
       Total gross deferred tax assets.......................  12,927   33,451
       Less valuation allowance..............................     --       --
                                                              -------  -------
                                                               12,927   33,451
   Deferred tax liabilities:
     Property and equipment, due to differences in
      depreciation lives and methods.........................  (6,491)  (2,120)
                                                              -------  -------
       Net deferred tax asset................................ $ 6,436  $31,331
                                                              =======  =======

  At December 31, 1995, the net deferred tax liability was $17,817. The net operating loss carryforward of approximately $60,400 expires in 2017 and LARZ credit of approximately $12,900 expires in 2011.

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies, as well as carryback opportunities, in making this assessment. Based upon the level of historical taxable income, projections for future taxable income and carryback opportunities over the periods in which the

                    ABSOLUTE TOWING AND TRANSPORTING, INC.

deferred tax assets are deductible, management believes it is more likely than not Absolute will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future income are reduced.

(6) CONCENTRATION OF BUSINESS RISKS

  For both 1996 and 1997, 99% of Absolute's revenues were derived from one customer, Insurance Auto Auctions (IAA). The loss of this customer could significantly effect Absolute's performance.

(7) SUBSEQUENT EVENT

  (a) During February 1998, the stockholder entered into a definitive agreement to sell Absolute to United Road Services, Inc. The transaction, effected through a combination of cash and common stock of United Road Service, Inc., is contingent and effective upon the initial public offering of the common stock of United Road Service, Inc. The anticipated selling price of Absolute exceeds its net assets as of December 31, 1997. Certain of the assets of Absolute, in the amount of $65,000, will be retained by the stockholder.

  (b) On May 6, 1998, United Road Services, Inc. effectively acquired Absolute as a result of the successful completion of the initial public offering of the common stock of United Road Services, Inc.

                         INDEPENDENT AUDITORS' REPORT

The Stockholder
ASC Transportation Services:

  We have audited the accompanying consolidated balance sheet of ASC Transportation Services and subsidiary (Auto Service Center d/b/a ASC Truck Service) ("Auto Service") as of December 31, 1997, and the related consolidated statements of operations, stockholder's deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of Auto Service's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ASC Transportation Services and subsidiary (Auto Service Center d/b/a ASC Truck Service) as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Albany, New York
February 10, 1998,
except as to notes 7 and 8(c)
which are as of May 8, 1998 and
May 6, 1998, respectively

                   ASC TRANSPORTATION SERVICES AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                                       DECEMBER 31, MARCH 31,
                                                           1997        1998
                                                       ------------ ----------
                        ASSETS
Current assets:
  Cash................................................  $  138,213  $  132,644
  Trade accounts receivable...........................     225,364     249,103
  Due from employees..................................         715       1,884
  Accounts receivable--other..........................       4,977       9,089
  Inventories.........................................      18,167       9,213
  Prepaid expenses....................................      69,535      66,753
                                                        ----------  ----------
    Total current assets..............................     456,971     468,686
Property and equipment, net (notes 2 and 4)...........     806,503     764,338
Other assets..........................................      10,986      25,577
                                                        ----------  ----------
    Total assets......................................  $1,274,460  $1,258,601
                                                        ==========  ==========
        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Current installments of long-term debt (note 3).....  $   20,275  $   17,450
  Current installments of obligations under capital
   leases (note 4)....................................     247,845     249,390
  Accounts payable....................................     121,245      80,736
  Accrued payroll and related costs...................      45,759      77,339
  Income taxes payable (note 5).......................      62,051      46,565
  Other accrued liabilities...........................      16,961      31,152
                                                        ----------  ----------
    Total current liabilities.........................     514,136     502,632
Long-term liabilities:
  Long-term debt, excluding current installments (note
   3).................................................     209,326     206,149
  Obligations under capital leases, excluding current
   installments (note 4)..............................     491,680     438,445
  Deferred income taxes (note 5)......................      82,965      82,965
                                                        ----------  ----------
    Total liabilities.................................   1,298,107   1,230,191
                                                        ----------  ----------
Stockholders' deficit:
  Common stock, no par value. Authorized 10,000
   shares; issued and outstanding 25 shares...........      24,000      24,000
  Additional paid-in capital..........................      33,325      33,325
  Accumulated deficit.................................     (80,972)    (28,915)
                                                        ----------  ----------
    Total stockholders' deficit.......................     (23,647)     28,410
                                                        ----------  ----------
    Total liabilities and stockholders' deficit.......  $1,274,460  $1,258,601
                                                        ==========  ==========

        See accompanying notes to the consolidated financial statements.

                   ASC TRANSPORTATION SERVICES AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                              THREE-MONTHS
                                                             ENDED MARCH 31
                                                            ------------------
                                             YEAR ENDED
                                          DECEMBER 31, 1997   1997      1998
                                          ----------------- --------  --------
                                                               (UNAUDITED)
Net revenue..............................    $3,310,464     $743,768  $919,626
Cost of revenue..........................     2,364,355      459,654   555,251
                                             ----------     --------  --------
    Gross profit.........................       946,109      284,114   364,375
Selling, general, and administrative
 expenses................................       764,778      239,078   258,285
                                             ----------     --------  --------
    Income from operations...............       181,331       45,036   106,090
                                             ----------     --------  --------
Other income (expense):
  Interest expense.......................       (71,947)     (17,553)  (17,936)
  Gain (loss) on sale of assets..........        18,670       10,500    (9,652)
  Other..................................        34,834        7,826       --
                                             ----------     --------  --------
    Income before income taxes...........       162,888       45,809    78,502
Income tax expense (note 5)..............        49,096       13,808    26,445
                                             ----------     --------  --------
    Net income...........................    $  113,792     $ 32,001  $ 52,057
                                             ==========     ========  ========


        See accompanying notes to the consolidated financial statements.

                   ASC TRANSPORTATION SERVICES AND SUBSIDIARY

                CONSOLIDATED STATEMENT OF STOCKHOLDER'S DEFICIT


                                        ADDITIONAL                  TOTAL
                                COMMON   PAID-IN   ACCUMULATED  STOCKHOLDER'S
                                 STOCK   CAPITAL     DEFICIT   EQUITY (DEFICIT)
                                ------- ---------- ----------- ----------------
Balance at December 31, 1996... $24,000  $33,325    $(194,764)    $(137,439)
Net income--1997...............      --       --      113,792       113,792
                                -------  -------    ---------     ---------
Balance at December 31, 1997...  24,000   33,325      (80,972)      (23,647)
Net income--three-months ended
 March 31, 1998
 (unaudited)...................     --       --        52,057        52,057
                                -------  -------    ---------     ---------
Balance at March 31, 1998 (un-
 audited)...................... $24,000  $33,325    $ (28,915)    $  28,410
                                =======  =======    =========     =========



        See accompanying notes to the consolidated financial statements.

                   ASC TRANSPORTATION SERVICES AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                              THREE-MONTHS
                                                             ENDED MARCH 31
                                             YEAR ENDED     ------------------
                                          DECEMBER 31, 1997   1997      1998
                                          ----------------- --------  --------
                                                               (UNAUDITED)
Cash flows from operating activities:
  Net income.............................     $ 113,792     $ 32,001  $ 52,057
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation and amortization........       177,150       41,790    41,219
    Deferred income taxes................        (6,786)         --        --
    Loss (gain) on sale of property and
     equipment...........................       (18,670)     (10,500)    9,652
    Decrease (increase) in trade accounts
     receivable..........................       (88,313)       2,757   (23,739)
    Increase in due from employees.......        (1,376)        (661)   (1,169)
    Increase in accounts receivable--
     other...............................        (1,366)      (2,182)   (4,112)
    Decrease (increase) in inventories...        (5,006)      (1,987)    8,954
    Decrease (increase) in prepaid
     expenses and other assets...........        28,383       26,044   (11,809)
    Decrease in accounts payable.........       (11,932)     (35,648)  (40,509)
    Increase in accrued payroll and
     related costs.......................        17,020       27,495    31,580
    Increase (decrease) in income taxes
     payable.............................        38,517        8,479   (15,486)
    Increase in other accrued
     liabilities.........................         7,191          298    14,191
                                              ---------     --------  --------
      Net cash provided by operating
       activities........................       248,604       87,886    60,829
                                              ---------     --------  --------
Cash flows from investing activities:
  Purchases of property and equipment....      (268,647)     (11,561)   (8,706)
  Proceeds from sale of property and
   equipment.............................        52,938       18,537       --
                                              ---------     --------  --------
      Net cash used in investing activi-
       ties..............................      (215,709)       6,976    (8,706)
                                              ---------     --------  --------
Cash flows from financing activities:
  Proceeds from long-term debt...........       240,673          --        --
  Principal payments on long-term debt
   and capital leases....................      (211,134)     (41,206)  (57,692)
                                              ---------     --------  --------
      Net cash provided by financing ac-
       tivities..........................        29,539      (41,206)  (57,692)
                                              ---------     --------  --------
Net increase (decrease) in cash..........        62,434       53,656    (5,569)
Cash at beginning of period..............        75,779       75,779   138,213
                                              ---------     --------  --------
Cash at end of period....................     $ 138,213     $129,435  $132,644
                                              =========     ========  ========
Supplemental disclosure of cash flow in-
 formation:
  Cash paid during the year for:
    Interest.............................     $  72,183     $ 17,553  $ 17,936
                                              =========     ========  ========
    Income taxes.........................     $  17,660     $  5,624  $ 41,931
                                              =========     ========  ========

        See accompanying notes to the consolidated financial statements.

                  ASC TRANSPORTATION SERVICES AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  ASC Transportation Services and its wholly-owned subsidiary, Auto Service Center (d/b/a ASC Truck Service), collectively referred to herein as "Auto Service", were founded in 1993 and 1965, respectively. Auto Service is a commercial and police towing company with two facilities based in Sacramento, California. One facility concentrates in the towing of commercial and personal vehicles primarily contracting with law enforcement agencies and motor clubs. The other location concentrates on the towing of larger commercial vehicles and maintains a repair shop also for commercial vehicles. It operates approximately 28 vehicles.

 (b) Principles of Consolidation

  The consolidated financial statements include the financial statements of ASC Transportation Services and its wholly-owned subsidiary, Auto Service Center. All significant intercompany balances and transactions have been eliminated in consolidation.

 (c) Revenue Recognition

  Auto Service operates as one segment related to the transportation of vehicles and equipment for customers.

  Auto Service's revenue is derived from customers who require a towing service, transport of vehicles and equipment, and fees related to the repair of vehicles that have been towed. Towing revenue is recognized at the completion of each towing engagement, transport revenue is recognized upon the delivery of the vehicles and equipment to their final destination, and repair fees are recorded when the service is performed. Expenses related to the generation of revenue are recognized as incurred.

 (d) Inventories

  Inventories consist principally of spare parts used for repair and maintenance. Inventories are stated at the lower of cost or market.

 (e) Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases if shorter. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, Auto Service provides for depreciation of property and equipment over the following estimated useful lives:

   Transportation and towing equipment...............................    5 years
   Machinery and other equipment.....................................    7 years
   Leasehold improvements............................................ 7-20 years
   Furniture and fixtures............................................    7 years

 (f) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to Auto Service on bank loans with similar terms and maturities, the fair value of Auto Service's financial instruments approximates their carrying values.

                  ASC TRANSPORTATION SERVICES AND SUBSIDIARY

 (g) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (h) Use of Estimates

  Management of Auto Service has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (i) Interim Financial Statements

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

(2) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                       DECEMBER 31,  MARCH 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
   Transportation and towing equipment................  $1,425,655  $1,414,374
   Machinery and other equipment......................     169,403     157,859
   Leasehold improvements.............................      29,614      31,811
   Furniture and fixtures.............................      39,175      40,442
                                                        ----------  ----------
   Total..............................................   1,663,847   1,644,486
   Less accumulated depreciation and amortization.....    (857,344)   (880,148)
                                                        ----------  ----------
                                                        $  806,503  $  764,338
                                                        ==========  ==========

  Depreciation and amortization of property and equipment in 1997 totaled $177,150.

(3) INDEBTEDNESS

  Auto Service's long-term debt consisted of the following:

                                                        DECEMBER 31,  MARCH 31,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (UNAUDITED)
   Note payable to bank, payable in monthly
    installments of $1,042, including interest at
    10.5%, maturing August 1998.......................    $  8,333    $  5,207
   Note payable to unrelated individuals payable in
    monthly installments of $2,794, including interest
    at 10%, maturing November 2008. Guaranteed by the
    owners of Auto Service and secured by a Pledge
    Agreement for all authorized shares of stock of
    Auto Service......................................     221,268     218,392
                                                          --------    --------
     Total long-term debt.............................     229,601     223,599
   Less installments due within one year..............     (20,275)    (17,450)
                                                          --------    --------
     Long-term debt, excluding current installments...    $209,326    $206,149
                                                          ========    ========

                  ASC TRANSPORTATION SERVICES AND SUBSIDIARY

  Annual maturities of long-term debt for the next five years and thereafter are as follows:

   1998................................................................ $ 20,275
   1999................................................................   13,193
   2000................................................................   14,574
   2001................................................................   16,100
   2002................................................................   17,786
   Thereafter..........................................................  147,673
                                                                        --------
                                                                        $229,601
                                                                        ========

(4) LEASES

  Auto Service is obligated under various capital leases for vehicles, equipment and furniture and fixtures that expire at various dates ranging between January 1998 to August 2003.

  Auto Service is obligated to the stockholder under a capital lease for a vehicle through December 1999.

  Following is a summary of property and equipment held under the capital leases:

                                                       DECEMBER 31,  MARCH 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
Transportation and towing equipment...................  $1,136,544  $1,136,544
Other equipment.......................................      55,350      55,350
Furniture and fixtures................................      18,240      18,240
                                                        ----------  ----------
                                                         1,210,134   1,210,134
Less accumulated amortization.........................    (519,886)   (553,639)
                                                        ----------  ----------
                                                        $  690,248  $  656,495
                                                        ==========  ==========

  Auto Service leases the office building and a vehicle used for its operations from the stockholder. These leases are classified as operating leases and have been included in the data presented below. The building lease is for an initial three-year term expiring in May 1998 with an option to renew for five years. The lease was renewed on January 1997 and expires April 2003. The vehicle lease has indefinite terms with a 30 day notice. Auto Service is responsible for all operating costs related to these properties.

  Auto Service also leases another building used for its operations from an unrelated party. This lease is classified as an operating lease and is included in the data presented below. The lease expires October 2002.

  Total rent expense for 1997 was $151,393, including $64,654 paid to the stockholder.

  Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1997 are:

                                                             CAPITAL   OPERATING
                                                              LEASES    LEASES
   1998..................................................... $310,859   106,800
   1999.....................................................  253,159   106,800
   2000.....................................................  132,122   106,800
   2001.....................................................   85,626   106,800
   2002.....................................................   68,505    98,500
   Thereafter...............................................   28,795    19,000
                                                             --------   -------
     Total..................................................  879,066   544,700
                                                                        =======
   Less amount representing interest........................ (139,541)
                                                             --------
   Present value of net minimum capital lease payments...... $739,525
                                                             ========

                  ASC TRANSPORTATION SERVICES AND SUBSIDIARY

(5) INCOME TAXES

  Income tax expense for the year ended December 31, 1997 consists of:

     Current:
       Federal......................................................... $42,934
       State...........................................................  12,948
                                                                        -------
                                                                         55,882
     Deferred..........................................................  (6,786)
                                                                        -------
                                                                        $49,096
                                                                        =======

  The following table reconciles the expected tax expense at the Federal statutory tax rate to the effective tax rate.

     Computed expected tax expense.................................... $ 55,382
     State income taxes, net of Federal benefit.......................    8,546
     Meals and entertainment..........................................    1,372
     Adjustment to prior years' taxes.................................  (17,770)
     Other............................................................    1,566
                                                                       --------
                                                                       $ 49,096
                                                                       ========

  The tax effects of temporary differences that give rise to deferred tax liabilities as of December 31, 1997 are presented below:

     Deferred tax liability:
       Property and equipment, due to differences in depreciation lives and methods....................................................  $82,965
                                                                         -------
         Net deferred tax liability....................................  $82,965
                                                                         =======

  At December 31, 1996, the net deferred tax liability was $89,751 and there was no recorded valuation allowance.

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies, as well as carryback opportunities, in making this assessment. Based upon the level of historical taxable income, projections for future taxable income and carryback opportunities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not Auto Service will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

(6) NON-CASH TRANSACTIONS

  During 1997, Auto Service leased $66,561 of certain vehicles through lending institutions.

                  ASC TRANSPORTATION SERVICES AND SUBSIDIARY

(7) CONCENTRATION OF BUSINESS RISKS

  For 1997, 33% of Auto Service's revenues were derived from one customer, Automobile Association of America (AAA). On May 8, 1998, the Automobile Association of America (AAA) terminated its relationship with Auto Service. The loss of this customer could significantly effect Auto Service's performance.

(8) SUBSEQUENT EVENT

  (a) During February 1998, the stockholder entered into a definitive agreement to sell Auto Service to United Road Services, Inc. The transaction, effected through a combination of cash and common stock of United Road Service, Inc., is contingent and effective upon the initial public offering of the common stock of United Road Service, Inc. The anticipated selling price of Auto Service exceeds its net assets as of December 31, 1997.

  (b) Concurrently with the acquisition, United Road Service, Inc. will enter into agreements with the stockholder to lease land and buildings used in Auto Service's operations for negotiated amounts and terms.

  (c) On May 6, 1998, United Road Services, Inc. effectively acquired Auto Service as a result of the successful completion of the initial public offering of the common stock of United Road Services, Inc.

                         INDEPENDENT AUDITORS' REPORT

The Stockholders
E&R Towing & Garage, Inc.
and Subsidiaries:

  We have audited the accompanying consolidated balance sheet of E&R Towing & Garage, Inc. and Subsidiaries (E&R) as of February 28, 1998, and the related consolidated statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of E&R management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of E&R Towing & Garage, Inc. and Subsidiaries as of February 28, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Chicago, Illinois
August 7, 1998

                   E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                          FEBRUARY
                                                            28,      JUNE 30,
                                                            1998       1998
                                                         ---------- -----------
                                                                    (UNAUDITED)
                         ASSETS
Current assets:
  Cash and cash equivalents............................. $  256,971 $1,083,564
  Accounts receivable...................................    334,975    440,565
  Due from E.A.R. (note 10).............................    908,300    446,480
  Notes receivable......................................     57,653     46,402
  Due from officers (note 10)...........................    112,450        --
  Deferred tax (note 8).................................     89,833        --
  Prepaid expenses......................................     82,422     64,434
  Management fee receivable.............................        --     107,923
  Other receivables.....................................     10,274     13,210
                                                         ---------- ----------
Total current assets....................................  1,852,878  2,202,578
Property and equipment, net (note 5)....................  2,008,337  1,795,334
Notes receivable........................................     38,949     31,348
                                                         ---------- ----------
Total assets............................................ $3,900,164 $4,029,260
                                                         ========== ==========
          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt (note 6)....... $  468,467 $  468,467
  Accounts payable......................................     52,914    110,886
  Deferred gain on the sale of fixed assets.............     59,105     59,105
  Accrued taxes.........................................    297,937    130,349
  Accrued payroll.......................................     62,095     62,600
  Other accrued expenses................................     45,501     15,339
                                                         ---------- ----------
Total current liabilities...............................    986,019    846,746
Long-term liabilities:
  Long-term debt, excluding current installments (note
   6)...................................................    481,179    322,590
  Deferred gain on the sale of fixed assets.............     36,880     17,179
  Deferred tax (note 8).................................    205,303    231,541
                                                         ---------- ----------
Total liabilities.......................................  1,709,381  1,418,056
                                                         ---------- ----------
Stockholders' equity:
  Common stock, no par value, stated value of $1,000.
   Authorized, issued, and outstanding 1,000 shares in
   1998.................................................      1,000      1,000
  Additional paid-in capital............................    159,273    159,273
  Retained earnings.....................................  2,030,510  2,450,931
                                                         ---------- ----------
Total stockholders' equity..............................  2,190,783  2,611,204
                                                         ---------- ----------
Total liabilities and stockholders' equity.............. $3,900,164 $4,029,260
                                                         ========== ==========

       See accompanying notes to consolidated financial statements.

                   E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                               YEAR     FOUR-MONTHS  FOUR-MONTHS
                                              ENDED        ENDED        ENDED
                                           FEBRUARY 28,  JUNE 30,     JUNE 30,
                                               1998        1997         1998
                                           ------------ -----------  -----------
                                                        (UNAUDITED)  (UNAUDITED)
Net revenue...............................  $8,527,599  $2,766,519   $2,928,821
Cost of revenue...........................   5,193,019   1,465,810    1,645,115
                                            ----------  ----------   ----------
Gross profit..............................   3,334,580   1,300,709    1,283,706
Selling, general, and administrative
 expenses.................................   3,496,981     746,337      898,900
Management fee from affiliate (note 10)...    (646,378)   (215,460)    (237,200)
                                            ----------  ----------   ----------
Income from operations....................     483,977     769,832      622,006
                                            ----------  ----------   ----------
Other income (expense):
  Other...................................          63       3,851        1,213
  Interest income.........................      48,373         520       42,761
  Interest expense........................    (113,944)    (26,432)     (25,260)
  Gain on sale of assets..................      62,405       1,500       19,701
                                            ----------  ----------   ----------
Income before income taxes................     480,874     749,271      660,421
Income tax expense (note 8)...............    (187,539)   (275,000)    (240,000)
                                            ----------  ----------   ----------
Net income................................     293,335     474,271      420,421
Retained earnings at beginning of period..   1,737,175   1,737,175    2,030,510
                                            ----------  ----------   ----------
Retained earnings at end of period........  $2,030,510  $2,211,446   $2,450,931
                                            ==========  ==========   ==========

       See accompanying notes to consolidated financial statements.

                   E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOUR-MONTHS
                                               YEAR ENDED    ENDED JUNE 30
                                              FEBRUARY 28, -------------------
                                                  1998       1997      1998
                                              ------------ --------  ---------
                                                              (UNAUDITED)
Cash flows from operating activities:
 Net income..................................   $293,335    474,271    420,421
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation...............................    644,618    209,580    224,709
  Gains from sale of property and equipment..    (62,405)    (1,500)   (19,701)
  Deferred income taxes......................    115,470    115,470    116,071
  Changes in operating assets and
   liabilities:
   (Increase) decrease in accounts
    receivable...............................   (389,762)  (310,786)   356,230
   (Increase) decrease in notes receivable...    (96,601)       --      18,852
   Decrease in due from officers.............      4,000     20,000    112,450
   (Increase) decrease in prepaid expenses...    (14,022)    15,558     17,988
   Increase in management fee receivable.....        --    (108,675)  (107,923)
   Decrease (increase) in other receivables..     10,644     (3,542)    (2,936)
   Increase in accounts payable..............     20,703     56,510     57,972
   Increase in accrued payroll...............      4,129        634        505
   Increase (decrease) in other accrued
    expenses.................................      7,833     27,152    (30,162)
   Increase (decrease) in income taxes
    payable..................................    182,240     50,037   (167,588)
                                                --------   --------  ---------
Net cash provided by operating activities....    720,182    544,709    996,888
                                                --------   --------  ---------
Cash flows from investing activities:
 Purchases of property and equipment.........   (661,312)    (5,780)   (11,706)
 Proceeds from sale of property and
  equipment..................................    163,711      1,500        --
 Proceeds from sale of subsidiary............    293,006        --         --
                                                --------   --------  ---------
Net cash used in investing activities........   (204,595)    (4,280)   (11,706)
                                                --------   --------  ---------
Cash flows from financing activities:
 Net decrease in borrowings under line of
  credit.....................................   (250,000)  (250,000)       --
 Principal payments on long-term debt........   (622,713)  (206,412)  (158,589)
 Additional borrowings on long-term debt.....    544,607        --         --
                                                --------   --------  ---------
Net cash used in financing activities........   (328,106)  (456,412)  (158,589)
                                                --------   --------  ---------
Net increase in cash and cash equivalents....    187,481     84,017    826,593
Cash and cash equivalents at beginning of
 period......................................     69,490     69,490    256,971
                                                --------   --------  ---------
Cash and cash equivalents at end of period...   $256,971    153,507  1,083,564
                                                ========   ========  =========
Supplemental disclosure of cash flow
 information:
 Cash paid during the period for:
  Interest...................................   $113,944     26,432     25,261
  Income taxes...............................     41,650     14,920     62,165

       See accompanying notes to consolidated financial statements.

                  E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               FEBRUARY 28, 1998

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  E&R Towing & Garage, Inc. and its two wholly owned subsidiaries, E&R Auto, Inc. and E&R Transport, Inc., (collectively referred to herein as E&R or the Company) were founded in 1978, 1988, and 1989, respectively. E&R also had a 55% owned subsidiary which was sold during February, 1998. E&R's primary business is towing vehicles for commercial entities. E&R Towing & Garage, Inc. (Towing) and E&R Auto, Inc. (Auto) operate primarily in Chicago and Chicago suburbs. E&R Transport, Inc. (Transport) operates primarily in New Jersey. E&R owns and operates approximately 70 vehicles.

 (b) Principles of Consolidation

  All intercompany transactions and balances have been eliminated in consolidation. In the opinion of management, the financial statements include all costs of doing business.

 (c) Revenue Recognition

  E&R's revenue is derived from customers who require a towing service. Revenue is recognized at the completion of each towing engagement. Expenses related to the generation of revenue are recognized as incurred.

 (d) Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases, if shorter. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, E&R provides for depreciation of property and equipment over the following estimated useful lives:

       Transportation and towing equipment............................   5 years
       Leasehold improvements.........................................   5 years
       Furniture and fixtures.........................................   7 years
       Computers and communications equipment......................... 5-7 years

 (e) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to E&R on bank loans with similar terms and maturities, the fair value of E&R's financial instruments approximates their carrying values.

 (f) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                  E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

 (g) Use of Estimates

  Management of E&R has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (h) Unaudited Interim Financial Statements

  In the opinion of the Company's management, the interim financial statements as of June 30, 1998 and for the four month periods ended June 30, 1997 and 1998 include all adjustments, consisting of normal recurring accruals, that are necessary for the fair presentation of the Company's financial position at June 30, 1998 and its results of operations and cash flows for the interim periods presented. The results for the four months ended June 30, 1998 are not necessarily indicative of the results expected for the entire year.

(2) CASH AND CASH EQUIVALENTS

  Cash and cash equivalents of $256,971 at February 28, 1998 consist of bank accounts and short-term investments with an initial term of less than three months. For purposes of the statement of cash flows, E&R considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(3) INVESTMENT IN S.U.P.

  The Company had a 55% owned subsidiary, Summit-U-Pick-A-Part (S.U.P.), a junkyard. During the year ended February 28, 1998 the Company sold its ownership in this subsidiary for the amount of its investment. No gain or loss was incurred upon the sale. At February 28, 1998, the carrying value of this investment was $-0-.

(4) ALLOWANCE FOR DOUBTFUL ACCOUNTS

  During the year ended February 28, 1998, E&R had no write-offs of uncollectible accounts receivable. E&R has not recorded a provision for the allowance of doubtful accounts during the year because management believes all amounts are fully collectible.

(5) PROPERTY AND EQUIPMENT

  Property and equipment at February 28, 1998 consist of the following:

   Transportation and towing equipment.............................. $3,955,717
   Leasehold improvements...........................................    188,902
   Furniture and fixtures...........................................    114,913
   Computers and communications equipment...........................    225,830
                                                                     ----------
   Total............................................................  4,485,362
   Less accumulated depreciation....................................  2,477,025
                                                                     ----------
                                                                     $2,008,337
                                                                     ==========

  Depreciation of property and equipment in the year ended February 28, 1998 totaled $644,618.

                  E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

(6) INDEBTEDNESS

  E&R's long-term debt consists of the following at February 28, 1998:

   Notes payable to Grand National Bank, payable in aggregate monthly installments of $33,280, including interest ranging from 9.25% to
    9.75%, maturing between December 5, 1998 and December 9, 2000.
    Secured by the equipment of the Company..........................  $623,328
   Notes payable to South Holland Bank, payable in aggregate monthly installments of $7,617, including interest at 8.98%, maturing between December 15, 2000 and December 20, 2001. Secured by the
    equipment of the Company.........................................   231,936
   Note payable to The Bank of New York, payable in monthly
    installments of $4,947, including interest at 9.5%, maturing
    December 10, 1999. Secured by equipment of the Company...........    94,382
                                                                       --------
   Total long-term debt..............................................   949,646
    Less installments due within one year............................   468,467
                                                                       --------
   Long-term debt, excluding current installments....................  $481,179
                                                                       ========

  Annual maturities of long-term debt for the next three years are as follows:

   February 28:
     1999.............................................................. $468,467
     2000..............................................................  329,468
     2001..............................................................  151,711
                                                                        --------
                                                                        $949,646
                                                                        ========

(7) LEASES

  E&R leases three buildings and one plot of land used for its separate operations under annual lease agreements. These leases are classified as operating leases. The agreements provide for monthly rental payments totaling $13,673, of which $9,100 of these monthly rental payments are to related parties. E&R is responsible for all operating costs related to the properties.

  Total rent expense for the year ended February 28, 1998 was $164,072.

(8) INCOME TAXES

  Income tax expense for the year ended February 28, 1998 consists of:

   Current:
     Federal........................................................... $ 55,569
     State.............................................................   16,500
                                                                        --------
                                                                          72,069
   Deferred............................................................  115,470
                                                                        --------
                                                                        $187,539
                                                                        ========

                  E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

  The differences between the U.S. Federal statutory income tax rate and the Company's effective rate are:

   U.S. Federal statutory income tax rate................................ 35.00%
   State income taxes, net of Federal benefit............................  4.50
   Nondeductible expenses................................................ (0.50)
                                                                          -----
                                                                          39.00%
                                                                          =====

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

   Deferred tax assets:
     Accrued liabilities not yet deductible for tax purposes........ $ 105,023
                                                                     ---------
   Total deferred tax assets........................................   105,023
   Deferred tax liabilities:
     Property, plant, and equipment, due primarily to accelerated depreciation..................................................  (205,303)
     Notes receivable...............................................   (15,190)
                                                                     ---------
   Total deferred tax liabilities...................................  (220,493)
                                                                     ---------
   Net deferred tax liability....................................... $(115,470)
                                                                     =========

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies, as well as carryback opportunities, in making this assessment. Based upon the level of historical taxable income, projections for future taxable income and carryback opportunities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not E&R will realize the benefits of these deductible differences. Therefore, no valuation allowance has been recorded against the deferred tax assets at February 28, 1998. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future income are reduced.

(9) CONCENTRATION OF BUSINESS RISKS

  Approximately $4.5 million or 53% of the Company's revenues were derived from a customer in the auto pound management industry who is also an affiliated company. Transactions with this company are discussed in note 10. Approximately $1.6 million or 19% of the Company's revenues were derived from a customer in the salvage industry.

(10) RELATED-PARTY TRANSACTIONS

  The Company and Environmental Auto Removal, Inc. (EAR) are related parties due to the majority shareholder of the Company holding an interest in EAR. Both Auto and Towing provide towing services for EAR and all revenues for Auto are derived from services provided to EAR. The cost of these services amounted to $2,879,475 for the year ended February 28, 1998. Accounts receivable from EAR totaled $908,300 at February 28, 1998.

  The Company also receives management fees from EAR for the performance of various administrative and managerial services. For the year ended February 28, 1998, the fees received by the Company for these services totaled $646,378 and are included in other income in the statement of operations and retained earnings.

                  E&R TOWING & GARAGE, INC. AND SUBSIDIARIES

  During the year ended February 28, 1998, the Company paid approximately $109,200 in rent expense under a lease agreement for buildings owned by the majority shareholder of the Company. These agreements extend to October 1998 and are classified as operating leases.

  At February 28, 1998, the Company had net accounts receivable from two of the officers of the Company. These amounts are classified as current assets on the balance sheet and totaled $112,450 at February 28, 1998. The accounts bear interest at 10%. Due to the timing of activity in this account, only immaterial amounts of interest income were generated throughout the year ended February 28, 1998.

(11) SUBSEQUENT EVENT

  During 1998, the stockholders entered into a definitive agreement to sell E&R to United Road Services, Inc. The anticipated selling price of E&R exceeds its net assets as of February 28, 1998.

(12) CONTINGENT LIABILITIES

  Various legal claims arise against the Company during the normal course of business. In the opinion of management, liabilities, if any, arising from legal proceedings would not have a material effect on the financial position and results of operations of the Company.

                       INDEPENDENT AUDITORS' REPORT

The Stockholders

Environmental Auto Removal, Inc.:

  We have audited the accompanying balance sheet of Environmental Auto Removal, Inc. (EAR) as of December 31, 1997, and the related statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of EAR's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  As discussed in note 7, the Company is party to an agreement with the City of Chicago whereby the Company provides auto pound management and towing services for the City of Chicago. In addition, the Company derives revenue from the sale of vehicles purchased from the City of Chicago in accordance with the same agreement. All of the Company's revenues are derived in accordance with this agreement and 96% of EAR's trade receivable are due from this one customer at December 31, 1997.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Environmental Auto Removal, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Chicago, Illinois
August 7, 1998

                        ENVIRONMENTAL AUTO REMOVAL, INC.

                                 BALANCE SHEETS

                                                       DECEMBER 31,  JUNE 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
 Cash and cash equivalents............................  $1,198,311   1,143,020
 Accounts receivable..................................   1,286,916   1,250,329
 Inventory............................................      54,560      78,573
 Other receivables....................................         --        2,253
                                                        ----------   ---------
Total current assets..................................   2,539,787   2,474,175
Property and equipment, net (note 3)..................     973,498     921,366
Investment in S.U.P...................................      28,174         --
Due from officers/shareholders (note 6)...............      80,000     805,235
                                                        ----------   ---------
Total assets..........................................  $3,621,459   4,200,776
                                                        ==========   =========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current installments of long-term debt (note 4)......  $  278,969     211,452
 Accounts payable.....................................   1,711,036   1,765,094
 Accounts payable to E&R (note 8).....................     956,160     460,130
 Accrued taxes and other accruals.....................      77,680      48,314
 Accrued management fee to affiliate (note 8).........         --      161,869
                                                        ----------   ---------
Total current liabilities.............................   3,023,845   2,646,859
Long-term liabilities:
 Due to officers/shareholders (note 6)................         --      207,550
 Long-term debt, excluding current installments (note
  4)..................................................     110,129      39,328
                                                        ----------   ---------
Total liabilities.....................................   3,133,974   2,893,737
                                                        ----------   ---------
Stockholders' equity:
 Common stock, no par value, stated value of $1,000.
  Authorized, issued, and outstanding 1,000 shares in
  1998 and 1997.......................................       1,000       1,000
 Retained earnings....................................     486,485   1,306,039
                                                        ----------   ---------
Total stockholders' equity............................     487,485   1,307,039
                                                        ----------   ---------
Total liabilities and stockholders' equity............  $3,621,459   4,200,776
                                                        ==========   =========

                See accompanying notes to financial statements.

                        ENVIRONMENTAL AUTO REMOVAL, INC.

         STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

                                                YEAR
                                                ENDED         SIX-MONTHS
                                              DECEMBER      ENDED JUNE 30,
                                                 31,      --------------------
                                                1997        1997       1998
                                             -----------  ---------  ---------
                                                              (UNAUDITED)
Net revenue................................. $14,104,317  6,147,351  8,539,488
Cost of revenue (note 8)....................  10,889,245  5,793,574  6,022,163
                                             -----------  ---------  ---------
Gross profit................................   3,215,072    353,777  2,517,325
Selling, general, and administrative
 expenses...................................   1,924,209    704,806  1,382,085
Management fee to affiliate (note 8)........     747,262    373,630    358,000
                                             -----------  ---------  ---------
Income (loss) from operations...............     543,601   (724,659)   777,240
                                             -----------  ---------  ---------
Other income (expense):
 Other......................................      (6,231)     1,510      1,557
 Interest income............................      41,415      6,220     51,470
 Interest expense...........................     (27,344)   (11,559)    (7,013)
 Gain on sale of assets.....................      12,287        --      13,000
                                             -----------  ---------  ---------
Income (loss) before income taxes...........     563,728   (728,488)   836,254
Income tax expense..........................      (9,597)       --     (16,700)
                                             -----------  ---------  ---------
Net income (loss)...........................     554,131   (728,488)   819,554
Retained earnings at beginning of period....     114,944    114,944    486,485
Dividends paid..............................    (182,590)  (182,590)       --
                                             -----------  ---------  ---------
Retained earnings (deficit) at end of
 period..................................... $   486,485   (796,134) 1,306,039
                                             ===========  =========  =========


                See accompanying notes to financial statements.

                        ENVIRONMENTAL AUTO REMOVAL, INC.

                            STATEMENTS OF CASH FLOWS

                                              YEAR ENDED       SIX-MONTHS
                                               DECEMBER      ENDED JUNE 30
                                                  31,      -------------------
                                                 1997        1997      1998
                                              -----------  --------  ---------
                                                              (UNAUDITED)
Cash flows from operating activities:
 Net income (loss)........................... $   554,131  (728,488)   819,554
 Adjustments to reconcile net income (loss)
  to net cash provided by operating
  activities:
  Depreciation...............................     129,210    58,847     91,082
  Realized gains from sale of property and
   equipment.................................     (12,287)      --     (13,000)
  Changes in operating assets and
   liabilities:
   (Increase) decrease in accounts
    receivable...............................  (1,274,141)  (45,000)    36,587
   (Increase) decrease in inventory..........     (33,842)    7,490    (24,013)
   Increase in other receivables.............         --        --      (2,253)
   Increase (decrease) in accounts payable...   1,237,214   307,871   (441,972)
   Increase (decrease) in accrued expenses...      28,794   (16,046)   (54,807)
   Increase (decrease) in income taxes
    payable..................................      14,023    (2,490)    25,441
   Increase in accrued management fee........         --    227,632    161,869
                                              -----------  --------  ---------
Net cash provided by (used in) operating
 activities..................................     643,102  (190,184)   598,488
                                              -----------  --------  ---------
Cash flows from investing activities:
 Purchases of property and equipment.........    (449,284)  (46,856)   (38,950)
 Proceeds from sale of property and
  equipment..................................      80,000       --      13,000
 Cash loaned to affiliate....................      65,000   (65,000)       --
 Proceeds from sale of affiliate.............      47,654       --      28,174
                                              -----------  --------  ---------
Net cash (used in) provided by investing
 activities..................................    (256,630) (111,856)     2,224
                                              -----------  --------  ---------
Cash flows from financing activities:
 Principal payments on long-term debt........    (189,319)  (95,120)  (138,318)
 Additional borrowings on long-term debt.....     180,375       --         --
 Decrease (increase) in due from
  officers/shareholders......................     120,000       --    (725,235)
 Increase in due to officers/shareholders....         --    450,000    207,550
                                              -----------  --------  ---------
Net cash provided by (used in) financing
 activities..................................     111,056   354,880   (656,003)
                                              -----------  --------  ---------
Net increase (decrease) in cash and cash
 equivalents.................................     497,528    52,840    (55,291)
Cash and cash equivalents at beginning of
 period......................................     700,783   700,780  1,198,311
                                              -----------  --------  ---------
Cash and cash equivalents at end of period... $ 1,198,311   753,620  1,143,020
                                              ===========  ========  =========
Supplemental disclosure of cash flow
 information:
 Cash paid during the period for:
  Interest................................... $    27,344    11,559      7,013
  Income taxes............................... $     9,597       --         --

                See accompanying notes to financial statements.

                       ENVIRONMENTAL AUTO REMOVAL, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Environmental Auto Removal, Inc. (the Company or EAR) was founded in 1989. EAR's primary business is the management of the towing services and auto pounds for the city of Chicago (City) under a long term contract. In addition, EAR purchases vehicles from the City for resale at auto auctions or for scrap value. EAR operates primarily in Chicago.

 (b) Revenue Recognition

  EAR operates as one segment and revenue is derived from the collection of towing revenues from the City and the sale of vehicles at auto auctions or for scrap value. All revenue is recognized upon completion of the towing engagement or sale of the vehicle at auction or for scrap. Expenses related to the generation of revenue are recognized as incurred. In the opinion of management, the financial statements include all costs of doing business.

 (c) Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases, if shorter. Accelerated methods of depreciation have been used for income tax purposes. For financial statement purposes, EAR provides for depreciation of property and equipment over the following estimated useful lives:

   Automobiles and equipment.......................................... 5-7 years
   Furniture and fixtures.............................................   7 years
   Computers and communications equipment............................. 5-7 years

 (d) Inventory

  Inventory consists of vehicles purchased for resale at auto auctions or for scrap value. Inventories are stated at the lower of cost or market.

 (e) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to EAR on bank loans with similar terms and maturities, the fair value of EAR's financial instruments approximates their carrying values.

 (f) Income Taxes

  The Company is an S Corporation under the provisions of the Internal Revenue Code and, accordingly, the shareholders of the Company are responsible for Federal tax liabilities. The Company remains liable for a portion of state income taxes. Under the provisions of the Illinois replacement tax law, S Corporations are assessed a 1.5% surtax at the corporate level and earnings or losses flow through to the shareholder to be taxed at the individual level. Accordingly, only this Illinois replacement tax liability has been recorded in the financial statements.

  Differences in the tax basis and financial statement carrying amounts result primarily from accounts receivable; property, plant, and equipment; and accrued liabilities not yet deductible for tax purposes.

                       ENVIRONMENTAL AUTO REMOVAL, INC.

 (g) Use of Estimates

  Management of EAR has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (h) Unaudited Interim Financial Statements

  In the opinion of the Company's management the interim financial statements as of June 30, 1998 and for the six month periods ended June 30, 1997 and 1998 include all adjustments, consisting of normal recurring accruals, that are necessary for the fair presentation of the Company's financial position at June 30, 1998 and its results of operations and cash flows for the interim periods presented. The results for the six months ended June 30, 1998 are not necessarily indicative of the results expected for the entire year.

(2) CASH AND CASH EQUIVALENTS

  Cash and cash equivalents of $1,198,311 at December 31, 1998 consist of bank accounts and short-term investments with an initial term of less than three months. For purposes of the statement of cash flows, EAR considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(3) ALLOWANCE FOR DOUBTFUL ACCOUNTS

  During the year ended December 31, 1997, EAR had no write-offs of uncollectible trade accounts receivable. EAR has not recorded a provision for the allowance of doubtful accounts because management believes all amounts are fully collectible.

(4) PROPERTY AND EQUIPMENT

  Property and equipment at December 31, 1997 consist of the following:

   Automotive and equipment......................................... $1,093,579
     Furniture and fixtures.........................................     43,080
     Computer and communications equipment..........................    238,450
                                                                     ----------
     Total..........................................................  1,375,109
     Less accumulated depreciation..................................    401,611
                                                                     ----------
                                                                     $  973,498
                                                                     ==========

  Depreciation of property and equipment in 1997 totaled $129,210.

(5) INVESTMENT IN S.U.P.

  The Company owns a 27% interest in Summit-U-Pick-A-Part (S.U.P.), a junk yard. This investment was sold in part during December 1997 with the remainder being sold in February 1998. The sale resulted in a loss of approximately $8,800 which was recorded in other expense during the year ended December 31, 1997. At December 31, 1997, the carrying value of this investment was $28,174, all of which was recovered by the Company through cash proceeds received during February of 1998.

                       ENVIRONMENTAL AUTO REMOVAL, INC.

(6) INDEBTEDNESS

  EAR's long-term debt consists of the following at December 31, 1997:

Note payable to Associates Commercial Corporation, payable in monthly installments of $7,874, including interest at 4.56%, maturing
 December 31, 1999. Secured by the equipment of the Company...........  $180,375
Note payable to Associates Commercial Corporation, payable in monthly installments of $4,634, including interest at 4.79%, maturing
 December 31, 1998. Secured by the equipment of the Company...........    54,223
Note payable to Associates Commercial Corporation, payable in monthly installments of $4,530, including interest at 4.73%, maturing
 December 31, 1998. Secured by the equipment of the Company...........    53,010
Note payable to Associates Commercial Corporation, payable in monthly installments of $4,228, including interest at 4.68%, maturing
 December 31, 1998. Secured by the equipment of the Company...........    49,470
Note payable to Associates Commercial Corporation, payable in monthly installments of $2,172, including interest at 8.68%, maturing October
 31, 1999. Secured by the equipment of the Company....................    42,287
Note payable to South Holland Bank, payable in monthly installments of
 $782, including interest at 7.9%, maturing January 11, 1999. Secured
 by an automobile of the Company......................................     9,733
                                                                        --------
Total long-term debt..................................................   389,098
Less installments due within one year.................................   278,969
                                                                        --------
Long-term debt, excluding current installments........................  $110,129
                                                                        ========

  Notes payable to Associates Commercial Corporation were arranged with the acquisition of equipment. The impact of adjusting the stated interest rate on these notes to the Company's incremental borrowing rate is not material to the results of operations or to the balance sheet.

  Annual maturities of long-term debt for the next two years are as follows:

December 31:
  1998................................................................. $278,969
  1999.................................................................  110,129
                                                                        --------
                                                                        $389,098
                                                                        ========

 Line of Credit

  The Company has available a secured, revolving line of credit totaling $500,000. Advances are at the discretion of the bank and interest is charged at the rate of Prime + 1%. The line of credit is secured by collateral which includes all inventory, equipment, and fixtures of the Company. Any outstanding principal plus all accrued, unpaid interest will be due on January 11, 1999. No amounts were outstanding at December 31, 1997.

(7) CONCENTRATION OF BUSINESS RISKS

  Effective July 31, 1997, the Company entered into an agreement with the City of Chicago for auto pound management and towing services. This agreement extends for a period of 36 months. During this period, the agreement specifies the amount of revenue to be collected by the Company for each vehicle towed as well as the cost amount for each vehicle purchased by the Company from the City.

                       ENVIRONMENTAL AUTO REMOVAL, INC.

  The Company derived 76% of its revenue during 1997 from services performed under this long-term contract. The remaining 24% of revenue was derived from the sale of vehicles purchased from the City of Chicago in accordance with the same agreement. Loss of this contract would have a material negative effect on the Company.

  At December 31, 1997, EAR had accounts receivable from and accounts payable to the City in the amount of $1,233,996 and $1,340,710, respectively.

(8) RELATED-PARTY TRANSACTIONS

  EAR and E&R Towing, Inc. (E&R) are related parties due to the majority shareholder of E&R holding shares in EAR. E&R provides towing services for EAR. The cost of these services amounted to $2,821,345 for the year ended December 31, 1997. Accounts payable to E&R totaled $956,160 at December 31, 1997.

  The Company also pays management fees for the performance of various administrative and managerial services. For the year ended December 31, 1997, the fees paid by the Company for these services totaled $747,262 and are included in other income in the statement of operations and retained earnings.

  At December 31, 1997, the Company had net accounts receivable from two of the officers of the Company. These amounts are classified as current assets on the balance sheet and totaled $80,000 at December 31, 1997. These accounts bear interest at 12%. Due to the timing of activity in this account, only immaterial amounts of interest income were generated throughout 1997.

  In the opinion of management, the financial statements at December 31, 1997 include all costs of doing business.

(9) SUBSEQUENT EVENT

  During August 1998, the stockholders entered into a definitive agreement to sell EAR to United Road Services, Inc. Consideration for the sale was paid through a combination of cash and common stock of United Road Services, Inc. The anticipated selling price of EAR exceeds its net assets as of December 31, 1997.

(10) CONTINGENT LIABILITIES

  Various legal claims arise against the Company during the normal course of business. In the opinion of management, liabilities, if any, arising from legal proceedings would not have a material effect on the financial position and results of operations of the Company.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors:

  We have audited the accompanying balance sheet of Neil's Used Truck & Car Sales, Incorporated, as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Neil's Used Truck & Car Sales, Incorporated as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

July 2, 1998, except for note 8,
which is as of July 14, 1998

                  NEIL'S USED TRUCK & CAR SALES, INCORPORATED

                                 BALANCE SHEET

                                                       DECEMBER 31,  JUNE 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        Assets
Current assets:
 Cash and cash equivalents............................  $   32,236  $  356,404
 Trade accounts receivable, net of allowance for
  doubtful accounts of $13,000........................     774,618     933,281
 Accounts receivable from employees and related party.      13,140      14,899
 Drivers advances.....................................      21,420      29,417
 Inventory............................................     175,661     190,954
                                                        ----------  ----------
    Total current assets..............................   1,017,075   1,524,955
                                                        ----------  ----------
Property and equipment, net (note 2)..................   1,521,305   1,654,310
                                                        ----------  ----------
                                                        $2,538,380  $3,179,265
                                                        ==========  ==========
         Liabilities and Stockholders' Equity
Current liabilities:
 Note payable to stockholder..........................  $   20,417  $      --
 Current installments of long-term debt (note 4)......     152,826     133,482
 Current installments of obligations under capital
  leases (note 5).....................................     163,684     163,684
 Accounts payable.....................................     126,753      85,381
 Accrued payroll and related costs....................     293,386     419,456
 Other current liabilities (note 3)...................      62,665      60,394
                                                        ----------  ----------
    Total current liabilities.........................     819,731     862,397
Long-term debt, excluding current installments (note
 4)...................................................     578,461     660,824
Obligations under capital leases, excluding current
 installments (note 5)................................     256,482     176,341
                                                        ----------  ----------
    Total liabilities.................................   1,654,674   1,699,562
                                                        ----------  ----------
Stockholders' equity:
 Common stock, no par value. Authorized 50,000 shares;
  issued and outstanding 10,000 shares in 1997........       1,000       1,000
 Retained earnings....................................     882,706   1,478,703
                                                        ----------  ----------
    Total stockholders' equity........................     883,706   1,479,703
                                                        ----------  ----------
Commitments and contingencies (notes 5, 7 and 8)
                                                        $2,538,380  $3,179,265
                                                        ==========  ==========

              See accompanying notes to financial statements.

                  NEIL'S USED TRUCK & CAR SALES, INCORPORATED

                            STATEMENT OF OPERATIONS

                                                               SIX-MONTHS
                                              YEAR ENDED     ENDED JUNE 30 ,
                                             DECEMBER 31, ---------------------
                                                 1997        1997       1998
                                             ------------ ---------- ----------
                                                               (UNAUDITED)
Net revenue.................................  $9,552,971  $4,631,559 $5,891,071
Cost of revenue.............................   8,246,207   3,931,638  4,813,249
                                              ----------  ---------- ----------
  Gross profit..............................   1,306,764     699,921  1,077,822
Selling, general, and administrative
 expenses...................................     789,663     387,372    375,249
                                              ----------  ---------- ----------
Income from operations......................     517,101     312,549    702,573
Interest expense............................      70,590      41,449     46,576
                                              ----------  ---------- ----------
  Net income................................  $  446,511  $  271,100 $  655,997
                                              ==========  ========== ==========



                See accompanying notes to financial statements.

                  NEIL'S USED TRUCK & CAR SALES, INCORPORATED

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                                      TOTAL
                                                                      STOCK-
                                                 COMMON  RETAINED    HOLDER'S
                                                 STOCK   EARNINGS     EQUITY
                                                 ------ ----------  ----------
Balances at December 31, 1996................... $1,000 $  531,475  $  532,475
Net income......................................    --     446,511     446,511
Owners' distributions...........................    --     (95,280)    (95,280)
                                                 ------ ----------  ----------
Balances at December 31, 1997...................  1,000    882,706     883,706
Net income--six-months ended June 30, 1998
 (unaudited)....................................    --     655,997     655,997
Distribution to stockholders--six-months ended
 June 30, 1998 (unaudited)......................    --     (60,000)    (60,000)
                                                 ------ ----------  ----------
Balance at June 30, 1998 (unaudited)............ $1,000 $1,478,703  $1,479,703
                                                 ====== ==========  ==========



                See accompanying notes to financial statements.

                NEIL'S USED TRUCK & CAR SALES, INCORPORATED

                           STATEMENT OF CASH FLOWS

                                              YEAR ENDED   SIX-MONTHS ENDED
                                             DECEMBER 31,      JUNE 30,
                                             ------------ --------------------
                                                 1997       1997       1998
                                             ------------ ---------  ---------
                                                              (UNAUDITED)
Cash flows from operating activities:
 Net income.................................  $ 446,511   $ 271,100  $ 655,997
 Adjustments to reconcile net income to net
  cash provided by
  operating activities:
  Depreciation..............................    126,639      59,024     99,470
  Change in operating assets and
   liabilities:
   Trade accounts receivable................   (197,304)   (100,904)  (158,663)
   Accounts receivable from employees.......       (150)       (200)     1,287
   Accounts receivable from related parties.      9,155      19,078     (3,046)
   Drivers advances.........................      3,304      (5,150)    (7,997)
   Inventory................................     (7,320)    (19,286)   (15,292)
   Accounts payable.........................     55,237      24,483    (41,372)
   Accrued payroll and related costs........     94,938      31,387    126,070
   Other current liabilities................     (6,488)    (11,999)    (2,272)
                                              ---------   ---------  ---------
    Net cash provided by operating
     activities.............................    524,522     267,533    654,182
                                              ---------   ---------  ---------
Cash flows used in investing activity--
 purchases of property and equipment........   (761,445)   (157,794)  (232,475)
Cash flows from financing activities:
 Proceeds from issuance of long-term debt...    702,999     150,000    135,552
 Owners' distributions......................    (95,280)    (43,280)   (60,000)
 Principal payments on long-term debt.......   (188,443)   (152,381)   (92,950)
 Principal payments on obligations under
  capital leases............................   (150,618)    (64,079)   (80,141)
                                              ---------   ---------  ---------
    Net cash provided by (used in) financing
     activities.............................    268,658    (109,740)   (97,539)
                                              ---------   ---------  ---------
    Net increase (decrease) in cash.........     31,735          (1)   324,168
Cash and cash equivalents at beginning of
 period.....................................        501   $     501     32,236
                                              ---------   ---------  ---------
Cash and cash equivalents at end of period..  $  32,236   $     500  $ 356,404
                                              =========   =========  =========
Supplemental Disclosure of Cash Flow
 Information
Cash paid during the period for interest....  $  75,051   $  38,424    $48,621
                                              =========   =========  =========

              See accompanying notes to financial statements.

                  NEIL'S USED TRUCK & CAR SALES, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Neil's Used Truck & Car Sales, Incorporated, dba Neil's Auto Transport, (the Company) was founded in 1993. The Company's primary business is transporting vehicles for auto auctions and auto dealers, throughout the continental United States. The Company has one facility located in Utah. It owns a fleet of approximately 24 trucks and trailers, and contracts with various third party owner/operators.

 (b) Income Taxes

  Income taxes are not reflected in the financial statements since the Company has elected to be treated as a small business corporation under Subchapter S of the Internal Revenue Code. Accordingly, the tax effects of the Company's operations accrue directly to the shareholders.

 (c) Cash and Cash Equivalents

  Cash and cash equivalents of $32,236 at December 31, 1997, consist of cash on deposit in bank accounts. For purposes of the statement of cash flows, the Company considers all highly liquid investment instruments with original maturities of three months or less to be cash equivalents.

 (d) Property and Equipment

  Property and equipment are stated at cost. Plant and equipment under capital leases are stated at the present value of minimum lease payments. Depreciation is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets. For financial statement purposes, the Company provides for depreciation of property and equipment over the following estimated useful lives.

   Transportation equipment......................................... 5--10 years
   Furniture and fixtures...........................................  5--7 years
   Equipment........................................................     7 years

 (e) Inventories

  Inventories are stated at lower of cost or market. Cost is determined using the first-in, first-out method for all inventories.

 (f) Income Taxes

  The Company has elected to be taxed under the Subchapter S provisions of the Internal Revenue Code. Accordingly, tax liabilities of the Company are the direct responsibility of the stockholders, and no provision for income taxes is reflected in the accompanying statement of operations. Due to differences, primarily in the timing of the recognition of depreciation expense for book purposes versus tax purposes, the book bases in the reported net assets in the accompanying balance sheet exceeds the tax bases by approximately $538,000.

 (g) Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally a ccepted accounting principles. Actual results could differ from those estimates.

 (h) Interim Financial Statements

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

                  NEIL'S USED TRUCK & CAR SALES, INCORPORATED

(2) PROPERTY AND EQUIPMENT

  Property and equipment at December 31, 1997 consists of the following:

   Transportation equipment......................................... $1,520,955
   Furniture and fixtures...........................................     47,847
   Equipment........................................................     86,609
   Land.............................................................    140,000
                                                                     ----------
       Total........................................................  1,795,411
   Less accumulated depreciation and amortization...................    274,106
                                                                     ----------
                                                                     $1,521,305
                                                                     ==========

(3) OTHER CURRENT LIABILITIES

  Other current liabilities at December 31, 1997 consist of:

   Deposit liability................................................ $   35,440
   Accrued sales tax................................................     12,725
   Other............................................................     14,500
                                                                     ----------
                                                                     $   62,665
                                                                     ==========

(4) LONG-TERM DEBT

  Long-term debt consists of the following at December 31, 1997:

   Note payable to a bank, payable in monthly installments of $3,758, including interest at 8.27%; maturing June 2001; secured by transport equipment..............................................  $ 137,221
   Note payable to a bank, payable in monthly installments of $7,420, including interest at 8.60%; maturing March 2002; secured by
    transport equipment..............................................    292,000
   Note payable to a bank, payable in monthly principal installments of $6,630, plus interest at 8.58%; maturing March 2002; secured
    by transport equipment...........................................    260,999
   Note payable to a bank, payable in monthly installments of $4,292, including interest at 8.75%; maturing October 1998; secured by
    transport equipment..............................................     41,067
                                                                       ---------
       Total long-term debt..........................................    731,287
   Less installments due within one year.............................    152,826
                                                                       ---------
       Long-term debt, excluding current installments................  $ 578,461
                                                                       =========

  Aggregate maturities of long-term debt for the next five years are as follows:

   1998............................................................... $ 173,243
   1999...............................................................   171,111
   2000...............................................................   186,169
   2001...............................................................   179,627
   2002...............................................................    41,554
                                                                       ---------
                                                                       $ 751,704
                                                                       =========

                  NEIL'S USED TRUCK & CAR SALES, INCORPORATED

  As of December 31, 1997, the Company had a line-of-credit with a bank totaling $100,000. There were no borrowings outstanding at December 31, 1997, and the agreement expired April 30, 1998.

(5) LEASES

  The Company leases equipment under a capital lease which expires in May
2000. The following is a summary of transportation equipment held under capital leases at December 31, 1997:

   Transportation equipment........................................... $639,587
   Less accumulated amortization......................................   67,981
                                                                       --------
                                                                       $571,606
                                                                       ========

  The Company leases its operating facility from a related stockholder under a month to month lease. Rent expense was $207,158 in 1997.


  Future minimum lease payment under noncancelable operating leases and future minimum capital lease payments as of December 31, 1997 are as follows:

                                                              CAPITAL  OPERATING
                                                               LEASES    LEASES
                                                              -------- ---------
Year ending December 31:
  1998....................................................... $192,591  28,234
  1999.......................................................  192,591   5,160
  2000.......................................................   80,246   5,160
  2001.......................................................      --    5,160
  2002.......................................................      --    1,290
                                                              --------  ------
    Total....................................................  465,428  45,004
                                                                        ======
Less amount representing interest............................   45,262
                                                              --------
    Present value of net minimum capital lease payments......  420,166
Less current installments....................................  163,684
                                                              --------
                                                              $256,482
                                                              ========

(6) EMPLOYEE BENEFITS

  The Company has a retirement savings plan pursuant to section 401(k) of the Internal Revenue Code that is available to all employees with at least one year of service to the Company. Eligible participants may contribute up to four percent of their compensation. The Company provides non-discretionary matching contributions to the Plan which amounted to $7,800 in 1997.

(7) CONTINGENCIES

  Various legal claims arise against the Company during the normal course of business. In the opinion of management, liabilities, if any, arising from proceedings would not have a material effect on the Company's financial position, results of operations, or cash flows.

(8) SUBSEQUENT EVENT

  On July 14, 1998, the stockholders consummated a transaction whereby all of the net assets of the Company were sold to United Road Services, Inc.

                       INDEPENDENT AUDITORS' REPORT

The Stockholders
5-L Corporation and ADP Transport, Inc.:

  We have audited the accompanying combined balance sheet of 5-L Corporation and ADP Transport, Inc. as of December 31, 1997, and the related combined statements of operations, stockholders' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the management of 5-L Corporation and ADP Transport, Inc. Our responsibility is to express an opinion on these combined financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion the combined financial statements referred to above present fairly, in all material respects, the combined financial position of 5-L Corporation and ADP Transport, Inc. as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Denver, Colorado
June 12, 1998

                    5-L CORPORATION AND ADP TRANSPORT, INC.

                             COMBINED BALANCE SHEET

                                                       DECEMBER 31,  JUNE 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
 Cash and cash equivalents............................  $   47,083  $   31,614
 Trade accounts receivable............................     806,009     982,508
 Accounts receivable from employees...................       5,000         --
 Prepaid expenses.....................................      23,040      53,940
 Other current assets.................................       4,074       1,350
 Current portion of rights to equipment under
  financing contracts.................................     382,246     290,638
                                                        ----------  ----------
    Total current assets..............................   1,267,452   1,360,050
Rights to equipment under financing contracts,
 excluding current portion............................   1,780,129   2,714,344
Goodwill, net of accumulated amortization of $7,224
 and $7,974, respectively.............................      17,776      17,026
Other assets..........................................       7,700       7,700
                                                        ----------  ----------
    Total assets......................................  $3,073,057  $4,099,120
                                                        ==========  ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current installments of obligations for equipment un-
  der financing contracts.............................  $  382,246  $  290,638
 Contractor payments payable..........................     198,182     289,441
 Accounts payable.....................................      89,849     140,474
 Accrued payroll and related costs....................      99,721      20,662
 Notes payable to stockholders........................         --      257,140
                                                        ----------  ----------
    Total current liabilities.........................     769,998     998,355
Obligations for equipment under financing contracts,
 excluding current
 installments.........................................   1,780,129   2,714,344
                                                        ----------  ----------
    Total liabilities.................................   2,550,127   3,712,699
                                                        ----------  ----------
Stockholders' equity:
 Common stock, $1 par value. Authorized, issued and
  outstanding
  2,000 shares........................................       2,000       2,000
 Retained earnings....................................     520,930     384,421
                                                        ----------  ----------
    Total stockholders' equity........................     522,930     386,421
                                                        ----------  ----------
    Total liabilities and stockholders' equity........  $3,073,057  $4,099,120
                                                        ==========  ==========

            See accompanying notes to combined financial statements.

                    5-L CORPORATION AND ADP TRANSPORT, INC.

                        COMBINED STATEMENT OF OPERATIONS

                                                             SIX-MONTHS
                                            YEAR ENDED     ENDED JUNE 30,
                                           DECEMBER 31, ----------------------
                                               1997        1997        1998
                                           ------------ ----------  ----------
                                                             (UNAUDITED)
Net revenue...............................  $9,852,142  $4,918,861  $5,069,454
Cost of revenue...........................   8,389,700   4,180,156   4,288,975
                                            ----------  ----------  ----------
    Gross profit..........................   1,462,442     738,705     780,479
Selling, general and administrative
 expenses.................................     927,560     377,110     335,113
                                            ----------  ----------  ----------
    Income from operations................     534,882     361,595     445,366
Other income (expense):
 Interest expense.........................     (10,057)     (1,374)       (189)
 Other....................................      11,105       5,497      22,594
                                            ----------  ----------  ----------
    Net income............................  $  535,930  $  365,718  $  467,771
                                            ==========  ==========  ==========



            See accompanying notes to combined financial statements.

                    5-L CORPORATION AND ADP TRANSPORT, INC.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                      TOTAL
                                               COMMON  RETAINED   STOCKHOLDERS'
                                                STOCK  EARNINGS       EQUITY
                                               ------- ---------  --------------
BALANCES AT JANUARY 1, 1997..................  $1,000  $ 555,585    $ 556,585
Net income -- 1997...........................     --     535,930      535,930
Distribution to stockholders.................     --    (570,585)    (570,585)
Stock issued ADP.............................   1,000        --         1,000
                                               ------  ---------    ---------
BALANCES AT DECEMBER 31, 1997................   2,000    520,930      522,930
Net income--six-months ended June 30, 1998
 (unaudited).................................     --     467,771      467,771
Distribution to stockholders--cash paid--six-
 months ended June 30, 1998 (unaudited)......     --    (347,140)    (347,140)
Distribution to stockholders--notes payable--
 six-months ended June 30, 1998 (unaudited)..     --    (257,140)    (257,140)
                                               ------  ---------    ---------
BALANCE AT JUNE 30, 1998 (UNAUDITED).........  $2,000  $ 384,421    $ 386,421
                                               ======  =========    =========





            See accompanying notes to combined financial statements.

                    5-L CORPORATION AND ADP TRANSPORT, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                                                              SIX-MONTHS
                                              YEAR ENDED    ENDED JUNE 30,
                                             DECEMBER 31, --------------------
                                                 1997       1997       1998
                                             ------------ ---------  ---------
                                                              (UNAUDITED)
Cash flows from operating activities:
 Net income.................................  $ 535,930   $ 365,718  $ 467,771
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Amortization.............................      1,667         765        750
   Decrease (increase) in trade accounts
    receivable..............................    (36,133)    114,873   (176,499)
   Decrease in accounts receivable from
    employees...............................     22,500      27,500      5,000
   Decrease (increase) in prepaid expenses
    and other current assets................     32,516     (12,307)   (28,175)
   (Decrease) increase in accounts payable..     (2,372)    (11,669)    50,625
   Decrease in accrued payroll and related
    costs...................................       (169)    (89,947)   (78,059)
   Increase in contractor payments payable..     39,419      51,678     91,258
                                              ---------   ---------  ---------
    Net cash provided by operating
     activities.............................    593,358     446,611    331,671
                                              ---------   ---------  ---------
Cash flows from financing activities:
 Proceeds from issuance of common stock.....      1,000         --         --
 Distributions to stockholders..............   (570,585)   (281,398)  (347,140)
                                              ---------   ---------  ---------
    Net cash used in financing activities...   (569,585)   (281,398)  (347,140)
                                              ---------   ---------  ---------
    Net increase (decrease) in cash.........     23,773     165,213    (15,469)
Cash and cash equivalents at beginning of
 period.....................................     23,310      23,310     47,083
                                              ---------   ---------  ---------
Cash and cash equivalents at end of period..  $  47,083   $ 188,523  $  31,614
                                              =========   =========  =========
Supplemental disclosure of cash flow
 information:
Cash paid during the period for interest....  $  10,057   $   1,374  $     198
                                              =========   =========  =========
 Reduction for the period in rights to and
  obligations for equipment under financing
  contracts, net............................  $  59,892   $     --   $ 842,607
                                              =========   =========  =========


            See accompanying notes to combined financial statements.

                 5-L CORPORATION AND ADP TRANSPORT, INC.

                  NOTES TO COMBINED FINANCIAL STATEMENTS

                            DECEMBER 31, 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  5-L Corporation (5-L) was founded in 1993 and its primary business is coordinating the transport of vehicles for auto auctions, leasing companies, auto dealers, manufacturers and individuals. It operates throughout the continental United States via a network of independently contracted carriers. ADP Transport, Inc. (ADP) was founded in 1997 and acts as an agent for independent carriers by securing and servicing transport equipment lease agreements. Both companies" operations are headquartered in Westminster, Colorado.

 (b) Principles of Combination

  The combined financial statements include the financial statements of 5-L and ADP, the "Company" when referred to collectively. The accompanying financial statements are presented on a combined basis because 5-L and ADP are under common management. All significant intercompany balances and transactions have been eliminated.

 (c) Revenue Recognition

  5-L operates as one segment related to the transportation of vehicles for customers such as auto auctions, leasing companies, auto dealers, manufacturers and individuals. Transport revenue and related direct expenses are recognized when the service originates, which does not differ significantly from the amounts that would be recognized as the service is performed.

  ADP's revenue is derived from service fees associated with the administration of equipment lease agreements for certain independent carriers of 5-L. For a monthly fee, ADP performs administrative functions relating to the leased equipment, such as monthly payment processing and procurement of insurance coverage on behalf of the carrier/lessee. Service revenues are recognized when services are performed. Cost of sales and operating expenses associated with the service revenues are nominal.

 (d) Cash and Cash Equivalents

  Cash and cash equivalents consist of bank accounts and certificates of deposit with an initial term of less than three months. For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

 (e) Goodwill

  Goodwill represents the excess of purchase price over fair value of net assets acquired and is amortized on a straight-line basis over 15 years, which is the Company"s estimate of the expected periods to be benefited.

 (f) Accounting for Long-Lived Assets

  The Company reviews long-lived tangible and intangible assets including rights to equipment under financing contracts for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to the future net cash flows expected to be generated by the asset. The impairment, if any, is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets.

                    5-L CORPORATION AND ADP TRANSPORT, INC.

 (g) Other Assets

  Other assets consist principally of deposits made by the Company to secure office facilities and surety bonding.

 (h) Income Taxes

  Both 5-L and ADP are operated as S-corporations for federal and state income tax purposes and all corporate earnings flow through and are taxed solely at the stockholder level. Accordingly, no income tax expense has been recorded for the year ended December 31, 1997. The tax basis of the Company's assets and liabilities does not differ materially from their recorded values at December 31, 1997.

 (i) Fair Value of Financial Instruments

  The carrying values of the Company's financial instruments, which are comprised mainly of receivables and payables, approximate their fair values.

 (j) Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ significantly from those estimates.

 (k) Interim Combined Financial Statements

  The interim financial information included in these combined financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

(2) EQUIPMENT UNDER FINANCING CONTRACTS

  ADP has guaranteed lease obligations for certain independent carriers who lease the equipment from financing companies. The guarantee includes payment of the monthly installments should the primary lessee default, as well as a specified minimum residual value at the end of the lease term. In return for the lease guarantee, the independent carrier agrees to subcontract the equipment to 5-L for the duration of the lease term. For accounting purposes, the Company has recorded the rights to the equipment and the corresponding obligation under the equipment financing contracts. The recorded value of both the asset and liability related to the financing contracts is determined based on the present value of the future minimum installment payments and the guaranteed residual value using the rate implicit in the lease agreements.

  The following is a summary of obligations under equipment financing contracts at December 31, 1997:

   Year ending December 31:
     1998.......................................................... $  539,602
     1999..........................................................    539,602
     2000..........................................................    539,602
     2001..........................................................    965,760
     2002..........................................................        --
                                                                    ----------
   Total minimum obligations (includes residual guarantees of
    $519,989)......................................................  2,584,566
   Less: imputed interest (at rates from 7.25% to 10.50%)..........   (422,191)
                                                                    ----------
   Present value of future minimum obligations, $382,246 of which is included in current assets and liabilities at December 31,
    1997........................................................... $2,162,375
                                                                    ==========

  During 1997, installment payments of $93,626 related to the obligations for equipment under financing contracts are included in cost of revenue. Of this amount, $33,734 represents interest charges. These amounts

                    5-L CORPORATION AND ADP TRANSPORT, INC.

were withheld from the amounts paid to the respective independent contractors and remitted directly to the financing companies.

  Subsequent to December 31, 1997, the Company entered into agreements whereby they guaranteed monthly payments and minimum residual values on seven additional leases, the terms of which are consistent with those described above. The value of the assets and corresponding liabilities recorded in connection with these additional agreements is approximately $1,094,000.

(3) LEASES

  5-L is committed under a non-cancellable operating lease for office space. The future minimum lease payments at December 31, 1997 are as follows:

Year ending December 31:
  1998................................................................. $31,808
  1999.................................................................  21,623
  2000.................................................................     --
  2001.................................................................     --
  2002.................................................................     --
                                                                        -------
Total minimum lease payments........................................... $53,431
                                                                        =======

(4) EMPLOYEE BENEFITS

  5-L has a simplified employee pension plan (Plan) pursuant to Section 408(k) of the Internal Revenue Code. The Plan provides for discretionary employer contributions for employees who have completed two years of service with 5-L. Employees are immediately vested in all balances. For 1997, 5-L made contributions of $52,695 to the Plan.

(5) RELATED PARTY TRANSACTIONS

  During 1997, 5-L paid $9,995 in interest related to notes payable to stockholders. The notes were repaid in 1997.

(6) CONTINGENT LIABILITIES

  Various claims arise against the Company during the normal course of business. In the opinion of management, liabilities, if any, arising from proceedings would not have a material effect on the financial statements.

(7) SUBSEQUENT EVENT

  On June 12, 1998 all of the outstanding stock of 5-L and ADP was sold to United Road Services, Inc. The sales transaction, affected through a combination of cash and common stock of United Road Services, Inc., will be accounted for as a purchase. The selling price of 5-L and ADP exceeds their combined net assets as of December 31, 1997.

                         INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
Car Transporters Corporation:

  We have audited the accompanying balance sheet of Car Transporters Corporation (a wholly-owned subsidiary of Automotive Services, Inc.) as of December 31, 1997, and the related statements of operations, stockholder's deficit, and cash flows for the year then ended. These financial statements are the responsibility of Car Transporters Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Car Transporters Corporation (a wholly-owned subsidiary of Automotive Services, Inc.) as of December 31, 1997, and the results of its operations, and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Portland, Oregon
August 19, 1998

                          CAR TRANSPORTERS CORPORATION
            (A WHOLLY-OWNED SUBSIDIARY OF AUTOMOTIVE SERVICES, INC.)

                                 BALANCE SHEETS

                                                       DECEMBER 31,  JUNE 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
 Cash.................................................  $   73,964  $      --
 Trade accounts receivable, net of allowance for
  doubtful accounts of $5,893 for December 31, 1997
  and June 30, 1998...................................     683,474     892,437
Prepaid insuance......................................      44,189         --
Other prepaid expenses................................      82,169      66,224
                                                        ----------  ----------
    Total current assets..............................     883,796     958,661
Property and equipment, net...........................   1,805,508   2,492,549
Other assets, net.....................................      10,707     525,207
                                                        ----------  ----------
    Total assets......................................  $2,700,011  $3,976,417
                                                        ==========  ==========
        LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
 Bank overdraft.......................................  $      --   $  195,992
 Current installments of long-term debt...............     411,300   4,917,491
 Current installments of obligations under capital
  leases..............................................     152,136     321,991
 Borrowings under lines of credit.....................     753,743     594,286
 Accounts payable.....................................   1,416,318   1,776,398
 Accrued liabilities..................................     316,567     370,278
 Accrued claims.......................................     169,301     107,890
                                                        ----------  ----------
    Total current liabilities.........................   3,219,365   8,284,326
Long-term liabilities:
 Long-term debt, excluding current installments.......   3,275,118         --
 Obligations under capital leases, excluding current
  installments........................................     175,267         --
                                                        ----------  ----------
    Total liabilities.................................   6,669,750   8,284,326
                                                        ----------  ----------
Stockholder's deficit:
 Common stock, $10 par value. Authorized 1,000 shares;
  issued and outstanding 1,000 shares.................      10,000      10,000
 Retained deficit.....................................  (3,979,739) (4,317,909)
                                                        ----------  ----------
    Total stockholder's deficit.......................  (3,969,739) (4,307,909)
                                                        ----------  ----------
    Total liabilities and stockholder's deficit.......  $2,700,011  $3,976,417
                                                        ==========  ==========

                See accompanying notes to financial statements.

                          CAR TRANSPORTERS CORPORATION
            (A WHOLLY-OWNED SUBSIDIARY OF AUTOMOTIVE SERVICES, INC.)

                            STATEMENTS OF OPERATIONS

                                                             SIX-MONTHS
                                            YEAR ENDED      ENDED JUNE 30
                                           DECEMBER 31, ----------------------
                                               1997        1997        1998
                                           ------------ ----------  ----------
                                                             (UNAUDITED)
Net revenue...............................  $6,676,340  $3,436,357  $4,499,480
Cost of revenue...........................   5,708,638   3,018,772   3,861,840
                                            ----------  ----------  ----------
    Gross profit..........................     967,702     417,585     637,640
Selling, general and administrative
 expenses.................................     829,859     272,833     623,053
                                            ----------  ----------  ----------
    Income from operations................     137,843     144,752      14,587
Other income (expense):
 Interest expense, net....................    (737,894)   (425,884)   (299,331)
 Gain on sale of equipment................      21,571         --          --
 Penalty and late charges on debt, net....    (199,510)        --      (53,426)
                                            ----------  ----------  ----------
    Loss before provision for income
     taxes................................    (777,990)   (281,132)   (338,170)
Provision for income taxes................         --          --          --
                                            ----------  ----------  ----------
    Net loss..............................  $ (777,990) $ (281,132) $ (338,170)
                                            ==========  ==========  ==========


                See accompanying notes to financial statements.

                          CAR TRANSPORTERS CORPORATION
            (A WHOLLY-OWNED SUBSIDIARY OF AUTOMOTIVE SERVICES, INC.)

                      STATEMENTS OF STOCKHOLDER'S DEFICIT

                                                                      TOTAL
                                             COMMON   RETAINED    STOCKHOLDER'S
                                              STOCK    DEIFICT       DEFICIT
                                             ------- -----------  -------------
Balance at December 31, 1996................ $10,000 $(3,201,749)  $(3,191,749)
Net loss....................................     --     (777,990)     (777,990)
                                             ------- -----------   -----------
Balance at December 31, 1997................  10,000  (3,979,739)   (3,969,739)
Net loss--six-months ended June 30, 1998
 (unaudited)................................     --     (338,170)     (338,170)
                                             ------- -----------   -----------
Balance at June 30, 1998 (unaudited)........ $10,000 $(4,317,909)  $(4,307,909)
                                             ======= ===========   ===========





                See accompanying notes to financial statements.

                          CAR TRANSPORTERS CORPORATION
            (A WHOLLY-OWNED SUBSIDIARY OF AUTOMOTIVE SERVICES, INC.)

                            STATEMENTS OF CASH FLOWS

                                                              SIX-MONTHS
                                            YEAR ENDED       ENDED JUNE 30
                                           DECEMBER 31,  ----------------------
                                               1997        1997        1998
                                           ------------  ---------  -----------
                                                              (UNAUDITED)
Cash flows from operating activities:
 Net loss................................. $  (777,990)  $(281,132) $  (338,170)
 Adjustments to reconcile net loss to net
  cash provided by (used in) operating
  activities:
  Depreciation and amortization...........     355,246     160,579      215,273
  Amortization of non-compete.............      13,200       1,320          --
  Gain on sale of equipment...............     (21,571)        --           --
  Changes in current assets and
   liabilities:
   Increase in accounts receivable, net...    (649,969)   (695,354)    (208,963)
   Decrease (increase) in prepaid
    insurance and other prepaid expenses..     (12,631)   (150,484)      60,134
   Increase (decrease) in accounts
    payable...............................    (150,946)    247,789      360,080
   Increase (decrease) in accrued
    liabilities...........................     (75,100)   (270,260)      53,711
   Decrease in accrued claims.............     (27,951)     (8,146)     (61,411)
                                           -----------   ---------  -----------
    Net cash (used in) provided by
     operating activities.................  (1,347,712)   (995,688)      80,654
                                           -----------   ---------  -----------
Cash flows from investing activities:
 Purchase of property and equipment.......      (7,733)        --           --
 Proceeds from sale of equipment..........      39,634         --           --
 Decrease in other assets.................      (1,107)        --        (3,500)
 Cash paid for acquisitions...............         --          --    (1,413,314)
                                           -----------   ---------  -----------
    Net cash provided by (used in)
     investing activities.................      30,794         --    (1,416,814)
                                           -----------   ---------  -----------
Cash flows from financing activities:
 Proceeds from long-term debt.............   1,460,293     742,105    1,650,000
 Payments on long-term debt, notes payable
  and capital lease obligations...........    (662,462)   (276,026)    (424,339)
 Net borrowings under lines of credit.....     753,743     644,662     (159,457)
 Decrease in bank overdrafts..............    (199,521)   (153,882)     195,992
 Decrease in notes receivable.............      37,836      37,836          --
                                           -----------   ---------  -----------
    Net cash provided by financing
     activities...........................   1,389,889     994,695    1,262,196
                                           -----------   ---------  -----------
    Net increase (decrease) in cash.......      72,971        (993)     (73,964)
Cash at beginning of period...............         993         993       73,964
                                           -----------   ---------  -----------
Cash at end of period..................... $    73,964   $     --   $       --
                                           ===========   =========  ===========
Supplemental disclosure of cash flow
 information:
 Cash paid for interest................... $   741,058   $ 431,402  $   299,331
                                           ===========   =========  ===========

                See accompanying notes to financial statements.

                         CAR TRANSPORTERS CORPORATION

         (A WHOLLY-OWNED SUBSIDIARY OF AUTOMOTIVE SERVICES, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Description of Business

  Car Transporters Corporation (CTC) is a Washington Corporation founded in 1980 and is a wholly-owned subsidiary of Automotive Services, Inc. a Washington Corporation. CTC's primary business is transporting vehicles for dealers, leasing companies, auction companies and long-haul transporters in the Western United States. CTC operates approximately 60 vehicles. These financial statements include all costs of doing business of CTC.

 Unaudited Information

  The financial information included herein for the six-month periods ended June 30, 1997 and 1998 is unaudited; however, such information reflects all adjustments consisting only of normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

 Revenue Recognition

  CTC operates as one segment related to the transportation of vehicles and equipment for customers.

  CTC's revenue is derived from customers who require transport of vehicles and equipment. Transport revenue is recognized upon the delivery of the vehicles and equipment to their final destination. Expenses related to the generation of revenue are recognized as incurred.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation and amortization is determined for financial statement purposes using the straight-line method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases if shorter. For financial statement purposes, CTC provides for depreciation of property and equipment over the following estimated useful lives:

      Machinery and equipment....................................... 10-20 years
      Leasehold improvements........................................    10 years
      Furniture and fixtures........................................ 10-20 years

 Fair Value of Financial Instruments

  The Company's financial instruments consist of cash, accounts receivable, accounts payable and debt instruments. At December 31, 1997, the fair value of the Company's receivables approximated carrying value. At December 31, 1997, the fair value of the Company's debt instruments was approximately $3,000,000.


 Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                          CAR TRANSPORTERS CORPORATION
            (A WHOLLY-OWNED SUBSIDIARY OF AUTOMOTIVE SERVICES, INC.)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


 Accrued Claims

  CTC is responsible for damage incurred while transporting vehicles to their final destination. Damage incurred is identified upon delivery at final destination and CTC reimburses for the cost of repairs.

 Use of Estimates

  Management of CTC has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2) PROPERTY AND EQUIPMENT

  Property and equipment at December 31, 1997 consist of the following:

   Machinery and equipment......................................... $ 3,251,888
   Leasehold improvements..........................................      12,568
   Furniture and fixtures..........................................      26,498
                                                                    -----------
                                                                      3,290,954
   Less accumulated depreciation and amortization..................  (1,485,446)
                                                                    -----------
                                                                    $ 1,805,508
                                                                    ===========

  Depreciation and amortization of property and equipment in 1997 totaled $355,246. CTC held equipment under capital leases of $728,571 at December 31, 1997.

(3) LINE OF CREDIT

  CTC has a line of credit to borrow up to $1,000,000 which is secured by eligible accounts receivable. Interest is charged at prime plus 6% (14.5% at December 31, 1997).

(4) DEBT

   Long-term debt consists of the following at December 31, 1997:
    Note payable to lending institution, payable in monthly
     installments plus interest of 16% through 2001. This note is secured by various equipment.................................. $  330,000
    Various notes payable due in varying amounts with maturities ranging from December of 2000 to December of 2005 with
     interest ranging from 8% to 16%. These notes are secured by various equipment.............................................  1,171,146
    Note payable to lending institution, payable in monthly
     installments plus interest of 18% through 2002................    600,000
    Various unsecured notes payable, due in varying amounts with maturities ranging from December of 1998 to December of 2002 with interest ranging from 9.25% to 36%.......................  1,585,272
                                                                    ----------
       Total long-term debt........................................  3,686,418
   Less current portion............................................   (411,300)
                                                                    ----------
                                                                    $3,275,118
                                                                    ==========

  (See Footnote 9 for subsequent event)

                       CAR TRANSPORTERS CORPORATION

         (A WHOLLY-OWNED SUBSIDIARY OF AUTOMOTIVE SERVICES, INC.)

                NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


(5) CAPITAL LEASE OBLIGATIONS

  CTC leases certain vehicles under capital leases.

  At December 31, 1997 obligations under capital leases consist of the following:

Three capital leases net of interest, payable in monthly
 installments bearing interest at 11.5% through 2001. These leases are secured by the respective trucks and trailers acquired under the capital lease. ...............................................  $ 353,544
Capital lease net of interest, payable in monthly installments bearing interest at 18% through 2001. This lease is secured by the
 truck and trailer acquired under the capital lease. ..............     82,070
                                                                     ---------
                                                                       435,614
Less amount that represents imputed interest.......................   (108,211)
                                                                     ---------
                                                                       327,403
                                                                     ---------
Less current portion...............................................   (152,136)
                                                                     ---------
                                                                     $ 175,267
                                                                     =========

  (See Footnote 9 for subsequent event)

(6) OPERATING LEASES

  CTC leases certain land and buildings used for its operations under operating lease agreements expiring in 2006. Total rent expense for 1997 was $60,989.

  Future annual minimum operating lease payments at December 31, 1997 are:

   1998................................................................ $ 61,506
   1999................................................................   63,350
   2000................................................................   65,244
   2001................................................................   67,198
   2002................................................................   69,212
   Thereafter..........................................................  281,931
                                                                        --------
                                                                        $608,441
                                                                        ========

(7) INCOME TAXES

  The Company incurred a loss for both financial reporting and tax return purposes and as such, there was no current or deferred tax provision for the year ended December 31, 1997.

  At December 31, 1997, CTC's long-term deferred tax asset/liability consists of:

   Deferred tax asset:
     Net operating loss carryforward................................ $1,614,089
   Deferred tax liability:
     Fixed assets, due to depreciation..............................    259,360
                                                                     ----------
       Net..........................................................  1,354,729
   Valuation allowance.............................................. (1,354,729)
                                                                     ----------
       Total........................................................ $      --
                                                                     ==========

                       CAR TRANSPORTERS CORPORATION

         (A WHOLLY-OWNED SUBSIDIARY OF AUTOMOTIVE SERVICES, INC.)

                NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


  CTC's net operating loss carryforwards (NOL's) of approximately $4,747,000 expire at various times in the future. At December 31, 1997, a valuation allowance has been provided against the deferred tax assets, as it is uncertain that the deferred tax assets will be realized since the Company has incurred substantial operating losses.

  The following table reconciles the expected tax benefit (expense) at the Federal statutory tax rate to the actual tax provision:

   Federal statutory rate............................................ $ 264,517
   NOL's for which no benefit is recognized..........................  (264,517)
                                                                      ---------
     Provision for income taxes...................................... $     --
                                                                      =========

(8) SIGNIFICANT CUSTOMER

  CTC has one significant customer that accounts for approximately 30% of total sales. As of December 31, 1997 this customer had an outstanding accounts receivable balance of $302,004.

(9) SUBSEQUENT EVENTS

  During February of 1998, the Company acquired equipment from Spokane Auto Transport for approximately $865,000 of cash. The aggregate purchase price, over the fair value of equipment acquired of approximately $361,000, was recognized as goodwill and is being amortized over 15 years on a straight-line basis. In March of 1998, the Company acquired equipment from All West Auto Transport for $550,000 of cash. The aggregate purchase price, over the fair value of equipment acquired of approximately $150,000, was recognized as goodwill and is being amortized over 15 years on a straight-line basis. These assets were included in the sale to United Road Services, Inc.

  During July 1998, CTC completed an asset purchase transaction with United Road Services, Inc. (URS) whereby CTC sold all of its assets, properties and business to URS. URS also assumed all current liabilities and indebtedness of CTC. The assets sold to URS included receivables, fixed assets and tangible personal property, customer accounts, cash and cash equivalents, prepaids, leasehold interests, proprietary rights, licenses and permits and other assets.

  Subsequent to the closing of the asset purchase transaction, URS has paid off all outstanding indebtedness.

                         INDEPENDENT AUDITORS' REPORT

The Stockholders
Schroeder Auto Carriers, Inc.:

  We have audited the accompanying balance sheet of Schroeder Auto Carriers, Inc. as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of Schroeder Auto Carriers, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Schroeder Auto Carriers, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Denver, Colorado
August 13, 1998

                         SCHROEDER AUTO CARRIERS, INC.

                                 BALANCE SHEET

                        ASSETS
                                                       DECEMBER 31,  JUNE 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
Current assets:
 Cash.................................................  $   54,216  $  107,504
 Trade accounts receivable, net of allowance for
  doubtful accounts of $78,215 and $62,871,
  respectively........................................     736,954     744,798
 Accounts receivable from employees...................       4,207       8,381
 Prepaid expenses.....................................       3,300      39,309
                                                        ----------  ----------
    Total current assets..............................     798,677     899,992
 Property and equipment, net..........................     738,109   1,166,502
                                                        ----------  ----------
    Total assets......................................  $1,536,786  $2,066,494
                                                        ==========  ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current installments of long-term debt...............  $   25,087  $   93,852
 Accounts payable.....................................     116,068     158,287
 Accrued payroll and related costs....................      26,852      56,201
 Current portion of notes payable to related parties..     180,000     180,000
                                                        ----------  ----------
    Total current liabilities.........................     348,007     488,340
Long-term debt, excluding current installments........     101,895     340,882
Notes payable to related parties......................      25,000         --
                                                        ----------  ----------
    Total liabilities.................................     474,902     829,222
                                                        ----------  ----------
Stockholders' equity:
 Common stock, $1 par value. 700,000 shares
  authorized; 35,000 shares issued and outstanding....      35,000      35,000
 Retained earnings....................................   1,026,884   1,202,272
                                                        ----------  ----------
    Total stockholders' equity........................   1,061,884   1,237,272
                                                        ----------  ----------
    Total liabilities and stockholders' equity........  $1,536,786  $2,066,494
                                                        ==========  ==========


                See accompanying notes to financial statements.

                         SCHROEDER AUTO CARRIERS, INC.

                            STATEMENT OF OPERATIONS

                                                             SIX-MONTHS
                                            YEAR ENDED      ENDED JUNE 30
                                           DECEMBER 31, ----------------------
                                               1997        1997        1998
                                           ------------ ----------  ----------
                                                             (UNAUDITED)
Net revenue...............................  $5,799,071  $2,727,236  $3,168,786
Cost of revenue...........................   4,567,940   2,086,816   2,536,525
                                            ----------  ----------  ----------
    Gross profit..........................   1,231,131     640,420     632,261
Selling, general and administrative
 expenses.................................     888,887     395,454     395,870
                                            ----------  ----------  ----------
    Income from operations................     342,244     244,966     236,391
                                            ----------  ----------  ----------
Other income (expense):
 Interest expense.........................     (31,235)    (14,921)    (17,979)
 Gain on sale of assets...................       9,431         --          --
 Other....................................       3,507       2,602       1,021
                                            ----------  ----------  ----------
    Net income............................  $  323,947  $  232,647  $  219,433
                                            ==========  ==========  ==========



                See accompanying notes to financial statements.

                         SCHROEDER AUTO CARRIERS, INC.

                     STATEMENT OF STOCKHOLDERS' EQUITY

                                                                     TOTAL
                                             COMMON  RETAINED    STOCKHOLDERS'
                                              STOCK   EARNINGS       EQUITY
                                             ------- ----------  --------------
BALANCES AT JANUARY 1, 1997................. $35,000 $  767,293    $  802,293
Net income--1997............................     --     323,947       323,947
Distribution to stockholders................     --     (64,356)      (64,356)
                                             ------- ----------    ----------
BALANCES AT DECEMBER 31, 1997...............  35,000  1,026,884     1,061,884
Net income--six-months ended June 30, 1998
 (unaudited)................................     --     219,433       219,433
Distribution to stockholders--six-months
 ended June 30, 1998 (unaudited)............     --     (44,045)      (44,045)
                                             ------- ----------    ----------
BALANCE AT JUNE 30, 1998 (UNAUDITED)........ $35,000 $1,202,272    $1,237,272
                                             ======= ==========    ==========



                See accompanying notes to financial statements.

                         SCHROEDER AUTO CARRIERS, INC.

                            STATEMENT OF CASH FLOWS

                                                             SIX-MONTHS
                                             YEAR ENDED     ENDED JUNE 30
                                             DECEMBER 31 --------------------
                                                1997       1997       1998
                                             ----------- ---------  ---------
                                                             (UNAUDITED)
Cash flows from operating activities:
 Net income.................................  $ 323,947  $ 232,647  $ 219,433
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation..............................     69,682     33,393     43,104
  Gain on sale of assets....................     (9,431)       --         --
  Increase in trade accounts receivable.....   (178,667)   (99,663)   (12,018)
  Decrease in accounts receivable from
   employees................................      5,954        --         --
  Decrease (increase) in prepaid expenses...      6,899    (21,186)   (36,009)
  (Decrease) increase in accounts payable...    (54,881)   (60,531)    42,219
  Increase in accrued payroll and related
   costs....................................      9,507        492     29,349
                                              ---------  ---------  ---------
    Net cash provided by operating
     activities.............................    173,010     85,152    286,078
                                              ---------  ---------  ---------
Cash flows from investing activities:
 Proceeds from sale of assets...............     15,000        --         --
 Purchases of property and equipment........   (221,829)  (168,500)  (471,497)
                                              ---------  ---------  ---------
    Net cash used in investing activities...   (206,829)  (168,500)  (471,497)
                                              ---------  ---------  ---------
Cash flows from financing activities:
 Proceeds from long-term debt...............    142,000    142,000    450,512
 Principal payments on long-term debt.......   (139,646)   (41,077)  (142,760)
 Distributions to stockholders..............    (64,356)   (50,000)   (44,045)
 Proceeds from notes payable to related
  parties...................................    205,000    170,000        --
 Principal payments on notes payable to
  related parties...........................   (160,000)  (160,000)   (25,000)
                                              ---------  ---------  ---------
    Net cash (used in) provided by financing
     activities.............................    (17,002)    60,923    238,707
                                              ---------  ---------  ---------
    Net (decrease) increase in cash.........    (50,821)   (22,425)    53,288
Cash at beginning of period.................    105,037    105,037     54,216
                                              ---------  ---------  ---------
Cash at end of period.......................  $  54,216  $  82,612  $ 107,504
                                              =========  =========  =========
Supplemental disclosure of cash flow
 information--cash paid during the period
 for interest...............................  $  31,235  $  14,921  $  17,979
                                              =========  =========  =========


                See accompanying notes to financial statements.

                      SCHROEDER AUTO CARRIERS, INC.

                      NOTES TO FINANCIAL STATEMENTS

                            DECEMBER 31, 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Schroeder Auto Carriers, Inc. (the Company) was founded in 1990 and provides vehicle transport services for auto auctions, leasing companies, auto dealers and individuals. The Company owns and operates approximately 35 vehicles throughout 27 states in the western region of the United States. The Company also uses, on a limited basis, independent contractors who have their own equipment. The independent contractors operate under a carrier agreement when performing transport services for the Company. The Company is headquartered in Henderson, Colorado and also maintains a satellite facility in Salt Lake City, Utah.

 (b) Revenue Recognition

  Revenue is recognized upon the delivery of the vehicles to their final destination. Expenses related to the generation of revenue are recognized as incurred.

 (c) Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method over the following estimated useful lives of the individual assets.

      Transportation equipment......................................... 15 years
      Vehicles.........................................................  5 years
      Office equipment.................................................  7 years

 (d) Income Taxes

  The Company operates as an S-corporation for federal and state income tax purposes and all corporate earnings flow through and are taxed solely at the stockholder level. Accordingly, no income tax expense has been recorded for the year ended December 31, 1997.

 (e) Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ significantly from those estimates.

 (f) Fair Value of Financial Instruments

  The carrying values of the Company's financial instruments, which are comprised mainly of receivables and payables, approximate their fair values.

 (g) Interim Financial Statements

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

                      SCHROEDER AUTO CARRIERS, INC.

(2) PROPERTY AND EQUIPMENT

    Property and equipment at December 31, 1997 consists of the following:

   Transportation equipment.......................................... $ 845,138
   Vehicles..........................................................    62,144
   Office equipment..................................................    54,297
                                                                      ---------
       Total.........................................................   961,579
   Less: accumulated depreciation....................................  (223,470)
                                                                      ---------
                                                                      $ 738,109
                                                                      =========

  Depreciation of property and equipment in 1997 totaled $69,682.

(3) INDEBTEDNESS

  The Company has a note payable to First Security Bank payable in monthly installments of $2,958, including interest at 9%, maturing April 2002. The remaining balance on the note at December 31, 1997 is $126,982; $25,087 of which is classified in current liabilities.

  The Company has a note payable to stockholders of $180,000, payable in a lump sum on August 15, 1998. The note bears interest at 8.75% per annum which is paid monthly. In addition, the Company has a note payable to other related parties of $25,000, payable in a lump sum on June 1, 1999. The note bears interest at 10% per annum, paid monthly. For 1997, interest expense on the above notes was $18,250.

  Debt maturities at December 31 are as follows:

   1998................................................................ $205,087
   1999................................................................   52,441
   2000................................................................   30,017
   2001................................................................   32,830
   2002................................................................   11,607
                                                                        --------
     Total............................................................. $331,982
                                                                        ========

(4) LEASES

  The Company leases their main facility from a related party. The lease is a non-cancelable operating lease with future minimum lease payments at December 31, 1997 as follows:

   Year ending December 31:
   1998............................................................. $   96,000
   1999.............................................................     96,000
   2000.............................................................     96,000
   2001.............................................................     96,000
   2002.............................................................     96,000
   Thereafter.......................................................  1,264,000
                                                                     ----------
     Total minimum lease payments................................... $1,744,000
                                                                     ==========

  Total rent expense for 1997, all of which was paid to a related party, was $96,900.

                      SCHROEDER AUTO CARRIERS, INC.

(5) INCOME TAXES

  As the Company uses accelerated methods of depreciation for income tax purposes, the recorded values of property and equipment are approximately $423,000 higher than those used for tax purposes at December 31, 1997. Depreciation expense reported for tax purposes for 1997 was approximately $152,000 higher than the amount recorded for book purposes. The tax basis of all other assets and liabilities does not differ materially from their recorded values at December 31, 1997.

(6) CONTINGENT LIABILITIES

  Various claims arise against the Company during the normal course of business. In the opinion of management, liabilities, if any, arising from proceedings would not have a material effect on the financial statements.

(7) SUBSEQUENT EVENT

  On July 1, 1998 all of the outstanding stock of the Company was sold to United Road Service, Inc. The sales transaction will be accounted for as a purchase.

                         INDEPENDENT AUDITORS' REPORT

The Stockholder
Keystone Towing, Inc.:

  We have audited the accompanying balance sheets of Keystone Towing, Inc. ("Keystone") as of December 31, 1996 and 1997, and the related statements of operations, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of Keystone's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Keystone Towing, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Albany, New York
January 16, 1998,
except as to note 13(b),
which is as of May 6, 1998

                             KEYSTONE TOWING, INC.

                                 BALANCE SHEETS

                                                    DECEMBER 31
                                                -------------------  JUNE 30,
                                                  1996      1997       1998
                                                -------- ---------- -----------
                                                                    (UNAUDITED)
                    ASSETS
Current assets:
  Cash......................................... $193,165 $   71,634 $  100,312
  Trade accounts receivable....................   97,368    167,192    151,677
  Accounts receivable from employees...........    3,443      2,989      3,640
  Inventory....................................   15,000     60,990     60,510
  Note receivable--other.......................      --       5,000     87,110
  Prepaid and other current assets (note 2)....   47,684     98,111     82,958
                                                -------- ---------- ----------
    Total current assets.......................  356,660    405,916    486,207
Property and equipment, net (notes 3, 6 and
 7)............................................  598,850  1,038,776  1,044,167
Other non-current assets (note 4)..............      --      82,256     84,858
                                                -------- ---------- ----------
    Total assets............................... $955,510 $1,526,948 $1,615,232
                                                ======== ========== ==========
     LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current installments of notes payable (note
   6).......................................... $ 94,782 $  278,765 $  337,181
  Borrowings under lines of credit (note 6)....    7,558     73,297     96,847
  Current installment of note payable to
   stockholder (notes 6 and 10)................   31,724     35,046     33,337
  Accounts payable.............................   88,176    200,779    215,401
  Accrued payroll and related costs............   53,309     52,157     61,787
  Payable to affiliate (note 10)...............      --      40,909        --
  Other liabilities (note 5)...................  301,965    326,778    367,220
                                                -------- ---------- ----------
    Total current liabilities..................  577,514  1,007,731  1,111,773
Long-term liabilities:
  Notes payable, excluding current installments
   (note 6)....................................  156,940    349,982    349,492
  Note payable to stockholder, excluding
   current installments (notes 6 and 10).......   50,314     15,268        --
                                                -------- ---------- ----------
    Total liabilities..........................  784,768  1,372,981  1,461,265
                                                -------- ---------- ----------
Stockholder's equity:
  Common stock, $2.00 par value. Authorized
   100,000 shares; issued and outstanding
   10,000 shares in 1996 and 1997..............   20,000     20,000     20,000
  Retained earnings............................  150,742    133,967    133,967
                                                -------- ---------- ----------
    Total stockholder's equity.................  170,742    153,967    153,967
                                                -------- ---------- ----------
    Total liabilities and stockholder's
     equity.................................... $955,510 $1,526,948 $1,615,232
                                                ======== ========== ==========

                See accompanying notes to financial statements.

                             KEYSTONE TOWING, INC.

                            STATEMENTS OF OPERATIONS

                                                             SIX-MONTHS
                              YEAR ENDED DECEMBER 31        ENDED JUNE 30
                              ------------------------  ----------------------
                                 1996         1997         1997        1998
                              -----------  -----------  ----------  ----------
                                                             (UNAUDITED)
Net revenue.................. $ 3,369,354  $ 3,943,073  $1,926,852  $1,998,098
Cost of revenue..............   2,132,646    2,606,452   1,204,688   1,329,626
                              -----------  -----------  ----------  ----------
    Gross profit.............   1,236,708    1,336,621     722,164     668,472
Selling, general and
 administrative expenses.....     934,105    1,140,252     592,958     651,884
                              -----------  -----------  ----------  ----------
    Income from operations...     302,603      196,369     129,206      16,588
                              -----------  -----------  ----------  ----------
Other income (expense):
  Interest expense...........     (28,067)     (71,451)    (29,178)    (26,110)
  Interest income............       2,534        1,556         --          --
  Gain on sale of assets.....         --        36,275      36,275         --
  Other (note 10)............         --        76,312      38,156      94,244
                              -----------  -----------  ----------  ----------
    Net income............... $   277,070  $   239,061  $  174,459  $   84,722
                              ===========  ===========  ==========  ==========


                See accompanying notes to financial statements.

                             KEYSTONE TOWING, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                      TOTAL
                                               COMMON  RETAINED   STOCKHOLDER'S
                                                STOCK  EARNINGS      EQUITY
                                               ------- ---------  -------------
Balance at December 31, 1995.................. $20,000 $  88,465    $ 108,465
Net income--1996..............................     --    277,070      277,070
Owner Distribution............................     --   (214,793)    (214,793)
                                               ------- ---------    ---------
Balance at December 31, 1996..................  20,000   150,742      170,742
Net income--1997..............................     --    239,061      239,061
Owner distribution............................     --   (255,836)    (255,836)
                                               ------- ---------    ---------
Balance at December 31, 1997..................  20,000   133,967      153,967
Net income--six-months ended June 30, 1998
 (unaudited)..................................     --     84,722       84,722
Owner distribution--six-months ended June 30,
 1998 (unaudited).............................     --    (84,722)     (84,722)
                                               ------- ---------    ---------
Balance at June 30, 1998 (unaudited).......... $20,000 $ 133,967    $ 153,967
                                               ======= =========    =========



                See accompanying notes to financial statements.

                             KEYSTONE TOWING, INC.

                            STATEMENTS OF CASH FLOWS

                                        YEAR ENDED            SIX-MONTHS
                                        DECEMBER 31          ENDED JUNE 30
                                    --------------------  --------------------
                                      1996       1997       1997       1998
                                    ---------  ---------  ---------  ---------
                                                              (UNAUDITED)
Cash flows from operating
 activities:
  Net income....................... $ 277,070  $ 239,061  $ 174,459  $  84,722
  Adjustments to reconcile net
   income to net cash provided by
   operating activities, net of
   effects of acquisitions:
    Depreciation and amortization..   155,367    280,075     86,914    148,311
    Gain on sale of assets.........       --     (36,275)      (275)       --
    Decrease (increase) in trade
     accounts receivable...........   (11,892)   (69,824)   (26,251)    15,515
    Decrease (increase) in accounts
     receivable from employees.....    (2,015)       454         35       (651)
    Increase in inventory..........    (5,000)   (45,990)       --         --
    Decrease (increase) in prepaid
     and other current assets......    10,619    (50,427)  (138,568)    13,031
    Increase (decrease) in accounts
     payable.......................    48,580    112,603    (62,126)    14,622
    Increase (decrease) in accrued
     payroll and related costs.....    16,970     (1,152)    65,642      9,630
    Increase (decrease) in payable
     to affiliate..................       --      40,909        --     (40,909)
    Increase (decrease) in other
     liabilities...................    44,984     24,813    (45,334)    40,442
                                    ---------  ---------  ---------  ---------
      Net cash provided by
       operating activities........   534,683    494,247     54,496    284,713
                                    ---------  ---------  ---------  ---------
Cash flows from investing
 activities:
  Purchases of property and
   equipment.......................   (97,818)  (396,324)  (402,678)  (153,702)
  Proceeds from sale of assets.....       --      40,000      4,000        --
  Decrease (increase) in note
   receivable--other...............    24,351     (5,000)  (185,196)   (82,110)
                                    ---------  ---------  ---------  ---------
      Net cash used in investing
       activities..................   (73,467)  (361,324)  (583,874)  (235,812)
                                    ---------  ---------  ---------  ---------
Cash flows from financing
 activities:
  Proceeds from long-term debt.....       --      13,289    494,677    171,117
  Principal payments on long-term
   debt............................  (146,768)   (77,646)   (87,141)  (130,168)
  Borrowings on line of credit,
   net.............................     7,557     65,739     90,002     23,550
  Owner distributions..............  (214,793)  (255,836)  (150,094)   (84,722)
                                    ---------  ---------  ---------  ---------
      Net cash (used in) provided
       by financing activities.....  (354,004)  (254,454)   347,444    (20,223)
                                    ---------  ---------  ---------  ---------
Net increase (decrease) in cash....   107,212   (121,531)  (181,934)    28,678
Cash at beginning of period........    85,953    193,165    193,165     71,634
                                    ---------  ---------  ---------  ---------
Cash at end of period.............. $ 193,165  $  71,634  $  11,231  $ 100,312
                                    =========  =========  =========  =========
Supplemental disclosure of cash
 flow information:
  Cash paid during the period for:
    Interest....................... $  28,067  $  71,451  $  29,178  $  26,387
                                    =========  =========  =========  =========

                See accompanying notes to financial statements.

                             KEYSTONE TOWING, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Keystone Towing, Inc. ("Keystone") was founded in 1991. Keystone's primary business is towing, impounding and storing vehicles for municipal, governmental and commercial customers in Southern California. Keystone has one facility in Los Angeles. It operates approximately 20 vehicles. Keystone became an S-corporation under California law on June 3, 1993.

 (b) Revenue Recognition

  Keystone operates as one segment related to transportation of vehicles and equipment for customers.

  Keystone's revenue is derived from customers who require a towing service, fees related to the storage of vehicles that have been towed, and auction sales of unclaimed vehicles. Towing revenue is recognized at the completion of each towing engagement, storage fees are accrued over the period the vehicles are held in the impound facility, and revenue from auction sales are recorded when title to the vehicles has been transferred. Expenses related to the generation of revenue are recognized as incurred.

 (c) Inventories

  Inventories consist primarily of spare parts used for repair and maintenance of transportation equipment. Inventories are stated at the lower of cost or market.

 (d) Property and Equipment

  Property and equipment are stated at cost. Depreciation is determined for financial statement and tax purposes using the double-declining balance method over the estimated useful lives of the individual assets or, for leasehold improvements, over the terms of the related leases if shorter. For financial statement purposes, Keystone provides for depreciation of property and equipment over the following estimated useful lives:

   Automobiles and transportation equipment..........................    5 years
   Furniture and fixtures............................................  5-7 years
   Machinery and equipment...........................................  5-7 years
   Leasehold improvements............................................ 7-39 years

 (e) Fair Value of Financial Instruments

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to Keystone on bank loans with similar terms and maturities, the fair value of Keystone's financial instruments approximates their carrying values.

 (f) Income Taxes

  Effective June 3, 1993, Keystone elected to file its Federal income tax returns under the S-corporation provisions of the Internal Revenue Code and was granted S-corporation status for California state tax purposes. In accordance with the Federal provisions, corporate earnings flow through and are taxed solely at the stockholder level.

  Under the provisions of the California franchise tax law, S-corporation earnings are assessed a 1.5% surtax at the corporate level and flow through to the stockholder to be taxed at the individual level. Accordingly, no income tax expense has been recorded for the years ended December 31, 1996 and 1997.

                             KEYSTONE TOWING, INC.

 (g) Use of Estimates

  Management of Keystone has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (h) Interim Financial Statements

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

(2) PREPAID AND OTHER CURRENT ASSETS

  Prepaid and other current assets consists of:

                                                                  DECEMBER 31
                                                                ---------------
                                                                 1996    1997
                                                                ------- -------
   Prepaid insurance........................................... $ 6,750 $13,549
   Prepaid vehicle registration................................     --   22,010
   Miscellaneous deposits......................................  32,304  39,657
   Prepaid property taxes......................................   3,432   2,631
   Other.......................................................   5,198  20,264
                                                                ------- -------
                                                                $47,684 $98,111
                                                                ======= =======

(3) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                              DECEMBER 31
                                                         ----------------------
                                                            1996        1997
                                                         ----------  ----------
   Automobiles and transportation equipment............. $  578,891  $1,025,234
   Furniture and fixtures...............................    129,592     144,361
   Machinery and equipment..............................    240,653     270,163
   Leasehold improvements...............................    273,137     460,641
                                                         ----------  ----------
     Total..............................................  1,222,273   1,900,399
   Less accumulated depreciation and amortization.......   (623,423)   (861,623)
                                                         ----------  ----------
                                                         $  598,850  $1,038,776
                                                         ==========  ==========

  Depreciation and amortization of property and equipment in 1996 and 1997 totaled $155,367 and $274,259, respectively.

(4) OTHER NON-CURRENT ASSETS

  Other non-current assets consists of the following (see note 8):

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Goodwill........................................................   $85,572
   Covenant-not-to-compete.........................................     2,500
                                                                      -------
     Total.........................................................    88,072
   Less accumulated amortization...................................    (5,816)
                                                                      -------
                                                                      $82,256
                                                                      =======

                             KEYSTONE TOWING, INC.

  Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, and covenant-not-to-compete are amortized on a straight-line basis over fifteen and five years, respectively. Amortization expense for other non-current assets totaled $5,816 in 1997.

(5) OTHER LIABILITIES

  Other liabilities consists of:

                                                                 DECEMBER 31
                                                              -----------------
                                                                1996     1997
                                                              -------- --------
   Retirement savings plan payable........................... $ 70,964 $125,261
   Parking and other taxes payable(a)........................  123,647  107,734
   Lien sale payable(b)......................................   75,299   87,938
   Insurance premiums payable................................    3,745    4,220
   Other.....................................................   28,310    1,625
                                                              -------- --------
                                                              $301,965 $326,778
                                                              ======== ========

--------
(a) Parking and other taxes payable consist primarily of obligations to remit standard parking fees to the City of Los Angeles.
(b) Lien sale payables arise from Keystone's obligation to remit to the state a portion of proceeds generated by the sale of cars impounded by Keystone but left unclaimed.

(6) INDEBTEDNESS

  Keystone has available a $75,000 line of credit with a bank, expiring January 16, 1998. Interest is payable at 10.5%. Total borrowings under this unsecured line of credit as of December 31, 1996 and 1997 amounted to $7,558 and $73,297, respectively.

  Keystone's long-term debt consists of:

                                                               DECEMBER 31
                                                           --------------------
                                                             1996       1997
                                                           ---------  ---------
   Note payable to stockholder, payable in monthly
    installments of $3,208, including interest at 10.06%,
    maturing May 1999....................................  $  82,038  $  50,314
   Notes payable to banks for various property and
    equipment, payable in monthly installments ranging
    from $427 to $5,527, including interest ranging from
    8 1/2% to 11%, and maturing at dates ranging from
    January, 1998 to April, 2002. Secured by the related
    assets...............................................    209,136    599,407
   Borrowings under a capital lease agreement, payable in
    monthly installments of $1,492, including interest at
    11%, maturing October 1999. Secured by the related
    asset ...............................................     42,586     29,340
                                                           ---------  ---------
       Total long-term debt..............................    333,760    679,061
     Less installments due within one year...............   (126,506)  (313,811)
                                                           ---------  ---------
       Long-term debt, excluding current installments....  $ 207,254  $ 365,250
                                                           =========  =========

                             KEYSTONE TOWING, INC.

  Annual maturities for the next five years are as follows:

   1998................................................................ $313,811
   1999................................................................  176,125
   2000................................................................  109,042
   2001................................................................   72,782
   2002................................................................    7,301
                                                                        --------
                                                                        $679,061
                                                                        ========

(7) LEASES

  Keystone leases the building used for its operations under a non-cancelable lease agreement. The lease is classified as an operating lease. The agreement provides for monthly rental payment of $39,630 through January 2002. Keystone is responsible for all operating costs related to the property. Total rent expense, including common area maintenance charges, for 1996 and 1997 was $488,000 and $504,000, respectively.

  Keystone is obligated under a capital lease for transportation equipment that expires in October 1999. The capital lease obligation is included in the long-term debt table and schedule of maturities in note 6.

  Future minimum lease payments under noncancellable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1997 are:

   1998.............................................................. $  475,560
   1999..............................................................    475,560
   2000..............................................................    475,560
   2001..............................................................    475,560
   2002..............................................................     39,630
                                                                      ----------
                                                                      $1,941,870
                                                                      ==========

(8) NON-CASH TRANSACTIONS

  During March 1997, Keystone acquired, under the purchase method of accounting, certain assets of a competitor for consideration of $203,702 in the form of assumed liabilities of the selling party. The assets acquired were recorded at their estimated fair value of $115,000. In addition, Keystone secured a five year non-competition agreement from the selling party valued at $2,500. The difference between the consideration given and the fair value of assets acquired was recorded as goodwill in the amount of $85,572 (see note
4).

  During 1997, Keystone leased $205,956 of various automobile and transportation equipment through several lending institutions (see note 6).

(9) EMPLOYEE BENEFITS

  Keystone has a retirement savings and disability plan pursuant to section 414(i) of the Internal Revenue Code that is available to all employees who have at least 1,000 hours of service to Keystone during the plan year and are employed on the last day of the year. This discretionary contribution plan allows the employer discretion as to the amount to be contributed each year. Keystone's contribution payable, included in other accrued liabilities on the accompanying balance sheet, amounted to $70,964 and $125,261 as of December 31, 1996 and 1997, respectively (see note 5).

                             KEYSTONE TOWING, INC.

(10) RELATED PARTY TRANSACTIONS

  Keystone is indebted to the sole stockholder under an unsecured note, bearing interest at 10.06% per annum (see note 6).

  In the normal course of business Keystone performs subcontract towing services for a related party company owned by another related party. Keystone recognizes revenue on the towing services performed on behalf of the related party net of subcontract expenses. The net revenue, recognized on subcontract towing services performed amounted to approximately $17,000 and $19,000 for 1996 and 1997, respectively, and is included in net revenue on the statements of operations. Additionally, Keystone recognized management fee income for services performed on behalf of the related party company. Management fee income amounted to approximately $0 and $16,000 for 1996 and 1997, respectively.

  The owner of Keystone is also a 10% owner of an Official Police Garage ("OPG"). Keystone recognizes management fee income for services performed on behalf of the related party company. Management fee income amounted to approximately $0 and $60,000 for 1996 and 1997, respectively.

  The payable to related party of $40,909 on the accompanying balance sheet as of December 31, 1997 represents miscellaneous obligations to the OPG discussed above.

(11) CONTINGENT LIABILITIES

  Various legal claims arise against Keystone during the normal course of business. In the opinion of management, liabilities, if any, arising from proceedings would not have a material effect on the financial statements.

(12) CONCENTRATION OF BUSINESS RISKS

  Revenue generated from Keystone's exclusive agreement with the LAPD discussed in note 1 represented approximately 30% of total revenues in 1996 and 27% in 1997. The loss of such business could significantly effect Keystone's performance.

(13) SUBSEQUENT EVENT

  (a) During February 1998, the stockholder entered into a definitive agreement to sell Keystone to United Road Services, Inc. The sales transaction, affected through a combination of cash and common stock of United Road Services, Inc., is contingent upon the initial public offering of the common stock of United Road Services, Inc., and the consent of the Los Angeles City Council under Keystone's contract to provide police towing for a specified police district in Los Angeles. The anticipated selling price of Keystone exceeds its net assets as of December 31, 1997. Prior to the sale of Keystone, the stockholder intends to take a distribution of not more than $150,000.

  (b) On May 1, 1998, United Road Services, Inc. successfully completed the initial public offering of its common stock.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Fast Towing, Inc.:

  We have audited the accompanying balance sheet of Fast Towing, Inc. as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fast Towing, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Phoenix, Arizona
July 31, 1998

                               FAST TOWING, INC.

                                 BALANCE SHEET

                                                       DECEMBER 31,  JUNE 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $ 92,186    $ 22,200
  Trade accounts receivable...........................    214,958     100,449
  Prepaid expenses and other current assets...........      7,214      37,514
                                                         --------    --------
    Total current assets..............................    314,358     160,163
Property and equipment, net (note 2)..................    469,825     515,119
Other assets..........................................     18,531       1,600
Intangibles, net (note 3).............................     17,014      16,431
                                                         --------    --------
    Total assets......................................   $819,728    $693,313
                                                         ========    ========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit (note 4).............................   $ 49,113    $238,763
  Accounts payable....................................      5,803      37,594
  Income taxes payable (note 6).......................      1,220         --
  Deferred income taxes (note 6)......................      5,889       5,889
  Accrued expenses....................................      8,460      14,054
  Other accrued liabilities...........................      3,000       6,267
                                                         --------    --------
    Total current liabilities.........................     73,485     302,567
                                                         --------    --------
Stockholders' equity:
  Common stock, no par value, 100,000 shares
   authorized and 550 shares issued and outstanding...        550         550
  Retained earnings...................................    745,693     390,196
                                                         --------    --------
    Total stockholders' equity........................    746,243     390,746
Commitments and contingencies (notes 4, 5 and 8)
                                                         --------    --------
    Total liabilities and stockholders' equity........   $819,728    $693,313
                                                         ========    ========



                See accompanying notes to financial statements.

                               FAST TOWING, INC.

                            STATEMENT OF OPERATIONS

                                                              SIX-MONTHS
                                             YEAR ENDED      ENDED JUNE 30
                                            DECEMBER 31, ---------------------
                                                1997        1997       1998
                                            ------------ ---------- ----------
                                                              (UNAUDITED)
Net revenue................................  $3,354,597  $1,438,065 $1,850,910
Cost of revenue............................   1,775,911     796,991    914,517
                                             ----------  ---------- ----------
    Gross profit...........................   1,578,686     641,074    936,393
Selling, general and administrative
 expenses..................................   1,431,882     446,067  1,123,447
                                             ----------  ---------- ----------
    Income (loss) from operations..........     146,804     195,007   (187,054)
                                             ----------  ---------- ----------
Other (expense):
  Interest (expense) income................      (6,703)        373        408
  Gain (loss) on sale of assets............      (9,545)      7,708   (140,213)
                                             ----------  ---------- ----------
    Income (loss) before income taxes......     130,556     203,088   (326,859)
  Income tax expense (note 6)..............      47,009      40,710     28,638
                                             ----------  ---------- ----------
    Net income (loss)......................  $   83,547  $  162,378 $ (355,497)
                                             ==========  ========== ==========



                See accompanying notes to financial statements.

                               FAST TOWING, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                                      TOTAL
                                                COMMON RETAINED   STOCKHOLDERS'
                                                STOCK  EARNINGS      EQUITY
                                                ------ ---------  -------------
Balance at December 31, 1996...................  $550  $ 662,146    $ 662,696
Net income.....................................   --      83,547       83,547
                                                 ----  ---------    ---------
Balance at December 31, 1997...................   550    745,693      746,243
Net loss--six-months ended June 30, 1998
 (unaudited)...................................   --    (355,497)    (355,497)
                                                 ----  ---------    ---------
Balance at June 30, 1998 (unaudited)...........  $550  $ 390,196    $ 390,746
                                                 ====  =========    =========

                               FAST TOWING, INC.

                            STATEMENT OF CASH FLOWS

                                                               SIX-MONTHS
                                               YEAR ENDED    ENDED JUNE 30
                                              DECEMBER 31, -------------------
                                                  1997       1997      1998
                                              ------------ --------  ---------
                                                              (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)..........................   $ 83,547   $162,378  $(355,497)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization............    212,144     93,703     90,196
    Deferred income taxes....................      5,889        --         --
    Loss (gain) on sale of property and
     equipment...............................      9,545     (7,708)   140,213
    (Increase) decrease in trade accounts
     receivable..............................    (20,750)   (73,061)   114,509
    Decrease (increase) in prepaid expenses
     and other current assets................      1,363    (18,023)   (30,300)
    Decrease in other assets.................      1,307     16,163     16,931
    Increase in accounts payable.............      5,803        --      31,791
    (Decrease) increase in income taxes
     payable.................................    (30,031)     9,459    (30,760)
    (Decrease) increase in accrued expenses..     (4,468)    (4,047)    38,401
                                                --------   --------  ---------
      Net cash provided by operating
       activities............................    264,349    178,864     15,484
                                                --------   --------  ---------
Cash flows from investing activities:
  Purchases of property and equipment........   (158,455)   (50,615)  (321,066)
  Proceeds from sale of equipment............    119,600     21,195     45,946
  Issuance of note receivable................        --     (15,000)       --
                                                --------   --------  ---------
      Net cash used in investing activities..    (38,855)   (44,420)  (275,120)
                                                --------   --------  ---------
Cash flows from financing activities:
  Net increase in line of credit.............     49,113        --     189,650
  Principal payments on long-term debt.......   (241,606)   (48,066)       --
                                                --------   --------  ---------
      Net cash (used in) provided by
       financing activities..................   (192,493)   (48,066)   189,650
                                                --------   --------  ---------
      Net increase (decrease) in cash and
       cash equivalents......................     33,001     86,378    (69,986)
Cash and cash equivalents at beginning of
 period......................................     59,185     59,185     92,186
                                                --------   --------  ---------
Cash and cash equivalents at end of period...   $ 92,186   $145,563  $  22,200
                                                ========   ========  =========
Supplemental disclosure of cash flow
 information:
  Cash paid during the period for:
    Interest.................................   $  7,471
                                                ========
    Income taxes.............................   $ 70,660
                                                ========


                See accompanying notes to financial statements.

                               FAST TOWING, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

  Fast Towing, Inc. was founded in 1991 and operates as an Arizona corporation. Fast Towing's primary business is towing, impounding and storing vehicles. Fast Towing has two facilities in the Phoenix metropolitan area. It operates approximately 34 vehicles.

  On June 14, 1997, Fast Towing purchased substantially all of the assets and assumed certain liabilities of Pars Towing, Inc. The purchase price of $162,000 was conveyed in the form of a note payable to the seller. The transaction was accounted for under the purchase method of accounting.

REVENUE RECOGNITION

  Fast Towing operates as one segment related to the transportation of vehicles for customers.

  Fast Towing's revenue is derived from customers who require transportation of vehicles. Transport revenue is recognized upon the delivery of the vehicles to their final destination. Expenses related to the generation of revenue are recognized as incurred.

CASH AND CASH EQUIVALENTS

  Cash and cash equivalents of $92,186 at December 31, 1997 consist of bank accounts and certificates of deposit with an initial term of less than three months. For purposes of the statements of cash flows, Fast Towing considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

  Property and equipment are stated at cost. Depreciation is determined for financial statement purposes using the straight-line method for leasehold improvements and the double-declining method for all other assets over the estimated useful lives of the individual assets. For financial statement purposes, Fast Towing provides for depreciation of property and equipment over the following estimated useful lives.

     Transportation equipment.......................................     5 years
     Furniture and fixtures.........................................     7 years
     Office equipment...............................................     5 years
     Leasehold improvements......................................... 10-39 years

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Due to the short-term nature of various financial instruments and the current incremental borrowing rates available to Fast Towing on bank loans with similar terms and maturities, the fair value of Fast Towing's financial instruments approximates their carrying values.

INCOME TAXES

  Income taxes are accounted for under the asset and liability method for Fast Towing, Inc. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets

                               FAST TOWING, INC.

and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

  Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

USE OF ESTIMATES

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

(2) PROPERTY AND EQUIPMENT

  Property and equipment at December 31, 1997 consists of the following:

     Transportation equipment....................................... $  842,948
     Machinery and equipment........................................     50,877
     Office equipment...............................................     46,628
     Leasehold improvements.........................................     98,393
                                                                     ----------
                                                                      1,038,846
     Less accumulated depreciation and amortization.................   (569,021)
                                                                     ----------
                                                                     $  469,825
                                                                     ==========

  Depreciation of property and equipment in 1997 totaled $211,658.

(3) INTANGIBLES

  Intangibles consist primarily of goodwill and a trade name. Intangibles are being amortized on a straight-line basis over the expected period to be benefited, generally 15 years.

(4) INDEBTEDNESS

  Fast Towing maintains a $300,000 line of credit with Valley First Community Bank. The line of credit bears interest at 9.5%. The line is collateralized by substantially all the assets of Fast Towing. There were $49,113 in borrowings against this line of credit at December 31, 1997.

                               FAST TOWING, INC.

(5) LEASES

  Fast Towing has several noncancelable operating leases, primarily for transportation equipment and its operating facilities, that expire over the next five years. Rental payments for the transportation equipment include minimum rentals plus contingent rentals based on mileage. Rent expense in 1997 was $161,797.

  Future minimum operating lease payments as of December 31, 1997 are:

     Year ending December 31,
       1998............................................................ $262,503
       1999............................................................  263,103
       2000............................................................  228,547
       2001............................................................  188,858
       2002............................................................   33,147
                                                                        --------
                                                                        $976,158
                                                                        ========

(6) INCOME TAXES

  Income tax expense for the years ended December 31, 1997 consists of:

     Current:
       Federal.......................................................... $31,575
       State............................................................   9,545
                                                                         -------
                                                                          41,120
                                                                         -------
     Deferred:
       Federal..........................................................   4,522
       State............................................................   1,367
                                                                         -------
                                                                           5,889
                                                                         -------
                                                                         $47,009
                                                                         =======

  The provision for income taxes differs from the amount computed by applying the statutory Federal income tax rate to income before taxes. The sources and tax effects of the differences are as follows:

     Computed "expected" federal income tax expense.................... $38,832
     Expected state income taxes, net of federal benefit...............   7,667
     Non deductible item...............................................      31
     Other.............................................................     479
                                                                        -------
                                                                        $47,009
                                                                        =======

  The tax effects of temporary differences that give rise to a deferred tax liability as of December 31, 1997 are as follows:

     Deferred tax assets (liabilities):
       Trade accounts receivable...................................... $(8,175)
       Accounts payable...............................................   2,286
                                                                       -------
         Net deferred tax liability................................... $(5,889)
                                                                       =======

                               FAST TOWING, INC.

(7) RELATED PARTY TRANSACTIONS

  During 1997, Fast Towing made payments of $39,606 to a stockholder in payment of a note.

(8) CONTINGENT LIABILITIES

  Various legal claims arise against Fast Towing during the normal course of business. In the opinion of management, liabilities, if any, arising from proceedings would not have a material effect on the financial statements.

(9) SUBSEQUENT EVENT

  During June 1998, the stockholders entered into an agreement to sell Fast Towing to United Road Services, Inc. The transaction, completed June 29, 1998, was a cash transaction. The selling price of Fast Towing exceeds its net assets as of December 31, 1997.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Alert Auto Transport, Inc.:

  We have audited the accompanying balance sheet of Alert Auto Transport, Inc., as of May 31, 1998, and the related statements of earnings and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alert Auto Transport, Inc., as of May 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

July 31, 1998
Birmingham, Alabama

                           ALERT AUTO TRANSPORT, INC.

                                 BALANCE SHEET

                                                        MAY, 31, JUNE 30,
                                                          1998     1998
                                                        -------- --------
                                                                 (UNAUDITED)
                        ASSETS
Current assets:
  Cash................................................. $ 33,852 $184,657
  Accounts receivable, net of allowance for doubtful
   accounts of $7,000 and $7,000, respectively.........  158,244  216,234
  Inventory............................................    1,230    1,230
  Income tax refund receivable (note 5)................    1,212    1,212
  Deferred income taxes (note 5).......................    1,479    1,547
                                                        -------- --------
    Total current assets...............................  196,017  404,880
Property and equipment, net (notes 2 and 3)............  519,536  513,645
Notes receivable from stockholder (note 6).............   17,500   17,500
                                                        -------- --------
    Total assets....................................... $733,053 $936,025
                                                        ======== ========
         LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current installments of notes payable (note 3)....... $ 17,798 $139,295
  Accounts payable.....................................   74,801   99,355
  Income taxes payable.................................      --    22,499
  Accrued payroll and related costs....................   20,576      474
                                                        -------- --------
    Total current liabilities..........................  113,175  261,623
Long-term liabilities:
  Deferred income taxes (note 5).......................   78,854   83,037
                                                        -------- --------
    Total liabilities..................................  192,029  344,660
                                                        -------- --------
Stockholder's equity:
  Common stock, $10 par value. Authorized, issued and
   outstanding 100 shares..............................    1,000    1,000
  Retained earnings....................................  540,024  590,365
                                                        -------- --------
    Total stockholder's equity.........................  541,024  591,365
                                                        -------- --------
    Total liabilities and stockholder's equity......... $733,053 $936,025
                                                        ======== ========


                See accompanying notes to financial statements.

                           ALERT AUTO TRANSPORT, INC.

                  STATEMENT OF EARNINGS AND RETAINED EARNINGS

                                                               ONE-MONTH
                                               YEAR ENDED    ENDED JUNE 30
                                                MAY 31,    ------------------
                                                  1998       1997      1998
                                               ----------  --------  --------
                                                              (UNAUDITED)
Net revenue................................... $3,045,085  $298,818  $339,416
Cost of revenue (includes related party lease
 expense of $488,421, $21,792, and $27,915,
 respectively)................................  2,657,228   183,162   240,063
                                               ----------  --------  --------
    Gross profit..............................    387,857   115,656    99,353
Selling, general, and administrative expenses
 (includes related party lease expense of
 $65,100, $4,800, and $5,150, respectively)...    267,851    20,692    22,279
                                               ----------  --------  --------
    Income from operations....................    120,006    94,964    77,074
Other income (expense):
  Interest expense............................     (3,262)     (365)     (116)
  Gain (loss) on sale of assets...............     21,690      (519)      --
                                               ----------  --------  --------
    Income before income taxes................    138,434    94,080    76,958
Income tax expense (note 5)...................     23,660    16,078    26,617
                                               ----------  --------  --------
    Net income................................    114,774    78,002    50,341
Retained earnings, beginning of period........    425,250   425,250   540,024
                                               ----------  --------  --------
Retained earnings, end of period.............. $  540,024  $503,252  $590,365
                                               ==========  ========  ========



                See accompanying notes to financial statements.

                           ALERT AUTO TRANSPORT, INC.

                            STATEMENT OF CASH FLOWS

                                                                ONE-MONTH
                                               YEAR ENDED     ENDED JUNE 30
                                                MAY 31,    --------------------
                                                  1998       1997       1998
                                               ----------  ---------  ---------
                                                               (UNAUDITED)
Cash flows from operating activities:
 Net income................................... $ 114,774   $  78,002  $  50,341
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation................................    70,499       5,875      5,891
  (Gain) loss on sale of property and
   equipment..................................   (21,690)        519        --
  Deferred income taxes.......................    12,072      12,073      4,115
  Increase in trade accounts receivable.......   (41,855)    (41,791)   (57,990)
  Increase in income tax refund receivable....    (1,212)        --         --
  (Decrease) increase in accounts payable.....   (37,836)     24,689     24,554
  (Decrease) increase in income taxes payable.   (11,686)      4,005     22,499
  Increase (decrease) in accrued payroll and
   related costs..............................     4,139      (5,795)   (20,102)
                                               ---------   ---------  ---------
    Net cash provided by operating activities.    87,205      77,577     29,308
                                               ---------   ---------  ---------
Cash flows from investing activities:
 Purchases of property and equipment..........  (187,233)        --         --
 Proceeds from sale of equipment..............    72,500         --         --
 Loans to stockholder.........................   (15,500)        --         --
                                               ---------   ---------  ---------
    Net cash used in investing activities.....  (130,233)        --         --
                                               ---------   ---------  ---------
Cash flows from financing activities:
 Proceeds from short-term borrowings..........       --          --     125,000
 Principal payments on long-term debt.........   (40,195)     (3,254)    (3,503)
                                               ---------   ---------  ---------
    Net cash (used in) provided by financing
     activities...............................   (40,195)     (3,254)   121,497
                                               ---------   ---------  ---------
    Net (decrease) increase in cash...........   (83,223)     74,323    150,805
Cash at beginning of period...................   117,075     117,075     33,852
                                               ---------   ---------  ---------
Cash at end of period......................... $  33,852   $ 191,398  $ 184,657
                                               =========   =========  =========
Supplemental disclosure of cash flow
 information:
 Cash paid during the period for:
  Interest.................................... $   3,262   $     399  $     116
                                               =========   =========  =========
  Income taxes................................ $  24,486   $     --   $     --
                                               =========   =========  =========

                See accompanying notes to financial statements.

                          ALERT AUTO TRANSPORT, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 MAY 31, 1998

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Alert Auto Transportation, Inc. (the "Company") was founded on May 20, 1988. The Company's primary business is transporting vehicles for auto auctions, transportation brokers, auto dealers, and individuals, primarily in the Southeast. The Company has facilities in Guntersville, Alabama.

 (b) Revenue Recognition

  Revenue is derived from customers who require transportation of vehicles. Transport revenue is recognized upon the delivery of the vehicles to their final destination. Expenses related to the generation of revenue are recognized as incurred.

 (c) Property and Equipment

  Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. The Company provides for depreciation of property and equipment using estimated useful lives as follows:

   Transportation equipment...........................................  10 years
   Machinery and equipment............................................ 5-7 years
   Office equipment................................................... 5-7 years

 (d) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (e) Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (f) Interim Financial Statements

  The interim financial information included in these financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

(2) PROPERTY AND EQUIPMENT

  Property and equipment at May 31, 1998 consists of the following:

   Transportation equipment........................................... $801,299
   Machinery and equipment............................................   16,587
   Office equipment...................................................   17,741
                                                                       --------
       Total..........................................................  835,627
   Less accumulated depreciation......................................  316,091
                                                                       --------
   Property and equipment, net........................................ $519,536
                                                                       ========

                          ALERT AUTO TRANSPORT, INC.

(3) INDEBTEDNESS

  Long-term debt at May 31, 1998 and 1997 consists of the following:

   Note payable to AmSouth Bank, payable in monthly installments of
    $3,618, including interest at 8.0 percent, maturing October 1998, secured by equipment.............................................  $ 17,798
   Less installments due within one year.............................   (17,798)
                                                                       --------
   Long-term debt, excluding current installments....................  $    --
                                                                       ========

(4) LEASES AND RELATED PARTY TRANSACTIONS

  The Company leases trucks from its sole stockholder which are utilized in operations of the business. Lease payments are 25 percent of the revenue generated by the leased trucks. The total payments made to the stockholder in 1998 related to the lease agreements was $488,421.

  The Company leases the building used for its operations from its stockholder. The lease is classified as an operating lease and the Company is responsible for all operating costs related to the property. Rent paid to the stockholder in 1998 was $65,100.

(5) INCOME TAXES

  Income tax expense for the year ended May 31, 1998, consists of:

   Current:
     Federal........................................................... $ 9,099
     State.............................................................   2,489
                                                                        -------
                                                                         11,588
                                                                        -------
   Deferred:
     Federal...........................................................   7,978
     State.............................................................   4,094
                                                                        -------
                                                                         12,072
                                                                        -------
       Total income tax expense........................................ $23,660
                                                                        =======

  The following table reconciles the expected tax expense at the Federal statutory tax rate to the effective tax rate for the year ended May 31, 1998:

   Computed expected tax expense...................................... $ 47,068
   State income tax, net of Federal tax benefit.......................    3,928
   Effect of graduated tax rates......................................  (28,135)
   Other..............................................................      799
                                                                       --------
       Total income tax expense....................................... $ 23,660
                                                                       ========

  The tax effect of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of May 31, 1998 are presented below:

   Deferred tax asset:
     Accounts receivable, principally due to allowance for doubtful accounts....................................................... $  1,479
   Deferred tax liability:
     Property and equipment, principally due to differences in
      depreciation...................................................  (78,854)
                                                                      --------
       Net deferred tax liability.................................... $(77,375)
                                                                      ========

                          ALERT AUTO TRANSPORT, INC.

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies, as well as carryback opportunities, in making this assessment. Based upon the level of historical taxable income, projections for future taxable income and carryback opportunities over the periods in which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

(6) CONCENTRATION OF BUSINESS RISKS

  One customer, TNT Incorporated, accounted for approximately 22 percent of Alert's sales in 1998. The loss of this customer could significantly affect Alert's performance.

(7) SUBSEQUENT EVENTS

  The Company's sole stockholder entered into a definitive agreement to sell the Company to United Road Services, Inc. as of July 1, 1998.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell Common Stock and it is not soliciting an offer to buy Common Stock in any state where the offer or sale is not permitted.

                             5,000,000 SHARES

                                  UNITED ROAD
                                 SERVICES, INC.

                                  COMMON STOCK




                                        , 1998



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the Common Stock being registered hereby.

                                    ITEM                                AMOUNT
                                    ----                               --------
      SEC registration fee............................................ $ 25,223
      Nasdaq National Market Listing Fee..............................   17,500*
      Legal fees and expenses.........................................   50,000*
      Accounting fees and expenses....................................  100,000*
      Miscellaneous expenses..........................................    2,277
                                                                       --------
        Total......................................................... $195,000
                                                                       ========

     --------
     * Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS,

  The Registrant has included in its Certificate of Incorporation and Bylaws provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the General Corporation Law of the State of Delaware (the "DGCL") and (ii) indemnify its directors and officers to the fullest extent permitted by the DGCL, including circumstances in which indemnification is otherwise discretionary.

  Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by each in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses (including attorneys' fees) actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

  The Registrant has entered into indemnification agreements with its directors and certain key officers pursuant to which the Registrant is generally obligated to indemnify its directors and such officers to the full extent permitted by the DGCL as described above.

  The Registrant has purchased insurance for its directors and officers indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  The information in this Item 15 gives effect to a 100-for-1 split of the Common Stock effected on December 29, 1997 and a 3.72-for-1 split of the Common Stock effected on February 23, 1998.

  Since its incorporation in July 1997, the Registrant has issued and sold the following unregistered securities the purchasers of which were all accredited investors:

    (1) In August 1997, in connection with its formation, the Company issued 930,000 shares of Common Stock to each of Mark McKinney and Ross Berner for aggregate cash consideration of $50,000.

    (2) In November 1997, pursuant to a Stock Purchase and Restriction Agreement between the Company and Edward T. Sheehan, the Company issued 744,000 shares of Common Stock to Mr. Sheehan for cash consideration of $20,000.

    (3) In January 1998, the Company issued an aggregate of 218,736 shares of Common Stock to private investors for cash consideration of $735,000. Such shares were issued pursuant to Subscription Agreements between the Company and each of the investors.

    (4) On May 6, 1998, the Company issued an aggregate of 2,375,741 shares of Common Stock in connection with its acquisitions of Northland Auto Transporters, Inc., Northland Fleet Leasing, Inc., Falcon Towing and Auto Delivery, Inc., Smith Christensen Enterprises, Inc., Caron Auto Works, Inc., Caron Auto Brokers, Inc., Absolute Towing and Transporting, Inc., ASC Transportation Services, and Silver State Tow & Recovery, Inc.

    (5) On June 12, 1998, the Company issued an aggregate of 212,023 shares of Common Stock in connection with its acquisition of 5L Corporation and ADP Transport, Inc.

    (6) On June 16, 1998, the Company issued a warrant to purchase 117,789 shares of Common Stock at $13.00 per share to Bank of America National Trust and Savings Association, in connection with the credit facility. The warrant expires on June 16, 2003.

    (7) On June 22, 1998, the Company issued an aggregate of 93,902 shares of Common Stock in connection with its acquisition of D&M Auto Towing, Inc.

    (8) On June 29, 1998, the Company issued an aggregate of 35,956 shares of Common Stock in connection with its acquisition of Rouse's Body Shop, Inc.

    (9) On June 30, 1998, the Company issued an aggregate of 22,023 shares of Common Stock in connection with its acquisition of Northshore Towing, Inc., Northshore Recycling Inc. and Evanston Reliable Maintenance, Inc.


    (10) On July 1, 1998, the Company issued an aggregate of 29,778 shares of Common Stock in connection with its acquisition of Bill and Wags, Inc.

    (11) On July 1, 1998, the Company issued an aggregate of 125,000 shares of Common Stock in connection with its acquisition of Schroeder Auto Carriers, Inc.

    (12) On July 2, 1998, the Company issued an aggregate of 144,785 shares of Common Stock in connection with its acquisitions of PBM, Inc. and Alert Auto Transport.

    (13) On July 2, 1998, the Company issued an aggregate of 24,757 shares of Common Stock in connection with its acquisition of West Nashville Wrecker Service, Inc.

    (14) On July 14, 1998, the Company issued an aggregate of 36,657 shares of Common Stock in connection with its acquisition of AAAmazing, Inc.

    (15) On July 20, 1998, the Company issued an aggregate of 99,602 shares of Common Stock in connection with its acquisition of Healey Automotive, Inc.

    (16) On July 21, 1998, the Company issued an aggregate of 17,735 shares of Common Stock in connection with its acquisition of Sid's Wrecker Service, Inc.

    (17) On July 22, 1998, the Company issued an aggregate of 113,208 shares of Common Stock in connection with its acquisition of Patrick K. Willis and Company, Inc.

    (18) On July 31, 1998, the Company issued an aggregate of 9,724 shares of Common Stock in connection with its acquisition of Kirk's Sineath Motor Company, Inc.

    (19) On August 3, 1998, the Company issued an aggregate of 29,148 shares of Common Stock in connection with its acquisition of Better All Auto Transport, Inc.

    (20) On August 6, 1998, the Company issued an aggregate of 91,116 shares of Common Stock in connection with its acquisition of El Paso Towing, Inc.

    (21) On August 7, 1998, the Company issued an aggregate of 377,624 shares of Common Stock in connection with its acquisition of Keystone Towing, Inc.

    (22) On August 14, 1998, the Company issued an aggregate of 23,480 shares of Common Stock in connection with its acquisition of A&B Towing, Inc.

    (23) On August 21, 1998, the Company issued an aggregate of 173,498 shares of Common Stock in connection with its acquisition of Environmental Auto Removal, Inc.

    (24) On August 26, 1998, the Company issued an aggregate of 9,424 shares of Common Stock in connection with its acquisition of Arri Brothers, Inc.

    (25) On September 8, 1998, the Company issued an aggregate of 39,467 shares of Common Stock in connection with its acquisition of 1113 Enterprises, Inc. d/b/a Central Service Center and T.J. West, Inc.

    (26) On October 14, 1998, the Company issued an aggregate of 41,346 shares of Common Stock in connection with its acquisition of Freeman's Transporting, Inc.

  The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were attached to the share certificates issued in such transactions.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (A) EXHIBITS

 NUMBER                         DESCRIPTION OF DOCUMENT
 ------                         -----------------------
 2.1    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Northland Auto Transporters, Inc. and the
        Stockholder named therein (incorporated by reference to the same-
        numbered Exhibit to the Company's Registration Statement on Form S-1
        (Registration No. 333-46925)).
 2.2    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Northland Fleet Leasing, Inc. and the
        Stockholder named therein (incorporated by reference to the same-
        numbered Exhibit to the Company's Registration Statement on Form S-1
        (Registration No. 333-46925)).
 2.3    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Falcon Towing and Auto Delivery, Inc. and the
        Stockholder named therein (incorporated by reference to the same-
        numbered Exhibit to the Company's Registration Statement on Form S-1
        (Registration No. 333-46925)).

 NUMBER                         DESCRIPTION OF DOCUMENT
 ------                         -----------------------
 2.4    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Smith-Christensen Enterprises, Inc. and City
        Towing, Inc. and the Stockholders named therein (incorporated by reference to the same-numbered Exhibit to the Company's Registration
        Statement on Form S-1 (Registration No. 333-46925)).
 2.5    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Caron Auto Works, Inc. and the Stockholders
        named therein (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form S-1 (Registration No.
        333-46925)).
 2.6    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Caron Auto Brokers, Inc. and the Stockholder
        named therein (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form S-1 (Registration No.
        333-46925)).
 2.7    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Absolute Towing and Transporting, Inc. and the
        Stockholder named therein (incorporated by reference to the same-
        numbered Exhibit to the Company's Registration Statement on Form S-1
        (Registration No. 333-46925)).
 2.8    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Keystone Towing, Inc. and the Stockholder named therein (incorporated by reference to the same-numbered Exhibit to the
        Company's Registration Statement on Form S-1 (Registration No. 333-
        46925)).
 2.9    Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, ASC Transportation Services, Auto Service Center
        and the Stockholders named therein (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form
        S-1 (Registration No. 333-46925)).
 2.10   Agreement and Plan of Reorganization dated as of February 23, 1998, by and among the Company, Silver State Tow & Recovery, Inc. and the
        Stockholders named therein (incorporated by reference to the same-
        numbered Exhibit to the Company's Registration Statement on Form S-1
        (Registration
        No. 333-46925)).
 2.11   Form of Amendment Number One to Agreement and Plan of Reorganization
        dated as of February 23, 1998, by and among the Company, Keystone
        Towing, Inc. and the Stockholder named therein (incorporated by reference to the same-numbered Exhibit to Amendment No. 3 to the
        Company's Form S-1 Registration Statement (Registration No. 333-
        46925)).

 2.12 Stock Purchase Agreement, dated as of August 21, 1998, by and among the Company, E & R Towing and Garage, Inc., Gerald J. Corcoran, Edward V.
        Corcoran, Edward V. Corcoran, Jr. and David Corcoran (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed September 1, 1998).
 2.13 Stock Purchase Agreement, dated as of August 21, 1998, by and among the Company, Environmental Auto Removal, Inc., Gerald J. Corcoran and
        Edward V. Corcoran (incorporated by reference to Exhibit 2.2 to the
        Company's Current Report on Form 8-K filed September 1, 1998).
 3.1    Amended and Restated Certificate of Incorporation of the Company
        (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-
        46925)).
 3.2 Amended and Restated Bylaws of the Company (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-46925)).
 4.1 Specimen Common Stock Certificate (incorporated by reference to the same-numbered Exhibit to Amendment No. 3 to the Company's Form S-1
        Registration Statement (Registration No. 333-46925)).
 5.1 Opinion of McDermott, Will & Emery, as to the validity of the issuance of the securities registered hereby (previously filed).

 NUMBER                         DESCRIPTION OF DOCUMENT
 ------                         -----------------------
 10.1   United Road Services, Inc. 1998 Stock Option Plan (incorporated by reference to the same-numbered Exhibit to the Company's Registration
        Statement on Form S-1 (Registration No. 333-46925)).
 10.2   Stock Purchase and Restriction Agreement between the Company and Edward
        Sheehan (incorporated by reference to the same-numbered Exhibit to the
        Company's Registration Statement on Form S-1 (Registration No. 333-
        46925)).
 10.3   Executive Employment Agreement between the Company and Edward T.
        Sheehan (incorporated by reference to the same-numbered Exhibit to the
        Company's Registration Statement on Form S-1 (Registration No. 333-
        46925)).
 10.4   Resignation letter from Mark McKinney in favor of the Company
        (incorporated by reference to the same-numbered Exhibit to the
        Company's Registration Statement on Form S-1 (Registration No. 333-
        56603)).
 10.5   Resignation letter from Ross Berner in favor of the Company
        (incorporated by reference to the same-numbered Exhibit to the
        Company's Registration Statement on Form S-1 (Registration No. 333-
        56603)).
 10.6   Executive Employment Agreement between the Company and Allan D. Pass
        (incorporated by reference to the same-numbered Exhibit to the
        Company's Registration Statement on Form S-1 (Registration No. 333-
        46925)).
 10.7   Executive Employment Agreement between the Company and Donald J. Marr
        (incorporated by reference to the same-numbered Exhibit to the
        Company's Registration Statement on Form S-1 (Registration No. 333-
        46925)).
 10.8   Employment Agreement between the Company and Edward Morawski
        (incorporated by reference to the same-numbered Exhibit to Amendment
        No. 1 to the Company's Form S-1 Registration Statement (Registration
        No. 333-46925)).
 10.9   Consulting Agreement between the Company and Todd Q. Smart
        (incorporated by reference to the same-numbered Exhibit to Amendment
        No. 1 to the Company's Form S-1 Registration Statement (Registration
        No. 333-46925)).
 10.10  Credit Agreement dated as of May 8, 1998 among United Road Services,
        Inc., various financial institutions and Bank of America National Trust and Savings Association, as Agent (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on Form
        S-1 (Registration No. 333-56603)).
 10.11  Amended and Restated Executive Employment Agreement, dated as of May 1,
        1998, between the Company and Donald J. Marr (incorporated by reference to the same-numbered Exhibit to the Company's Registration Statement on
        Form S-1 (Registration No. 333-56603)).
 10.12  [Reserved]
 10.13  Form of Registration Rights Agreement between the Company and
        Stockholders named therein (incorporated by reference to the same-
        number Exhibit to Amendment No. 1 to the Company's Form S-1
        Registration Statement (Registration No. 333-46925)).
 10.14  Form of Indemnification Agreement between the Company and each of the
        Company's executive officers and directors (incorporated by reference to the same-numbered Exhibit to Amendment No. 2 to the Company's Form
        S-1 Registration Statement Registration No. 333-46925)).
 10.15  Lease between the Company and Edward Morawski (incorporated by reference to the same-numbered Exhibit to Amendment No. 1 to the
        Company's Form S-1 Registration Statement (Registration
        No. 333-46925)).
 10.16  Consulting Agreement, dated as of May 7, 1998, by and between the
        Company and Mark J. Henninger (incorporated by reference to the same-
        numbered Exhibit to Amendment No. 1 to the Company's Form S-1
        Registration Statement (Registration No. 333-65563)).
 10.17  Employment Agreement, dated as of June 1, 1998, between the Company and
        Robert Joseph Adams, Jr. (incorporated by reference to Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q for the period ended June
        30, 1998).

 NUMBER                         DESCRIPTION OF DOCUMENT
 ------                         -----------------------
 10.18  First Amendment to Credit Agreement, dated as of June 26, 1998, by and among the Company, various financial institutions and Bank of America
        National Trust and Savings Association, as Agent (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-
        Q for the period ended June 30, 1998).
 10.19  Second Amendment to Credit Agreement, dated as of July 15, 1998, by and among the Company, various financial institutions and Bank of America
        National Trust and Savings Association, as Agent (incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-
        A for the period ended June 30, 1998).
 10.20  Third Amendment to Credit Agreement, dated as of September 30, 1998, by and among the Company, various financial institutions and Bank of
        America National Trust and Savings Association, as Agent (incorporated by reference to the same-numbered Exhibit to Amendment No. 1 to the
        Company's Form S-1 Registration Statement (Registration No. 333-
        65563)).
 10.21  Stock Purchase Warrant, dated as of June 16, 1998, issued by the
        Company to Bank of America National Trust and Savings Association
        (incorporated by reference to the same-numbered Exhibit to Amendment
        No. 1 to the Company's Form S-1 Registration Statement (Registration
        No. 333-65563)).
 21.1   Subsidiaries of the Registrant (incorporated by reference to the same-
        numbered Exhibit to Amendment No. 1 to the Company's Form S-1
        Registration Statement (Registration No. 333-65563)).
 24.1   Consent of McDermott, Will & Emery (included in Exhibit 5.1).
 24.2   Consent of KPMG Peat Marwick LLP (filed herewith).

--------

  (B) FINANCIAL STATEMENT SCHEDULES

  All schedules are omitted because they are inapplicable or the requested information is shown in the financial statements of the registrant or related notes thereto.

ITEM 17. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on the 30th day of October, 1998.

                                         United Road Services, Inc.

                                         By: /s/ Edward T. Sheehan
                                             ----------------------------------
                                                EDWARD T. SHEEHAN
                                                CHAIRMAN OF THE BOARD,
                                                CHIEF EXECUTIVE OFFICER
                                                AND SECRETARY

  KNOW ALL PERSONS BY THESE PRESENTS, that each of Messrs. Molyneux and Henninger, whose signature appears below, constitutes and appoints Edward T. Sheehan and Allan D. Pass and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed on October 30, 1998 by the following persons in the capacities indicated.

       SIGNATURE                                     TITLE



 /s/ Edward T. Sheehan          Chairman of the Board
------------------------        Chief Executive Officer (Principal Executive
   EDWARD T. SHEEHAN            Officer),
                                Secretary and Director

                                Senior Vice President and Chief Financial
/s/ Donald J. Marr              Officer (Principal Financial and Accounting
------------------------        Officer)
     DONALD J. MARR

                                Director
 /s/ Grace M. Hawkins*

------------------------
    GRACE M. HAWKINS

                                Director
  /s/ Donald F. Moorehead, Jr.*
------------------------
  DONALD F. MOOREHEAD, JR.

                                Director
/s/ Edward W. Morawski*

------------------------
   EDWARD W. MORAWSKI

                                Director
/s/ Todd Q. Smart*
------------------------
     TODD Q. SMART

/s/ Richard A. Molyneux

------------------------
  RICHARD A. MOLYNEUX           Director

 /s/ Mark J. Henninger

------------------------
   MARK J. HENNINGER            Director

   /s/ Edward T. Sheenan
* By: __________________
 EDWARD T. SHEENAN
 ATTORNEY-IN-FACT

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